UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

(Amendment No. 1)

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☑ Preliminary information statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐ Definitive information statement.

KENT INTERNATIONAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-1 I.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it is determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of’ its filing.

Amount previously paid:

Form, schedule or registration statement no.:

Filing party:

Date filed:

KENT INTERNATIONAL HOLDINGS, INC.
7501 Tillman Hill Road, Colleyville, Texas 76034

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

The board of directors of Kent International Holdings, Inc., a Nevada corporation (the “Company,” “we” or “our”), is furnishing this Information Statement to all holders of record of the issued and outstanding shares of the Company’s common stock, par value $0.002 per share, as of the close of business on September ______, 2011 (the “Approval Record Date”), in connection with a “going private” transaction that will result in the termination of the registration of our common stock under the federal securities laws and the public trading of our common stock.  The transaction is a reverse split of our common stock whereby each 950,000 shares of our common stock will be converted into one share of our common stock. The reverse stock split will be accomplished pursuant to an amendment to our Articles of Incorporation (the “Amendment”), a copy of which is attached as Appendix A and is incorporated herein by this reference. Holders of less than one whole share after completion of the reverse stock split will receive cash in lieu of fractional interests in an amount equal to $2.50 for each pre-split share that becomes a fractional interest. As a result, shareholders owning fewer than 950,000 shares of our common stock prior to the reverse stock split at the close of business on the day of the effective time of the reverse stock split will no longer be shareholders of the Company. Our only shareholder owning 950,000 or more shares of our common stock on a pre-split basis at the effective time of the reverse stock split, Kent Financial Services, Inc.  (“Kent Financial”), will not be entitled to receive cash in lieu of shares of our common stock resulting from the reverse stock split. As a result of the reverse stock split, Kent Financial will become our sole shareholder.

The $2.50 per share price to be paid for fractional shares represents the fair value for a share of our common stock as determined by a special committee (the “Special Committee”) of our board of directors. The board of directors established the Special Committee, consisting of Diarmuid F. Boran and Rocco Mastrodomenico, the independent members of the board of directors, to evaluate and review the going-private transaction. The Special Committee based its determination of fair value upon, among other things, the valuation report and fairness opinion of Seidman & Co., Inc., its financial advisor, and on negotiations with an independent professional investor and shareholder, the Biotechnology Value Fund (consisting of Biotechnology Value Fund L.P., Biotechnology Value Fund II L.P., BVF Partners L.P., BVF, Inc., and BVF Investments L.L.C.), which holds approximately 20.41% of the Company’s common stock.

We are not asking you for a proxy and you are requested not to send us a proxy.  Kent Financial (the “Consenting Shareholder”) holds shares representing approximately 53.44% of the votes entitled to be cast at a meeting of the Company’s shareholders.  The Consenting Shareholder previously consented in writing to the proposed reverse stock split and going-private transaction. The elimination of the need for a special meeting of the shareholders to approve the reverse stock split is authorized by Section 78.320 of the Nevada Revised Statutes. That Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take action at a meeting at which all shares entitled to vote on the matter were present and voted, may be substituted for the special meeting.

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The Company is undertaking the reverse stock split to reduce its number of shareholders of record to fewer than 300 and subsequently terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after which the Company will no longer be subject to the public reporting and other obligations under federal securities laws, thereby “going private.” As soon as practicable after the filing of the Amendment, the Company will terminate (i) its periodic reporting obligations under Sections 13 and 15 (d) of the Exchange Act; and (ii) the registration of its common stock under Section 12(g) of the Exchange Act.  This will eliminate the significant expense required to comply with the reporting and other requirements under these laws.  Also, as a result of Kent Financial becoming our sole shareholder, our outstanding shares will also cease trading on The Pink Sheets.

The Company will pay the expenses of furnishing this Information Statement, including the cost of preparing, assembling and mailing this Information Statement. The Company’s regularly employed management staff have participated in the organization, direction and preparation of this Information Statement and the related Schedule 13E-3 for use in consummating the reverse stock split and going private transaction.  The Company anticipates that the Information Statement will be sent or given on or about __________ to the record holders of common stock as of the close of business on the Approval Record Date.  The Amendment will be filed with the Nevada Department of State and become effective no earlier than the 20th day after this Information Statement is first sent or given to those holders of common stock.

Under Nevada law, shareholders are entitled to dissenters’ rights of appraisal for this type of going-private transaction. This Information Statement contains details on the transactions, including important information concerning the reverse stock split and the de-registration of our common stock, as well the dissenters’ rights of appraisal. We urge you to read it very carefully.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE PROPOSED TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DOCUMENT OR THE RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain statements of a non-historical nature constituting “forward-looking statements”. Such forward-looking statements may be identified by the use of terminology such as “may”, “will”, “expect”, “anticipate”, “estimate”, “should”, “or “continue” or the negative thereof or other variations thereof or comparable terminology. Those statements may include statements regarding the intent , belief or current expectations of the Company or its officers with respect to: (i) the Company’s plans and ability to complete the reverse stock split and subsequent deregistration of its common stock, (ii) the expenses associated with the reverse stock split and the subsequent deregistration, (iii) the number of shareholders following the reverse stock split, and (iv) the Company’s financial condition, operating results and capital resources following the reverse stock split. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those results currently anticipated or projected. Although the Company believes that the assumptions on which the forward-looking statements contained herein are reasonable, any of the assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward-looking statements contained in this document will prove to be accurate. We undertake no obligation to release publicly the result of any revisions to these forward-looking statements, except as required by law. The “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, however, do not apply to going-private transactions.

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTION	1
SUMMARY TERM SHEET	3
SPECIAL FACTORS	7
Background of the Transaction	7
Purpose and Reasons for the Reverse Stock Split	10
Fairness of the Reverse Stock Split	11
Alternatives to the Reverse Stock Split	13
Effects of the Reverse Stock Split	13
Reports, Opinions or Appraisals	15
Board of Directors and Shareholder Approval	19
Dissenters' Rights	20
Access Rights	22
Source and Amount of Funds	22
BACKGROUND	23
The Filing Persons	23
Structure of the Transaction	23
The Company's Securities	24
Security Ownership of Certain Beneficial Owners and Management	25
Related Party Transactions	26
Management	26
Certain Legal Matters	28
Reservation of Right to Abandon the Reverse Stock Split	28
FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT	28
Tax Consequences to the Company	29
Tax Consequences to Kent Financial	29
Tax Consequences to Shareholders Whose Entire Interest in our Common Stock, Directly , Indirectly and by Attribution , is Terminated	29
Tax Consequences to Shareholders Whose Entire Interest in our Common Stock, Directly but not Indirectly or by Attribution , is Terminated.	29
FINANCIAL INFORMATION	30
Historical Financial Information and Management's Discussion and Analysis of Financial Condition and Results of Operations	30
Pro Forma Consolidated Financial Statements (Unaudited)	30
Pro Forma Consolidated Balance Sheet (Unaudited)	3 1
Pro Forma Consolidated Six Months Statement of Operations (Unaudited)	32
Pro Forma Consolidated Year End Statement of Operations (Unaudited)	33
Ratio of Earnings to Fixed Charges	34
Book Value Per Share	34
Income Per Share from Continuing Operations	34
Changes and Disagreements with Accountants on Accounting and Financial Disclosure	34
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	34
WHERE YOU CAN FIND ADDITIONAL INFORMATION	35

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following questions and answers are intended to address briefly some questions you may have regarding the reverse stock split transaction.  These questions and answers may not address all questions that may be important to you as a shareholder of the Company.  Please refer to “Special Factors” and the more detailed information contained elsewhere in this information statement and annexes, as well as the additional documents incorporated by reference in this information statement.

Q.           What is the proposed transaction?

A:           The proposed transaction is a “reverse stock split” whereby each 950,000 shares of our outstanding common stock will be converted to one share of our new common stock, upon the filing of an amendment to our certificate of incorporation for the recapitalization.  Kent Financial, which is the beneficial owner of 1,900,000 shares of common stock, or approximately 53.44% of our outstanding shares, will become the sole shareholder after completion of the transaction.  The shares of common stock of all other shareholders will be converted into cash.

Q:           What is the purpose of the proposed transaction?

A:           The purpose of the proposed transaction is for the Company to “go private” by reducing the number of shareholders of record of our common stock to one shareholder to permit us to terminate our public reporting with the SEC and other obligations under the Exchange Act.  The common stock will then cease trading on The Pink Sheets.

Q:           What will I receive upon the Company “going private?”

A:            In lieu of receiving fractional shares of new common stock for your existing shares of common stock, you will receive $2.50 per share for each share of common stock you hold at the effective time of the “reverse stock split,” unless you properly exercised your appraisal rights for those such shares.

Q:           How was the per share price determined?

A:           Our board of directors authorized a Special Committee, consisting of Diarmuid F. Boran and Rocco Mastrodomenico, independent directors, to review a proposal by our management for a going private transaction.  We had negotiated the price with the Biotechnology Value Fund, an independent professional investor and shareholder and beneficial owner of 725,606 shares of common stock (constituting approximately 20.41% of our outstanding common stock), which is willing to accept a price of $2.50 per share.  The Special Committee, after being advised by its own counsel, (a) was informed that the Biotechnology Value Fund would accept a price of $2.50 per share, and (b) received a valuation and a fairness opinion from its financial advisor, Seidman & Co., Inc., as to the proposed price per share.  The Special Committee thereafter recommended that the board of directors authorize the transaction.

Q:           Am I being asked to vote on the proposed transaction?

A:           NO.  In accordance with Nevada law, the proposed transaction was approved by the written consent of Kent Financial, a shareholder holding not less than a majority of shares, which would have been necessary to authorize the amendment of the certificate of incorporation had there been a shareholders meeting.  Before implementing  the action authorized in the written consent, we are required to give notice of the action to all other holders.  This information statement constitutes the statutory notice to the non-consenting holders.

Q:           What will happen to the shares of common stock I currently own after completion of the “reverse stock split?”

A:           After completion of the “reverse stock split,” your shares of common stock will be cancelled and will represent only the right to receive $2.50 per share in cash in lieu of a fractional share, without interest and less any applicable withholding tax, unless you properly seek appraisal rights.  After the transaction you will no longer have any equity in the Company.

Q:           When is the “reverse stock split” expected to be completed?

A:           We expect to complete the transaction no earlier than 20 days after this information statement is sent or given to our shareholders.  We anticipate the information statement will be sent or given to shareholders on or before _______ 2011.

Q:           Should I send in my certificates representing shares of common stock now?

A:           NO.  Shortly after the “reverse stock split” is completed and you are then a holder of common stock,  you will receive a letter of transmittal with instructions informing you how to send your share certificates to the paying agent to receive the cash consideration due to you.  You would use the letter of transmittal to exchange your shares of common stock for the cash consideration.

Q:           Am I entitled to appraisal rights?

A:           YES.  Under Nevada law, our shareholders are entitled to statutory appraisal rights for the “reverse stock split,” provided you properly comply with the procedures for exercising those rights.  These procedures are described in more detail under the section “Special Factors – Dissenters’ Rights” beginning on page [__] of this information statement, and a copy of the Nevada appraisal rights statute is attached hereto as Appendix B.

Q:           Will the transaction be taxable to me?

A:           Generally, yes.  Generally, for U.S. federal income tax purposes our shareholders (other than Kent Financial) will recognize a taxable gain or loss as a result of the “reverse stock split” measured by the difference, if any, between the $2.50 per share cash consideration and your adjusted basis in that share.  The gain or loss will be a long-term capital gain or loss if you held your shares for more than one year at the effective time of the transaction.  See the section  “Federal Income Tax Consequences of the Reverse Stock Split” beginning on page [__] of this information statement.

Q:           What happens if the “reverse stock split” is not completed?

A:           If the transaction is not completed for any reason, you will remain a shareholder of the Company and will not receive any payment for your shares, we will remain an SEC registered public reporting company and shares of our common stock will continue to be traded in The Pink  Sheets.  We cannot predict what actions the board of directors may thereafter undertake in an attempt to reduce the management time and the cost in continuing as a public company.

Q:           What happens if I sell my shares of common stock before the effective time of the “reverse stock split?”

A:           If you sell or otherwise transfer your shares of common stock before the effective time of the transaction, you will lose your right to receive the cash consideration for those shares.  The right to receive the cash consideration when the transaction becomes effective will pass on to the person who at the effective time owns the shares of common stock that you previously owned.

Q:           Where can I find more information about the Company?

A:           We filed certain information with the SEC.  You may read and copy this information at the SEC’s public reference facilities.  This information is also available on the SEC’s website at www.sec.gov and on our website at www.kentint.com.  Information on our website is not part of, nor incorporated by reference into, this information statement.  You can also request copies of these documents from us.  See the section “Where You Can Find More Information” beginning at page [__] of this information statement.

SUMMARY TERM SHEET

This summary term sheet highlights selected information from this Information Statement.  However, this summary term sheet may not contain all of the information that is important to you. For a more complete description of the reverse stock split, you should carefully read the entire Information Statement and all of its appendices. For your convenience, we have directed your attention to the location in this Information Statement where you can find a more complete discussion of each item listed below.

As used in this Information Statement the “Company,” “we,” “our” and “us” refer to Kent International Holdings, Inc.

The reverse stock split is considered a “going private” transaction as defined in Rule 13e-3 under the Exchange Act because it is intended to, and, if completed, it will enable us to terminate the registration of our common stock under Section 15(d) of the Exchange Act and terminate our duty to file periodic reports under Section 13 of the Exchange Act with the Securities and Exchange Commission (“SEC”).  We have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 for the reverse stock split.

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Reverse Stock Split: We will effect a share combination or “reverse stock split” of our common stock whereby each 950,000 outstanding shares of our common stock will be converted into one whole share, and in lieu of our issuing fractional shares to shareholders owning less than one whole share of common stock after effectiveness of the share combination, we will pay cash equal to $2.50 multiplied by the number of pre-split shares held by a shareholder who owns fewer than 950,000 shares immediately before the split. Shareholders with fewer than 950,000 shares immediately before the reverse stock split will have no further equity interest in the Company and will become entitled only to a cash payment equal to $2.50 times the number of pre-split shares.  As a result, our main shareholder Kent Financial will not receive cash but will become our sole shareholder, and all other shareholders will receive cash. See “Background — Structure of the Transaction” starting on page [_____].

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Approval of Shareholders: Consummation of the reverse stock split requires the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of the Company’s common stock as of the Approval Record Date. The Consenting Shareholder, which holds approximately 53.44%, of the issued and outstanding shares of the Company, approved the reverse stock split by written consent. See “Special Factors — Board of Directors and Shareholder Approval” starting on page [____].

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Timing: The Company intends to effect the reverse stock split as soon as practicable after all filing requirements have been satisfied. The Company proposes to consummate the reverse stock split no earlier than the 20th day after the date on which the Information Statement is sent or given to our shareholders. The effective time of the reverse stock split will be the time the Company files a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State (the “Effective Time”).

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Purpose of Transaction: The primary purpose of the reverse stock split is to reduce the number of our shareholders of record to less than 300, thereby allowing us to “go private.” We would do so by promptly filing a Certificate of Termination of Registration (SEC Form 15) with the SEC under Section 15(d) of the Exchange Act as soon as possible after consummation of the reverse stock split so that we would no longer be required to file annual, quarterly or current reports. See “Special Factors — Purpose and Reasons for the Reverse Stock Split” starting on page [____], and “Background — Structure of the Transaction” starting on page [____].

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Reasons for Transaction:  The Company’s management has tried for several years to merge with or acquire an operating business, and it was not possible to locate such a business willing to enter into a merger or acquisition at terms favorable to the shareholders of the Company.  Additionally, based on our relatively small size and limited financial resources, the Company does not believe that the costs and burdens of maintaining its status as a public company are justified given the high cost (in terms of both human capital and actual cash outlays) of remaining a public company, in the absence of interest from institutional investors and securities research analysts and our inability to access the capital markets.  In light of the above, management believes that it is in the best interest of shareholders to return funds to them.

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Approval of Special Committee: Our board of directors appointed the Special Committee, composed of our two independent directors Messrs. Diarmuid F. Boran and Rocco Mastrodomenico, to evaluate, review and approve, if appropriate, various strategic alternatives to take the Company private. The Special Committee retained the firm of Seidman & Co., Inc. an independent business appraisal firm, to render a valuation report to the Special Committee, as to the fairness, from a financial point of view, of the price to be paid for fractional shares in a going private transaction involving a reverse stock split. The Special Committee has also considered that Biotechnology Value Fund, an unaffiliated professional shareholder, is willing to accept $2.50 as the price to be paid for each outstanding share of common stock. After careful consideration, the Special Committee has determined that the reverse stock split would result in a fair price to the Company’s affiliated and unaffiliated shareholders.  See “Special Factors — Fairness of the Reverse Stock Split” starting on page [____] and “Special Factors — Reports, Opinions or Appraisals” starting on page [____].

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Fairness Determination by Board of Directors: The board of directors of the Company reasonably believes that the reverse stock split is substantively and procedurally fair to the unaffiliated shareholders of the Company. In making this determination, the board of directors considered many factors, including the analysis and conclusions set forth in a Presentation to the Special Committee, dated July 24, 2011, prepared by Seidman & Co., Inc. (the “Valuation Presentation”) that the price being offered for fractional shares is fair as well as the negotiations between the Chairman and Biotechnology Value Fund. See “Special Factors — Fairness of the Reverse Stock Split” starting on page [____].

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Fairness Determination of Consenting Shareholder: The Consenting Shareholder has adopted the analysis and conclusions set forth in the Valuation Presentation of Seidman & Co., Inc., as well as the findings of our Special Committee and board of directors regarding the reverse stock split. The Consenting Shareholder reasonably believes that the reverse stock split is substantively and procedurally fair to the unaffiliated shareholders of the Company. See “Special Factors — Fairness of the Reverse Stock Split” starting on page [____].

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Dissenters’ Rights: Upon effectiveness of the reverse stock split, any shareholder who believes that the $2.50 per share price is unfairly low will have the right to object and have a court in Nevada determine the value of such stockholder’s shares and to be paid the appraised value determined by the court, which could be more or less than the $2.50 per share. A dissenters’ rights notice will be mailed to shareholders promptly after the Effective Time of the reverse stock split. See “Special Factors — Dissenters’ Rights” starting on page [____].

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Effect of Transaction: Following consummation of the reverse stock split, the sole remaining shareholder will be Kent Financial.  The Company will then be a wholly owned subsidiary of Kent Financial.   As a result of the reverse stock split, we will be able to terminate the registration of our common stock under the Exchange Act.  Our affiliate Kent Financial will become our sole owner and benefit from all economic benefits, but also bear all economic risks of the Company.  Our shareholders will receive cash in lieu of the pre-reverse stock split shares and have no further equity interest in the Company.  The cash payment they receive is in excess of the trading value of our shares before the public disclosure of this transaction and the tangible book value per share.    See “Special Factors - Effects of the Reverse Stock Split” starting on page [____].

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Source and Amount of Funds: The total amount of funds necessary to make the cash payments to shareholders in connection with the reverse stock split is estimated to be approximately $4,140,000. The Company expects that all of the funds necessary to carry out the reverse stock split will come from our cash. See “Special Factors - Effects of the Reverse Stock Split” starting on page [____].

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Certificates: Shareholders should not send stock certificates to the Company at this time. After the reverse stock split is effected, shareholders will be notified about forwarding certificates and receiving payment.

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Tax Consequences: A shareholder who receives a cash payment for a fractional share of our common stock as a result of the reverse stock split, will recognize capital gain or loss for United States federal income tax purposes, equal to the difference between the cash received for the common stock and the aggregate adjusted tax basis in such stock. See “Federal Income Tax Consequences of the Reverse Stock Split” starting on page [____].

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Shareholder Rights: The reverse stock split has been approved through the written consent delivered by the Consenting Shareholder, who constitutes a majority of the voting shares of the Company. No further shareholder action is required to approve the reverse stock split. Shareholders will have dissenters’ rights, or so-called appraisal rights, under Nevada law. See “Special Factors — Board of Directors and Shareholder Approval” starting on page [____] and “Special Factors - Dissenters’ Rights” starting on page [____].

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Reservation of Right to Terminate or Change the Terms of the Reverse Stock Split: The Company retains the right to cancel or modify the terms of the reverse stock split if it determines that the reverse stock split is not in the best interest of the Company and its shareholders. If we determine to cancel the reverse stock split, we may pursue other strategies that will result in our going private, including a change in the ratio of our reverse stock split.

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Payment and Exchange of Shares: As soon as practicable after the Effective Time, we will cause to be sent to each shareholder owning fewer than 950,000 pre-reverse stock split shares an instruction letter describing the procedure for surrendering stock certificates in exchange for the cash payment. Upon receipt of properly completed documentation and stock certificates (if applicable), each such shareholder will be entitled to receive the cash payment. See “Special Factors — Effects of the Reverse Stock Split” starting on page [____].

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Continuing Shareholders: The only shareholder owning 950,000 or more shares of our common stock on the Effective Time is Kent Financial, which will be our sole shareholder after the reverse stock split becomes effective. Kent Financial will not receive any cash payment for its shares. See “Special Factors — Effects of the Reverse Stock Split” starting on page [___].

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Shareholders with Shares Held in Street Name: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” for those shares, and this Information Statement is being forwarded to you by your broker or other nominee. Your broker or other nominee is considered for those shares the shareholder of record. Although the reverse stock split is designed to reduce the number of shareholders of record, we will treat shareholders holding common stock in street name in substantially the same manner as shareholders whose shares are registered in their names for purposes of the reverse stock split. However, banks, brokers or other nominees may have different procedures, and shareholders holding common stock in street name should contact their bank, broker or nominee regarding the treatment of their shares.

SPECIAL FACTORS

Background of the Transaction

The Company’s management has tried for several years to merge with or acquire an operating business, and it was not possible to locate such a business willing to enter into a merger on terms favorable to the shareholders of the Company.   In recent years, we have derived minimal benefits from being a reporting company. Our common stock has failed to attract institutional investors or market research attention which could have created a more active and liquid market for our common stock. Minimal trading volume and low market capitalization have reduced the liquidity benefits to our shareholders.

Our board of directors does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using stock as consideration.  Also, our board has not succeeded to merge with or acquire and operating business that would be interested in merging with the Company because of its status as a reporting company.  Accordingly, we are not likely to make use of the advantages (for raising capital, effecting acquisitions, being acquired or other purposes) that our status as a reporting company may offer. For a more detailed discussion of the ways in which we have not enjoyed the benefits typically afforded by public company status, please see “Special Factors — Reasons for the Transaction” below.

We incur direct and indirect costs associated with compliance with the Exchange Act’s filing and reporting requirements and other obligations imposed on public companies. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings. As we have only two executive personnel, these indirect costs can be substantial.

In light of these circumstances, beginning in June 2011, our board of directors had informal discussions regarding the possibility of returning Company funds to its shareholders as the best way to create value for shareholders and deregistering our common stock with the view that such deregistration would relieve us of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the Exchange Act. Upon considering the expense of compliance with  registration under the Exchange Act, compared to the benefit we obtained from being a publicly registered company, our board of directors began investigating the various alternative methods by which we could deregister.

On June 13, 2011, the board of directors held a meeting in which the matter was formally introduced.   Present were Paul O. Koether, Diarmuid F. Boran, Rocco Mastrodomenico and Bryan P. Healey, being all of the directors and constituting a quorum.  Also present was Guy P. Lander, Esq., of Carter Ledyard & Milburn LLP, legal counsel to the Company.  All meeting participants participated by telephone and all persons participating in the meeting were able to communicate with each other.  Mr. Koether acted as Chairman of the Meeting.  He requested Mr. Lander to act as Secretary of the Meeting.

First, the Chairman reported on the failed efforts undertaken over the years to merge with or acquire an operating business on terms acceptable to the Company and its shareholders as well as on the current environment for shells and Special Purpose Acquisition Companies (“SPACs”).  He noted that some SPACs have returned their money to shareholders.

Second, the board of directors then discussed the advisability of appointing the independent directors, Messrs. Diarmuid F. Boran and Rocco Mastrodomenico, as a Special Committee for purposes of determining the fairness to the unaffiliated shareholders of the Company of a going private transaction in which $2.50 is returned to unaffiliated shareholders of the Company, retaining independent legal counsel to the Special Committee, and retaining such financial advisors as they deemed necessary to assist the Special Committee in considering the fairness of such a transaction to the Company’s unaffiliated shareholders. The board then appointed the Special Committee for such purposes.

Third, the Chairman discussed with the board that the Company’s legal counsel and Chief Financial Officer had recommended to him, the board and the  Special Committee various independent business valuation firms for a fairness opinion in connection with such transaction.  The Chief Executive Officer or the Chief Financial Officer had spoken to each of those firms and reported on their capabilities, experience and cost.

Fourth, at the request of the Company’s Chief Executive Officer, the Company’s U.S. legal counsel, provided the board of directors with a summary of the process relating to deregistration of our common stock and available alternatives to achieve deregistration. Our legal counsel provided a summary of the process of going private through a reverse stock split and described the alternative merger and tender-offer structures. He also described the SEC filing and reporting requirements and amount of time and expense generally associated with these types of transactions. After due discussion and deliberations, the board of directors declared that it wished to investigate further the going-private transaction by way of a reverse stock split.

Last, the Chairman reported to the Board his discussions with the Company’s largest independent professional investor and shareholder, the Biotechnology Value Fund, which holds approximately 20.41% of the Company’s outstanding common stock.   Mr. Koether exchanged e-mails on June 2 and 3, 2011 with Mr. Nodelman of the Biotechnology Value Fund about the possibility of returning available funds to the Company’s shareholders.  In a telephone conversation on June 6, the Biotechnology Value Fund stated that it would sell its shares at $2.50 per share, which the Chairman then confirmed by email later that day.  At the time of the meeting, the Company’s stock was trading at $1.88 per share and there was very little trading activity for the Company’s common shares.

On June 17, 2011, the Special Committee interviewed via telephone Mr. Stuart Newman of Salon Marrow Dyckman Newman & Broudy LLP as its potential independent counsel .  Present at this interview were Mr. Boran and Mr. Mastrodomenico, as members of the Special Committee, and Mr. Newman .  After concluding that they should retain Mr. Newman, the Special Committee discussed the objectives and responsibilities of the Special Committee and factors to be considered by the Special Committee in connection with its evaluation of the proposed going-private transaction. The discussion included issues relating to the advantages and disadvantages of going private, the alternative methods of going private, and considerations relating to the fairness to both the shareholders cashed out in such a transaction and the shareholder who will continue to be a shareholder. Additionally, the Special Committee and Mr. Newman discussed the involvement of professional advisors in the transaction, including the retention of his firm and an appraisal firm or investment bank to deliver a fairness opinion.

On June 22, 2011, after interviewing numerous firms, the Special Committee held a telephonic meeting to review a proposal from Seidman & Co., Inc., an independent business valuation firm, concerning providing the Special Committee with a fairness opinion . Present at this meeting were Mr. Boran and Mr. Mastrodomenico, as members of the Special Committee, a representative of Seidman & Co., Inc., Mr. Newman and Mr. Lander .  At the meeting, a representative of Seidman & Co., Inc. detailed the firm’s professional experience and provided the Special Committee with, among other things, examples of similar transactions in which it had been involved as well as a summary of its process and timeline in preparing a fairness opinion. At the meeting, the Special Committee, in consultation with Mr. Newman and Company’s legal counsel, concluded that it was in the best interests of the Company and its unaffiliated shareholders to obtain a fairness opinion for the determination of the fairness to unaffiliated shareholders to be cashed out as part of any going-private transaction to be completed by the Company.

In an e-mail exchange on June 23, 2011 between Mr. Oleg Nodelman of Biotechnology Value Fund and Mr. Koether, Mr. Nodelman confirmed that the Biotechnology Value Fund agreed in principle to the going private transaction.

On July 12, 2011, the board of directors and Special Committee held a joint meeting to discuss a going private transaction .   Present were Paul O. Koether, Diarmuid F. Boran, Rocco Mastrodomenico and Bryan P. Healey, being all of the directors and constituting a quorum.  The members of the Board of Directors serving as members of the Special Committee are Messrs. Diarmuid F. Boran and Rocco Mastrodomenico.  Also present was Mr. Lander.  All meeting participants participated by telephone and all persons participating in the meeting were able to communicate with each other.  Mr. Koether acted as Chairman of the Meeting.  He requested Mr. Lander to act as Secretary of the Meeting .  Mr. Koether reported that the Biotechnology Value Fund had expressed its willingness to accept a price of $2.50 per share of common stock.  The Special Committee decided to communicate directly with the Biotechnology Value Fund and seek to confirm its willingness to accept a price of $2.50 per share of common stock.  The board and Special Committee decided to engage Mr. Newman as the Special Committee’s independent legal counsel.  The board and Special Committee also decided to retain Seidman & Co., Inc. to deliver an opinion as to the fairness, from a financial perspective, to the unaffiliated shareholders whose shares were to be purchased in the reverse stock split, of the consideration to be paid to such unaffiliated shareholders in the reverse stock split. No decision was made with respect to the going private transaction.

On the same day, the Special Committee engaged Seidman & Co., Inc., which immediately commenced work on a valuation based on the Company’s public information disclosed in its SEC filings as well as the valuation report for the Company’s main asset, GSA Office, 4211 Cedar Springs Drive, Dallas, Texas.  Mr. Seidman delivered the Valuation Presentation on July 24, 2011, attached as Appendix F.

On August 10, 2011, Seidman & Co., Inc., delivered to the Special Committee a fairness opinion based upon its Valuation Presentation, which fairness opinion is attached as Appendix G.

Also on August 10, the board of directors and the Special Committee held a meeting to which they invited Mr. Seidman of Seidman & Co., Inc.   Present were Paul O. Koether, Diarmuid F. Boran, Rocco Mastrodomenico and Bryan P. Healey, being all of the directors and constituting a quorum.  The members of the Board of Directors serving as members of the Special Committee are Messrs. Diarmuid F. Boran and Rocco Mastrodomenico.  Also present were Mr. Lander; Mr. Newman, counsel to the Special Committee; and Sam Seidman of Seidman & Co., Inc.  All meeting participants participated by telephone and all persons participating in the meeting were able to communicate with each other.  Mr. Koether acted as Chairman of the Meeting.  He requested Mr. Lander to act as Secretary of the Meeting.   Mr. Seidman gave an overview of his valuation methods presented in the Valuation Presentation as well as the fairness opinion .  Mr. Seidman presented in substance and sequence the data as presented in his Valuation Presentation, which is described in more detail below in the section “Special Factors – Reports, Opinions and Appraisals” . It was also reported that the Biotechnology Value Fund had confirmed , in a telephone conversation with Mr. Boran on July 12, 2011, its willingness to accept a price of $2.50 per share of common stock.  Based on Seidman & Co., Inc.’s July 24 presentation, its fairness opinion, Mr. Seidman’s verbal presentation at the meeting and Biotechnology Value Funds’ expressed willingness to receive a price of $2.50 per common share, the Special Committee determined that the going private transaction with consideration of $2.50 per share is fair to the unaffiliated shareholders of the Corporation.  The Special Committee then recommended to the Board the going private transaction with the consideration for cashing out outstanding common shares of $2.50 per share.  The board then accepted the recommendation of the Special Committee and approved the reverse stock split as fair and in the best interests of the Company and our unaffiliated shareholders. The board of directors then approved the going-private transaction to be structured as a 950,000:1 reverse stock split. The 950,000:1 exchange ratio was chosen because it would, based on currently available information, eliminate all shareholders other than Kent Financial and would permit the Company to deregister its shares even should there be an unexpected change in the number of record shareholders of the Company after the public announcement of the reverse stock split. The board of directors instructed the Company’s legal counsel to finalize and file with the SEC appropriate legal documentation and all necessary shareholder disclosure documents, with the Valuation Presentation and fairness opinion to be attached to such filings as may be required, and to take such further action as may be necessary in order to consummate the reverse stock split.

Purpose and Reasons for the Reverse Stock Split

The purpose of the reverse stock split is to return Company funds to our shareholders , both affiliated and unaffiliated, and reduce the number of record holders of our common stock to one so that we will be eligible to terminate the public registration of our common stock under the Exchange Act. Provided that the reverse stock split has the intended effect, we will file to deregister our common stock under the Exchange Act.   The Company anticipates that the registration of its common stock will terminate approximately 90 days after the Effective Time.

We decided to engage in the going private transaction at this particular time for the following reasons:  As more fully described in our Current Report on Form 8-K dated March 22, 2011, we acquired the land and improvements located at 4211 Cedar Springs Road in Dallas, Texas.  Commencing with this purchase, the Company intended to operate as a full service real estate corporation that owns and operates income producing properties.  We planned to opportunistically acquire additional properties, primarily in the Dallas/Fort Worth area.  The Company’s general investment strategy was to make investments in real properties that offer attractive current yields with, in some cases, potential for capital appreciation.  We believed that the current economic climate together with a restriction in credit available to would be purchasers of real estate would enable us to acquire properties at favorable prices by funding the purchases with cash on hand.  However, following disclosure of this new business strategy, trading in our shares indicated that our shareholders were unsatisfied with such a business model.  At that time, the filing persons determined to pursue alternatives for a corporate restructuring that would allow the company to benefit its shareholders by returning available funds to them.

The Company has derived only minimal benefits from being an SEC-reporting company. Our common stock has failed to attract institutional investors or market research attention. This has resulted in a minimal trading volume and market capitalization, which has limited the liquidity benefit to our shareholders. Additionally, we are not currently contemplating a capital raise or other significant transaction through issuance of equity.

The legal requirements of public companies create large administrative and financial burdens for any public company.  If we cease to be subject to the reporting requirements under the Exchange Act, we estimate that our savings will be approximately $320,000 per year, including, legal, accounting and printing fees attributable to complying with such reporting requirements. A more detailed annual savings chart is set forth under Appendix E.  We would also expect reductions in other administrative costs associated with being a public company.

Our management does not believe that we should continue to pay the expense of complying with these legal requirements in light of the fact that we have not realized many of the benefits normally presumed to result from being a publicly traded company such as the development or existence of an active trading market for our common stock, an enhanced corporate image, and the ability to use our common stock to attract, retain and grant incentives to employees.

We expect to benefit from substantial cost savings as a result of the reverse stock split and “going private”, primarily from avoiding various Exchange Act compliance costs. The going private transaction will also allow our management and employees to devote more time and effort to improving our operations by eliminating the time spent complying with our financial reporting requirements under the Exchange Act and managing shareholder relations.

In light of these factors, the board of directors reasonably believes that the Company should go private through the reverse stock split. The Company believes that the Company will reduce the Company’s expenses since it will no longer need to incur those costs associated with compliance with the public reporting requirements of a public company. The board of directors believes that in light of past unsuccessful attempts of the Company to merge with or acquire an operating business, it is in the best interests of the shareholders to return funds to them.  The reverse stock split will provide the shareholders (other than Kent Financial) with a very efficient way to cash out their investment because their shares cannot be sold on The Pink Sheets at the price contemplated in this going private transaction.  Additionally, shareholders with small holdings would likely incur brokerage fees that are disproportionately high relative to the market value of our common stock.

Fairness of the Reverse Stock Split

In the course of reaching its decision to implement the reverse stock split, the Special Committee considered various factors that would affect unaffiliated shareholders who would be cashed-out. The Special Committee made its determination that the transaction was fair to (i) our unaffiliated shareholders that will be cashed-out and (ii) Kent Financial that will continue to hold our common stock after the reverse stock split.

The Special Committee considered the following factors in determining that the transaction is fair to our unaffiliated shareholders to be cashed out:

•
Biotechnology Value Fund, an unaffiliated professional investor and shareholder who owns 725,606 shares, representing 20.41% of our outstanding common stock, expressed its willingness to accept a cash payment of $2.50 in exchange for each of its shares of common stock;

•
the opinion of Seidman & Co., Inc.  and supporting documentation that, as of August 10, 2011, the date of its opinion, that the consideration to be paid to cashed-out unaffiliated shareholders in the reverse stock split is fair, from a financial point of view, to such unaffiliated shareholders;

•
the highest and lowest trading prices of our shares of common stock on The Pink Sheets during the last three years were $2.45 and $1.62 per share.  The consideration of $2.50 per share of common stock being paid to the cashed-out unaffiliated shareholders in the reverse split is considerably higher than the lowest trading price and even higher than the highest trading price in the last three years;

•
the tangible book value per share and revenue per share was considered by the Special Committee in the context of considering the comparison of capitalized ratios provided by Seidman & Co., Inc. in its Valuation Presentation, which focused on the comparability of capitalized ratios with comparable companies;

•	the ability of shareholders with relatively small holdings to receive cash for their shares without being burdened by disproportionately high service fees or brokerage commissions; and
●
no attractive firm offers were made by a non-affiliate during the past two years related to a merger or consolidation of the Company, the purchase of all or a substantial portion of the Company’s assets, or the purchase of securities in the Company such that the party would exercise control over the Company.

The Special Committee considered the following additional factors in determining that the reverse stock split is fair to our shareholder Kent Financial that will continue to hold our shares after the reverse stock split:

•	The anticipated reductions in the expenses of complying with the reporting and internal controls requirements of U.S. securities laws and the associated drain on management time and attention.

The most weight was given to: the opinion of Seidman & Co., Inc.; the willingness of Biotechnology Value Fund to accept $2.50 per share; our share’s recent historical trading performance; and the Company’s tangible book value.  Approximate equal weighting was given to the other factors. The Special Committee also considered the following potential adverse factors of the reverse stock split:

•
following the reverse stock split, the shareholders (other than Kent Financial) will cease to hold any equity interest in the Company and will lose their ability to participate in future growth, if any, or benefit from increases, if any, in the value of our common stock. However, the board does not have any reason to expect any future growth or increases in the market value of our outstanding shares;

•	the reverse stock split is being effected under Nevada law without requiring the approval of at least a majority of the unaffiliated shareholders;

•	the lack of a vote by such unaffiliated shareholders, gave such unaffiliated shareholders no say in negotiating the terms of the reverse stock split; and

•	the payment for fractional shares is a taxable transaction for shareholders.

Going concern and liquidation value were not considered in determining that the reverse stock split is fair to our shareholders.  Liquidation would have required a sale of our recently acquired real property for an unpredictable price in an unpredictable period of time.  During that time, we would continue to incur our operating expenses, to the detriment of our shareholders.  Further, under Nevada law, we would have to deposit into escrow funds to cover for potential future liabilities for two  years following liquidation.  Also, there would have been a risk of potential personal directors’ liability to the extent the escrowed funds were insufficient.  For all these reasons, liquidation was not an alternative beneficial for our shareholders and therefore dismissed, and a going concern and liquidation valuation was not considered.

The board of directors and the Consenting Shareholder have adopted the analysis and conclusions of the Special Committee in reaching its decision to approve the reverse stock split and believe that the reverse stock split is substantively and procedurally fair to the unaffiliated security holders of the Company, including the Company’s unaffiliated shareholders who will be cashed out and the shareholder who will not be cashed out. The board of directors and the Consenting Shareholder have adopted the analysis and conclusions of Seidman & Co., Inc. and the findings of the Special Committee regarding the material factors upon which it was determined that the reverse stock split was fair to the Company’s unaffiliated security holders, including the Company’s unaffiliated shareholders who will be cashed out and the shareholder who will not be cashed out. No director of the Company dissented or abstained from voting on the reverse stock split and going private described herein.

The reverse stock split is being effected without the procedural safeguards set forth in Item 1014(c) and (d) of SEC Regulation M-A, which include approval of the reverse stock split by the unaffiliated shareholders of the Company and the majority of directors who are not employees of the Company retaining an unaffiliated representative to act solely on behalf of the unaffiliated shareholders. Because the reverse stock split has the approval of the Consenting Shareholder, which holds approximately 53.44% of the votes entitled to be cast at a shareholders’ meeting, the board of directors decided not to seek the approval of the Company’s unaffiliated shareholders because such action would not affect the approval of the Consenting Shareholder and such action would merely lead to additional expenses and would delay the consummation of the reverse stock split and the resulting termination of the Company’s SEC reporting status. However, in an effort to ensure procedural fairness to the unaffiliated shareholders, the board of directors appointed Messrs. Boran and Mastrodomenico as the independent directors on the board of directors, to constitute the Special Committee to determine a fair price to be paid to the unaffiliated shareholders to be cashed out should the Company complete a going-private transaction.  The board of directors placed no restrictions on the authority of the Special Committee to consider and approve or disapprove the fairness of the consideration offered in a going-private transaction.

The opinion of Seidman & Co., Inc. is attached hereto as Appendix G and is incorporated herein by reference. We will also send a copy of the opinion by regular, first-class mail or e-mail to any interested shareholder or representative of such shareholder who has been so designated in writing upon written request and at our expense.

A majority of our directors who are not employees of the Company did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Transaction or preparing a report concerning the fairness of the transaction.

Alternatives to the Reverse Stock Split

The Board and filing persons considered several alternatives to the reverse stock split. The Board and filing persons considered carrying out the transaction through an issuer tender offer or merger. These alternatives were rejected by the Board and filing persons on the grounds that they would be more costly and could not provide adequate assurance of achieving the desired objective, i.e., termination of the Company’s SEC-reporting status .  For instance, in connection with a tender offer, we would have had to hire a dealer manager and solicitation agent at relatively significant expense.  Also, in a tender offer, there would have been no guarantee that enough shareholders would have tendered their shares to the reduce the number of shareholders to below 300.  In a merger, the Company would have merged into Kent Financial or an acquisition subsidiary of Kent Financial and the Company’s shareholders’s shares would have been converted into the right to receive cash.  In such a transaction, Kent Financial would have had to hire its own legal counsel to represent Kent Financial’s legal interests in connection with the negotiation of the merger agreement, and hold a shareholders meeting, thereby significantly causing greater legal fees compared to the legal fees incurred in connection with the reverse stock split .  The Board also considered carrying out a sale of the Company or its assets to a third party but acknowledged that management has not been able to locate a third party interested in such a transaction on terms that would be beneficial to the Company’s shareholders.   The Board and the filing persons also considered having the Company continue as a public company.  However, the Company has consistently generated losses in the last five fiscal years (and before).  Consequently, the most favorable solution for the Company’s shareholders appeared to be to pursue a corporate reorganization allowing the Company to return available funds to its shareholders other than Kent Financial.  Following the reduction of shareholders to one, since there will be no more shareholders, other than Kent Financial, which require the protection of the federal securities laws and reporting obligations under the Exchange Act, it is plausible to de-register the Company under the Exchange Act to reduce annual compliance costs by about $320,000.

Effects of the Reverse Stock Split

Effects on the Company .  After consummation of the reverse stock split ,   Kent Financial will become our sole shareholder and we will be able to terminate the registration of our common stock under the Exchange Act as soon as practicable following the reverse stock split.  This will save us significant costs related to the preparation of public reports under the Exchange Act . Also, the Company’s shares of common stock will cease to trade on The Pink Sheets.

Effects on our Affiliates.   Kent Financial will become the sole owner of the Company and accordingly only it will benefit from any future increase in our earnings or reduction of our losses , but also bear all economic risks related to our operations.  However, the liquidity of its shares in the Company will be severely restricted and Kent Financial will not receive any cash payment in connection with the reverse stock split.  Our affiliates Paul Koether and Bryan Healey will be treated like any other shareholders of the Company, as described below.

Effects on   our Shareholders . Based on information available to us, the reverse stock split will reduce the total number of record shareholders of our common stock from 367 to one, with Kent Financial being the sole shareholder.    When the reverse stock split is consummated, the shareholders (other than Kent Financial) will have their pre-reverse stock split shares cancelled and converted into the right to receive cash payments.  They will no longer have any equity interest and will not participate in any future earnings or any increases in the value of our assets or operations.  However, the cash payable per pre-reverse stock split will be in excess of the trading value of our shares before the public disclosure of this transaction and the tangible book value per share .  As soon as practicable after the Effective Time of the reverse stock split, we will send these shareholders a transmittal letter with instructions as to how such shareholders will be paid the cash payment. A copy of the transmittal letter is attached as Appendix D. The transmittal letter will include instructions on how to surrender stock certificates to our stock transfer agent.

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares, and this Information Statement is being forwarded to you by your broker or other nominee. Your broker or other nominee is considered, with respect to those shares, the shareholder of record. Although the transaction is designed to reduce the number of shareholders of record, we will treat shareholders holding common stock in street name in substantially the same manner as shareholders whose shares are registered in their names for purposes of the reverse stock split. However, banks, brokers or other nominees may have different procedures, and shareholders holding common stock in street name should contact their bank, broker or nominee regarding the treatment of their shares.

Potential Disadvantages of the Transaction to Unaffiliated Shareholders. While we believe that the reverse stock split will result in the benefits described above, several disadvantages should also be noted:

•	the shareholders (other than Kent Financial) will no longer have any equity interest in the Company and, therefore, will not participate in our future earnings or growth, if any; and

•
the transaction will require our shareholders other than Kent Financial, to involuntarily surrender their shares in exchange for cash, rather than choosing their own time and price for disposing of their common stock.

Effects on Affiliated and Unaffiliated Shareholders. The following chart sets forth the effects the reverse stock split will have on the security ownership in the Company of our largest shareholders, the members of the board of directors, and unaffiliated shareholders:

Shareholder	Ownership	Before Revised Stock Split	After Revised Stock Split
Kent Financial Services, Inc.	Number of Shares % Ownership	1,900,000 53.44%	2 100%
Paul O. Koether	Number of Shares % Ownership	183,371 5.16%	0 0.0%
Bryan P. Healey	Number of Shares % Ownership	14,420 0.41%	0 0.0%
Rocco Mastrodomenico	Number of Shares % Ownership	1,846 0.05%	0 0.0%
Biotechnology Value Fund	Number of Shares % Ownership	725,606 20.41%	0 0.0%
Unaffiliated Shareholders	Number of Shares % Ownership	730,245 20.54%	0 0.0%

Financial Effect of the Transaction. Completion of the reverse stock split will require us to spend approximately $4,270,000, which includes cash payments to shareholders, legal, printing and other fees and costs related to the reverse stock split, including the fees paid to Seidman & Co Inc. for its valuation services. This estimate includes the cost of the aggregate cash payment to the shareholders (other than Kent Financial), which we estimate will be approximately $4,140,000. As a result, we will have decreased working capital following the reverse stock split and this could have a material adverse effect on our liquidity, results of operations and cash flow. These costs will be offset by the costs we would otherwise incur to comply with SEC reporting requirements, which we estimate to be approximately $320,000 per year (see Annual Savings Chart included under Appendix E).

Reports, Opinions or Appraisals

Valuation Presentation of Seidman & Co., Inc. In connection with the proposed transaction, the Special Committee engaged Seidman & Co., Inc. to provide a report as to the fair value of each pre-split share and to render an opinion as to the fairness of the consideration, from a financial point of view, to be received by shareholders whose shares we would acquire in the reverse stock split. Seidman & Co., Inc. was selected by the Special Committee based on its interview with the Special Committee as well as its prior experience and expertise, cost and reputation in the valuation of businesses.

On August 10, the Special Committee reviewed the Valuation Presentation and the fairness opinion of Seidman & Co., Inc. that the fair market value of each pre-split share was $2.50.  The Valuation Presentation and accompanying fairness opinion, are attached hereto as Appendix F and Appendix G, respectively, which are incorporated herein by reference. Seidman & Co., Inc. has consented to the Company’s use of the fairness opinion in the Company’s filings with the SEC and to the Company making the fairness opinion available for use by its shareholders in conjunction with the going-private transaction.

The preparation of a valuation report is a complex process and is not necessarily susceptible to partial analysis or summary description. Nevertheless, the following is a brief summary of Seidman & Co., Inc.’s Valuation Presentation, dated July 24, 2011, that, subject to the assumptions, qualifications and limitations set forth in that report, the cash consideration of $2.50 per pre-split share to be paid by us to our shareholders who will receive cash in the proposed going-private transaction is fair from a financial point of view. Our shareholders are urged to, and should, read the Valuation Presentation carefully in its entirety for a complete statement of the considerations and procedures followed, factors considered, findings, assumptions and qualifications made, the bases for and methods of arriving at such findings, limitations on the review undertaken, and judgments made or conclusions undertaken by Seidman & Co., Inc. in reaching its valuation. The Valuation Presentation was furnished for the use and benefit of the Special Committee in connection with its consideration of the proposed going-private transaction. Seidman & Co., Inc. believes, and so advised the Special Committee, that its analysis must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all factors and analysis, could create an incomplete view of the process underlying the Valuation Presentation.

Seidman & Co., Inc.’s report addresses only the fairness, from a financial point of view, of the cash consideration to be paid in the going-private transaction to our shareholders. Seidman & Co., Inc. was not requested to opine as to, and its report does not address:

•	the underlying business decision of the Special Committee or the board of directors or any other party to proceed with or effect the proposed going-private transaction;

•	the fairness of any part or aspect of the proposed going-private transaction not expressly addressed in its valuation report;

•
the fairness of any portion of the proposed going-private transaction to the holders of any class of our securities, our creditors or to our other constituencies, or any other party other than those set forth in its valuation report;

•	the relative merits of the proposed going-private transaction as compared to any alternative business strategies that might exist or the effect of any other transaction in which we might engage;

•	the tax or legal consequences of the proposed going-private transaction to us, our security holders, or any other party; and

•	the fairness of any part or aspect of the proposed going-private transaction to any class or group of our security holders compared to any other class or group of our other security holders.

Furthermore, no opinion, counsel or interpretation was intended with respect to matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. In connection with its presentation, Seidman & Co., Inc. made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Seidman & Co., Inc. has reviewed and considered the following information and data:

•	the Company’s 10-K as of December 31, 2010;

•	the Company’s 10-Q as of June 30, 2011;

•	the Integra Realty Resources appraisal of the Dallas, Texas GSA Office Property acquired as of March of 2011;

•	cash and such other assets as the Company may have;

•	trading history of the Company’s common stock;

•	the proposed $2.50 cash out price relative to the unaffected price of the Company’s common stock;

•	the premium of the Company’s cash out price relative to the premiums paid for other, recent such purchase or going private transactions;

•
the relative value being provided the Company’s shareholders relative to the values at which “peer,” or “market comparable,” companies are selling, as measured by price/tangible book value and price/ revenues;

•	the outlook and potential of the Company, based on its present, and announced business plan;

•	the outlook for the US economy and equity market at this time; and

•	such other analysis and tests as were felt to be appropriate.

In rendering its opinion, Seidman & Co., Inc. conducted interviews with persons who, in its judgment, were capable of providing it with information necessary to complete the assignment, including members of management. Seidman & Co., Inc. has assumed that the information and accounting supplied by management and others are accurate, and reflect good faith efforts to describe the current and prospective status of the Company from an operational and financial point of view. Seidman & Co., Inc. has relied, without independent verification, upon the accuracy of the information provided by these sources.

Seidman & Co., Inc.’s Valuation Presentation was necessarily based upon the information available to it and facts and circumstances as they existed as of the date of the report and is subject to evaluation as of such date.  Events occurring after the date of the Valuation Presentation could materially affect the assumptions used by Seidman & Co., Inc. in preparing its fairness opinion.

Seidman & Co., Inc. expressed no opinion with respect to the prices at which shares of our common stock have traded or may trade following announcement or consummation of the reverse stock split or at any future time. Seidman & Co., Inc. also did not consider any benefits that may inure to any of our shareholders as a result of the reverse stock split or any related transaction other than in such party’s capacity as a shareholder who receives cash in the reverse stock split. Seidman & Co., Inc. did not recommend to the Special Committee any specific transaction consideration or advise the Special Committee that any specific amount of consideration constituted the only appropriate amount of consideration for the reverse stock split. The Special Committee, on behalf of the Company, determined the amount of consideration to be paid to cashed-out shareholders in the reverse stock split.

The following is a summary of the material analyses and other information that Seidman & Co., Inc. prepared or relied on in delivering its Valuation Presentation.  At the August 10 meeting of the board and Special Committee, Mr. Seidman made a verbal presentation in which he followed in sequence and substance his Valuation Presentation as described in this section.

Principal tests for determining fairness. Seidman & Co., Inc. reviewed and analyzed three different tests for determining the fairness of the offering from a financial point of view to the minority shareholders of the Company.

The first test was based on the cash price being offered relative to the unaffected price of the subject common stock and how it compares with the premiums of other recent transactions. In its analysis Seidman & Co., Inc. , concluded that the unaffected closing price, the share price prior to announcement or transaction speculation, of the Company’s common shares as of July 15, 2011 was $1.88, whereas the cash out price for the Company’s common shares is indicated at a $2.50 per share, which gives a premium of 32.98% relative to the unaffected price.  Seidman & Co., Inc. , also reviewed a universe of nineteen recent purchase or going private transactions and concluded that the average premium over the unaffected price of the nineteen recent transactions is indicated at 29.71% and the median at 30.25%, which makes the Company’s premium slightly superior in relation to the other recent transactions.   The premium over the unaffected share price for each transaction in the going private and private equity transaction universe is provided in tabular form below.

Purchase and Going Private and Private Equity Transaction Premiums

Target	Industry	Acquirer	Transaction Value (Thousands)	Announcement Date	Acquisition Price per Share	UnAffected Share Price (1)	Premium
Primedia Inc.	Real Estate Media	TPG Capital	$525,000	5/16/2011	$7.10	$4.83	47.00%
SRA International	Defense Technology	Providence Equity Partners	$1,880,000	3/31/2011	$31.25	$28.60	9.27%
Ness Technologies Inc.	Media and Entertainment	Citi Private Equity	$307,000	6/10/2011	$7.75	$6.68	16.02%
Blackboard	Education	Providence Equity Partners	$1,640,000	4/18/2011	$45.00	$37.93	18.64%
Kinetic Concepts, Inc.	Healthcare	Apax Partners, Canada Pension	$6,300,000	7/13/2011	$68.50	$58.78 (2)	16.54%
APAC Customer Services	Marketing	One Equity Partners	$470,000	7/7/2011	$8.55	$5.44	57.17%
Immucor Inc.	Medical Devices	TPG Capital	$1,973,000	7/5/2011	$27.00	$20.73	30.25%
Rural/Metro Corp.	Ambulatory Services	Warburg Pincus	$670,000	3/28/2011	$17.25	$12.72	35.61%
Epicor Software Corp	Technology - Software	Apax Partners	$976,000	4/4/2011	$12.50	$11.24	11.21%
California Pizza Kitchen	Food	Golden Gate Capital	$470,000	5/25/2011	$18.50	$16.86	9.73%
Nobel Learning	Education	Leeds Equity Partners	$149,000	5/18/2011	$11.75	$8.64	36.00%
Gerber Scientific	Graphics Hardware	Vector Capital Corp.	$281,800	6/13/2011	$11.00	$8.12	35.47%
Lawson Software	Technology - Software	Golden Gate Capital	$2,000,000	4/26/2011	$11.25	$9.88 (3)	13.87%
SMART Modular Technologies Inc.	Technology - Hardware	Silver Lake Partners	$645,000	4/26/2011	$9.25	$8.18	13.08%
Silverleaf Resorts, Inc.	Real Estate - Hotel/Resorts	Cerberus Capital	$94,000	2/3/2011	$2.50	$1.43	74.83%
Nova Med	Healthcare Equipment Repair	Surgery Center Holdings	$1,600,000	1/21/2011	$13.25	$8.57 (4)	54.61%
Playboy Enterprises	Media and Entertainment	Icon Acquisitions	$207,300	1/10/2011	$6.15	$3.94 (5)	56.09%
Emergency Medical Services Corp.	Ambulatory Services	Clayton Dubilier & Rice	$3,200,000	2/14/2011	$64.00	$70.66	-9.43%
BJ's Wholesale Club Inc.	Retail - Grocery	Leonard Green & Partners and CVC Capital Partners	$2,800,000	6/29/2011	$51.25	$37.01 (6)	38.48%
Average Premium							**29.71%**
Median Premium							**30.25%**

(1) Closing Price as of trading day prior to announcement date, unless otherwise specified
(2) Closing Price as of July 5, 2011, one day prior to press speculation of a transaction
(3) Closing Price as of March 7, 2011, the last trading day prior to news reports speculating about a potential transaction involving the company
(4) Closing Price as of August 2, 2010, the closing price of NovaMed's common stock as of the time of Surgery Partners' initial offer on August 2, 2010
(5) Closing Price as of July 9, 2010, the last trading day before the proposal was first announced
(6) Closing Price as of June 30, 2010, the day before LGP announced its 9.5% ownership stake in the Company

In its second test of fairness Seidman & Co., Inc. reviewed and analyzed the capitalizing ratios being paid for the Company and the capitalizing ratios of “Peer Group” or “Market Comparable” companies, focusing on (i) the current price in relation to the current tangible book value per share and (ii) the current price in relation to revenue per share in the most recent twelve months available . In this connection Seidman & Co., Inc. compared the Company with a universe of fifteen market comparable companies from a combination of seven real estate investment trusts, six closed-end funds with a real estate focus and two publicly traded real estate development companies. Seidman & Co., Inc. , concluded that many of the comparable companies have larger market capitalizations and greater financial resources than the Company, and all but two of the companies pay a dividend, whereas the Company does not.   The Company’s lack of profitability limits valuation reference points, thus the resulting valuation focuses on the two applicable and commonly employed capitalizing ratios (price/tangible book value per share and price/revenues per share) the Company’s cash out equivalent of $2.50 per common share results in the Company’s ratios exceeding both the average and median for the market comparable universe. The test indicated that the cash out price/tangible book value per share ratio for the Company is 1.23x, exceeding that of the average for market comparables (0.82x) and the median (0.94x).  Further, the Company’s cash out price/revenues per share ratio approximates 316x, higher than that of the average market comparable (12.22x), and the median (14.2x).   Financial data for each of the fifteen “Market Comparable” companies and their respective capitalization multiples, are provided in tabular form below.

Comparable Companies (1-5)	Pacific Office Properties Trust	CapLease, Inc.	Parkway Properties Inc	Hudson Pacific Properties, Inc.	Terreno Realty Corp.
Ticker	PCE	LSE	PKY	HPP	TRNO
Category	REIT - Office	REIT - Office	REIT - Office	REIT - Office	REIT - Healthcare
Balance Sheet Data (Thousands) Period Ended:	**3/31/2011**	**3/31/2011**	**3/31/2011**	**3/31/2011**	**3/31/2011**
Cash and Cash Equivalents	$7,524	$33,506	$74,160	$38,273	$46,947
Real Estate Investment/Securities Invested	$350,049	$1,391,613	$1,538,642	$865,831	$143,255
Intangible Assets	$23,679	$0	$61,613	$0	$8,489
Goodwill	$48,549	$0	$0	$8,754	$0
Total Assets	$461,001	$1,853,927	$1,824,815	$993,825	$193,671
Total Liabilities	$479,983	$1,507,430	$1,122,473	$425,719	$29,283
Shareholders' Equity	($18,982)	$346,497	$702,342	$568,106	$164,388
Total Liabilities and Shareholders' Equity	$461,001	$1,853,927	$1,824,815	$993,825	$193,671
Tangible Book Value	($91,210)	$346,497	$640,729	$559,352	$155,899
TTM Income Statement (Thousands) Period Ended:	**3/31/2011**	**3/31/2011**	**3/31/2011**	**3/31/2011**	**3/31/2011**
Total Revenue	$74,055	$166,948	$254,460	$84,462	$7,389
EBITDA	($25,694)	$119,699	$128,991	$32,629	($2,910)
Depreciation and Amortization	$22,057	$48,674	$94,468	$24,560	$2,207
EBIT	($47,751)	$71,025	$34,523	$8,069	($5,117)
Interest Expense (Income)	$30,897	$83,576	$55,676	$11,327	$822
Earnings Before Taxes (Loss)	($78,648)	($12,551)	($21,153)	($3,258)	($5,939)
Net Earnings (Loss)	($78,648)	($13,689)	($13,136)	($3,258)	($5,939)
Dividends Paid	$5,750	$20,569	$18,897	$12,475	$0
Market and Capitalization Data:					
Adj. Share Price as of 7/15/11	$2.09	$4.76	$17.10	$15.72	$17.00
Shares Outstanding	2,414,084	68,055,665	21,962,564	33,563,534	9,290,960
Market Capitalization (Thousands)	$5,045	$323,945	$375,560	$527,619	$157,946
Tangible Book Value per Share	($37.78)	$5.09	$29.17	$16.67	$16.78
P/Tangible Book Value per Share	NA	0.93	0.59	0.94	1.01
Revenue per Share	$30.68	$2.45	$11.59	$2.52	$0.80
P/Revenue per Share	0.07	1.94	1.48	6.25	21.38

Comparable Companies (6-10)	HMG Courtland Properties	NTS Realty Holdings Ltd	First Hartford Corp	Income Opportunity Realty Investors	Nuveen Real Estate Income Fund
Ticker	HMG	NLP	FHRT.PK	IOT	JRS
Category	REIT - Retail	REIT - Retail	RE Development	RE Development	Closed-End Fund
Balance Sheet Data (Thousands) Period Ended:	**3/31/2011**	**3/31/2011**	**3/31/2011**	**3/31/2011**	**12/31/2010**
Cash and Cash Equivalents	$4,516	$692	$1,136	$35	$0
Real Estate Investment/Securities Invested	$12,922	$310,047	$225,998	$29,561	$341,071
Intangible Assets	$0	$0	$0	$0	$0
Goodwill	$5,629	$0	$5,629	$0	$0
Total Assets	$33,740	$325,605	$152,367	$116,605	$344,208
Total Liabilities	$17,786	$277,507	$155,957	$43,380	$65,137
Shareholders' Equity	$15,954	$48,098	($3,590)	$73,225	$279,071
Total Liabilities and Shareholders' Equity	$33,740	$325,605	$152,367	$116,605	$344,208
Tangible Book Value	$10,325	$48,098	($9,219)	$73,225	$279,071
TTM Income Statement (Thousands) Period Ended:	**3/31/2011**	**3/31/2011**	**1/31/2011**	**3/31/2011**	**12/31/2010**
Total Revenue	$9,821	$49,515	$20,094	$335	$11,726
EBITDA	($736)	$19,164	$2,408	($1,251)	$8,818
Depreciation and Amortization	$1,112	$18,217	$0	$0	$0
EBIT	($1,848)	$947	$2,408	($1,251)	$8,818
Interest Expense (Income)	$1,050	$13,167	$7,422	($2,619)	$898
Earnings Before Taxes (Loss)	($2,898)	($12,220)	($5,014)	$1,368	$7,919
Net Earnings (Loss)	($2,844)	($12,220)	($5,109)	$1,368	$7,919
Dividends Paid	$5	$2,276	$0	$0	$24,296
Market and Capitalization Data:					
Adj. Share Price as of 7/15/11	$4.37	$3.20	$1.90	$2.76	$11.48
Shares Outstanding	1,010,426	11,380,760	2,436,711	4,168,214	28,511,782
Market Capitalization (Thousands)	$4,416	$36,418	$4,630	$11,504	$327,315
Tangible Book Value per Share	$10.22	$4.23	($3.78)	$17.57	$9.79
P/Tangible Book Value per Share	0.43	0.76	NA	0.16	1.17
Revenue per Share	$9.72	$4.35	$8.25	$0.08	$0.41
P/Revenue per Share	0.45	0.74	0.23	34.34	27.91

Comparable Companies (11-15)	Legg Mason Real Estate Income Fund	RMR Real Estate Income Fund	Neuberger Berman Real Estate Securities Income Fund, Inc.	Cohen & Steers REIT & Preferred Income Fund	Cohen & Steers Quality Income Realty Fund
Ticker	RIT	RIF	NRO	RNP	RQI
Category	Closed-End Fund	Closed-End Fund	Closed-End Fund	Closed-End Fund	Closed-End Fund
Balance Sheet Data (Thousands) Period Ended:	**12/31/2010**	**12/31/2010**	**4/30/2011**	**12/31/2010**	**12/31/2010**
Cash and Cash Equivalents	$0	$0	$987	$3,856	$9,054
Real Estate Investment/Securities Invested	$170,553	$111,607	$412,070	$1,106,167	$1,516,894
Intangible Assets	$0	$0	$0	$0	$0
Goodwill	$0	$0	$0	$0	$0
Total Assets	$172,501	$112,713	$418,751	$1,121,107	$1,542,779
Total Liabilities	$45,984	$10,287	$130,815	$370,225	$490,979
Shareholders' Equity	$126,516	$102,426	$286,512	$750,883	$1,051,799
Total Liabilities and Shareholders' Equity	$172,501	$112,713	$417,326	$1,121,107	$1,542,779
Tangible Book Value	$126,516	$102,426	$286,512	$750,883	$1,051,799
TTM Income Statement (Thousands) Period Ended:	**12/31/2010**	**10/31/2010**	**10/31/2010**	**12/31/2010**	**12/31/2010**
Total Revenue	$6,442	$4,435	$18,769	$54,982	$45,745
EBITDA	$4,662	$2,779	$15,349	$46,572	$33,262
Depreciation and Amortization	$0	$0	$0	$0	$0
EBIT	$4,662	$2,779	$15,349	$46,572	$33,262
Interest Expense (Income)	$590	$173	$1,563	$4,537	$5,771
Earnings Before Taxes (Loss)	$4,071	$2,605	$13,786	$42,035	$27,491
Net Earnings (Loss)	$4,071	$2,605	$13,786	$42,035	$27,491
Dividends Paid	$8,230	$4,080	$15,366	$47,532	$56,444
Market and Capitalization Data:					
Adj. Share Price as of 7/15/11	$10.58	$32.73	$4.40	$16.75	$9.89
Shares Outstanding	11,431,201	2,375,718	58,724,048	48,034,510	109,998,718
Market Capitalization (Thousands)	$120,942	$77,757	$258,386	$804,578	$1,087,887
Tangible Book Value per Share	$11.07	$43.11	$4.88	$15.63	$9.56
P/Tangible Book Value per Share	0.96	0.76	0.90	1.07	1.03
Revenue per Share	$0.56	$1.87	$0.32	$1.14	$0.42
P/Revenue per Share	18.77	17.53	13.77	14.63	23.78

The last test of fairness used by Seidman & Co.,Inc. was based on a comparison between the cash out price of $2.50 and the Company’s tangible book value of equity of $2.03 per common share (of which 53% is cash) which reflects a 23.15% premium which further, in the opinion of  Seidman & Co., Inc, indicates the transaction’s fairness to the minority shareholders of the Company.

We have agreed to pay Seidman & Co., Inc. a fee of $25,000 (plus reimbursement of its out-of-pocket expenses) for the services provided by it under an engagement agreement. That payment became due upon its delivery of its fairness opinion to the Special Committee. No part of Seidman & Co., Inc.’s fee is contingent upon consummation of the reverse stock split or the conclusion reached by Seidman & Co., Inc. in its fairness opinion.

Board of Directors and Shareholder Approval

On August 10, 2011 the board of directors and the Special Committee unanimously approved the reverse stock split, the filing of the Amendment and the purchase by the Company of all resulting fractional shares at a price of $2.50 per share. The board of directors reserved the right to abandon the reverse stock split at any time prior to the Effective Time. The reverse stock split also has been approved by the Consenting Shareholder holding 53.44%  of our outstanding common shares through a written consent delivered in accordance with Nevada law.

Dissenters’ Rights

Pursuant to Chapter 92A of the Nevada Revised Statutes (“Chapter 92A”), shareholders who would be cashed-out in the reverse stock split are entitled to dissent and may elect to have the Company purchase pre-reverse stock split shares that would become fractional shares as a result of the reverse stock split for a cash price that is equal to the “fair value” of such shares, as determined in a judicial proceeding in accordance with the provisions of Chapter 92A. The fair value of the shares of any shareholder means the value of such shares immediately before the effectuation of the reverse stock split, excluding any appreciation or depreciation in anticipation of the reverse stock split, unless exclusion of any appreciation or depreciation would be inequitable.

Chapter 92A is set forth in its entirety in Appendix B to this Information Statement. If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Appendix B to the Information Statement. If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters’ rights. Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

Shareholders who have not validly tendered their shares of common stock will be entitled to exercise dissenters’ rights. Shareholders who perfect their dissenters’ rights by complying with the procedures set forth in Chapter 92A will have the fair value of their shares determined by the Nevada state court and will be entitled to receive a cash payment equal to such fair value. Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate. The value so determined could be more or less than the $2.50 per share to be paid in connection with the reverse stock split. In addition, shareholders who invoke dissenters’ rights may be entitled to receive payment of a fair rate of interest from the effective time of the transaction on the amount determined to be the fair value of their shares.

Within 10 days after the effectuation of the reverse stock split, the Company will send a written notice (a “Dissenters’ Rights Notice”) to all the record shareholders of the Company entitled to dissenters’ rights. The Dissenters’ Rights Notice will be accompanied by (i) a form for demanding payment from the Company (a form of which is attached as Appendix C) that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenters’ rights certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the provisions of Chapter 92A; and (iii) a brief description of the procedures that a shareholder must follow to exercise dissenters’ rights.

In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, you must take the following actions within 30 days of the date that the Dissenters’ Rights Notice was delivered: (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the date set forth in the Dissenters’ Rights Notice; and (iii) deliver the certificates representing the dissenting shares to the Company.

Within 30 days after receipt of a demand for payment, the Company must pay each dissenter who complied with the provisions of Chapter 92A the amount the Company estimates to be the fair value of such shares, plus interest from the Effective Time of the reverse stock split. The rate of interest shall be at the average rate currently paid by the Company on its principal bank loans or, if we have no bank loans at the time, at a rate that is fair and equitable under all of the circumstances. The payment will be accompanied by the following: (i) financial statements for the Company for the year ended December 31, 2010 and the most recent interim financial statements; (ii) a statement of the Company’s estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter’s right to demand payment for the difference between the Company’s estimate of the fair value of the shares and the shareholder’s estimate of the fair value of the shares; and (v) a copy of Chapter 92A. If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting shareholder may enforce the dissenter’s rights by commencing an action in Clark County, Nevada or if the dissenting shareholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

If a dissenting shareholder disagrees with the amount of the Company’s payment, the dissenting shareholder may, within 30 days of such payment, (i) notify the Company in writing of the dissenting shareholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company, or (ii) reject the offer by the Company if the dissenting shareholder believes that the amount offered by the Company is less than the fair value of the dissenting shares or that the interest due is incorrectly calculated. If a dissenting shareholder submits a written demand as set forth above and the Company accepts the offer to purchase the shares at the offer price, then the shareholder will be sent a check for the full purchase price of the shares within 30 days of acceptance.

If a demand for payment remains unsettled, the Company must commence a proceeding in the Clark County, Nevada district court within 60 days after receiving the demand. Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company. If a proceeding is commenced to determine the fair value of the common stock, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against the Company if the court finds that (i) the Company did not comply with Chapter 92A or (ii) against either the Company or a dissenting shareholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A.

A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal. If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner. If shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a shareholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner. If a shareholder owns shares through a broker who in turn holds the shares through a central securities depository nominee such as CEDE & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand.

The foregoing summary of the rights of dissenting shareholders under Chapter 92A does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise any dissenters’ rights of appraisal available under Chapter 92A. The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of Chapter 92A, and the foregoing summary is qualified in its entirety by reference to Appendix B to this Information Statement.

Access Rights

We have made no provision in connection with the reverse stock split to grant our unaffiliated shareholders access to our corporate files or to obtain counsel or appraisal services at our expense.

Source and Amount of Funds

The Company estimates that it will use approximately $4,270,000 in cash to complete the reverse stock split, which includes cash payments to be made in lieu of issuing fractional shares, professional fees and other expenses related to the reverse stock split. Total cash paid to shareholders in lieu of fractional shares will be approximately $4,140,000. This estimate is based on the number of shares outstanding, less the number of shares held by Kent Financial multiplied by $2.50 per pre-split share.

The estimated costs, including the amounts to be paid to shareholders (other than Kent Financial), will be paid with the Company’s cash and cash from operations, and are not expected to materially adversely affect our capitalization, liquidity, results of operation or cash flow. We do not expect to require any borrowings to pay for these costs or expenses.

BACKGROUND

The Filing Persons

       The filing persons under Rule 13e-3 of the Exchange Act are the Company , Kent Financial , Mr. Paul O. Koether and Mr. Bryan P. Healey . Our principal executive office, and the business address and telephone number for Kent Financial, Mr. Koether and Mr. Healey is 7501 Tillman Hill Road, Colleyville, Texas 76034, Tel:  682-738-8011. The business address and telephone number for the executive officers and board of directors of Kent Financial is also 7501 Tillman Hill Road, Colleyville, Texas 76034, Tel:  682-738-8011.

Kent Financial’s business is comprised of the management of the Company.  Kent Financial was formed in Texas in 1955 as Texas American Energy Corporation and reincorporated in Delaware in 1988 and later reincorporated in Nevada in 2006 by a merger into a newly formed, wholly owned Nevada subsidiary with the same name that was the surviving corporation of the merger.

Structure of the Transaction

The Special Committee has determined the fairness of the consideration offered to our shareholders and our Board has authorized the reverse stock split. The transaction consists of a 1-for-950,000 reverse split, such that the shareholders (other than Kent Financial) will have such shares cancelled and converted into the right to receive the cash consideration set forth herein. The transaction is intended to take effect on the date we file a certain certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, or on any later date that we may specify in such certificate of amendment. Any shareholder owning fewer than 950,000 shares of the common stock at the Effective Time will receive the right to receive cash in exchange for the resulting fractional share thereof and will no longer be a shareholder. A shareholder owning 950,000 or more shares of common stock immediately before the reverse stock split will not receive any cash payment for whole or fractional shares resulting from the reverse stock split. The directors of Kent Financial other than Messrs. Koether and Healey do not own any shares of the Company.

Upon the effectiveness of the reverse stock split, the total number of authorized shares of common stock that we may issue pursuant to our Articles of Incorporation will unchanged.  However, the total number of shares of our common stock issued and outstanding will decrease, on the basis that each 950,000 shares of outstanding common stock will be converted into one share of new common stock.  After completion of the proposed acquisition of fractional share interests of all shareholders owning less than one whole share after the reverse stock split, we anticipate that the number of record shareholders of our common stock will be reduced from 367 to 1. The cash out of fractional shareholder interests represents, on a pre-split basis, the anticipated cancellation of 1,655,488 shares of common stock, or approximately 46.56% of our outstanding shares of common stock at the Effective Time.

We estimate that the total cash to be paid to shareholders holding less than one whole share as a result of the reverse stock split will be approximately $4,140,000. The total expenses expected to be incurred to effect the reverse stock split, including the cash to be paid to shareholders holding less than one whole share, are estimated to be $4,270,000. These costs and expenses will be paid out of our cash. The fractional shares acquired in the reverse stock split will be retired and returned to the status of authorized but unissued shares of common stock.

We intend to treat shareholders holding common stock in street name through a nominee (such as a bank or broker) in the same manner as shareholders whose shares are held of record in their own names, and nominees will be instructed to effect the reverse stock split for their beneficial holders. However, nominees may have different procedures and shareholders holding shares in street name should contact their nominees.

The Special Committee has set the cash consideration to be paid to cashed-out shareholders owning fewer than 950,000 pre-split shares at $2.50 per share for each pre-split share of common stock. The Special Committee determined the fairness of this value in good faith, based upon factors the Special Committee deemed relevant. We currently estimate that cashed-out shareholders will receive cash consideration for their cancelled shares within approximately four weeks after such shareholders submit their cancelled shares in accordance with the instruction letter to be sent by our exchange agent following the Effective Time.

Following the effectiveness of the reverse stock split, we will file a Form 15 with the Securities and Exchange and the registration of our common stock under the Exchange Act will terminate 90 days after the filing of the Form 15. The transaction is considered a “going private” transaction as defined in Rule 13e-3 promulgated under the Exchange Act because it is intended to and, if completed, will likely terminate the registration of our common stock under Section 15(d) of the Exchange Act and suspend our duty to file periodic reports with the SEC. In connection with the reverse stock split, we have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3.

The Company’s Securities

The Company believes that there are approximately 367 record holders of our common stock, not including holders in street name, and there are 3,555,488 shares of common stock , $0.002 par value per share, issued and outstanding as of the Approval Record Date. Our common stock is not listed on an exchange; however, market quotes for our common stock are available on the Pink Sheets under the symbol “KNTH”.

The following table shows the range of high and low closing prices per share of our common stock for the fiscal year periods indicated. The prices in this table represent prices between dealers, and do not include adjustments for retail mark-ups, markdowns or commissions and may not represent actual transactions.

		High	Low
2011	First Quarter	$2.13	$1.80
	Second Quarter	$2.02	$1.88
2010	First Quarter	$1.90	$1.65
	Second Quarter	$1.95	$1.80
	Third Quarter	$1.90	$1.80
	Fourth Quarter	$2.00	$1.80
2009	First Quarter	$2.45	$1.50
	Second Quarter	$2.45	$1.64
	Third Quarter	$1.95	$1.62
	Fourth Quarter	$2.00	$1.81

We did not declare or pay any cash dividends during the past two years, and we do not intend to pay dividends on our common stock in the foreseeable future. The declaration or payment of dividends, if any, on our capital stock in the future is subject to the discretion of our Board and will depend on our earnings, financial condition, capital requirements and other relevant factors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of common stock of the Company as of August 31 , 2011, by each person who was known by the Company to beneficially own more than 5% of the common stock, by each current director and nominee, and each Named Executive Officer of the Company and Kent Financial , and by all current directors and Named Executive Officers as a group:

	Number of Shares	Approximate
Name and Address of	of Common Stock	Percent
Beneficial Owner	Beneficially Owned (1)	of Class

Kent Financial Services, Inc.	1,900,000	53.44%
7501 Tillman Hill Road
Colleyville, TX 76034

Paul O. Koether (1)	2,083,371(2) (3)	58.60%
c/o 7501 Tillman Hill Road
Colleyville, TX 76034

Dirmuid Boran	-	-
c/o 7501 Tillman Hill Road
Colleyville, TX 76034

Rocco Mastrodomenico	1,846	*
790 Speedwell Avenue
Morris Plains, NJ 07950

Bryan P. Healey (1) (4)	1,974,420(2) (4)	54.61%
c/o 7501 Tillman Hill Road
Colleyville, TX 76034

Biotechnology Value Fund	725,606(5)	20.41%
Mark N. Lampert, President
1 Sansome Street, 30th Floor
San Francisco, CA 94104

William Mahomes, Jr.	-	-

Casey K. Tjang	-	-

James L. Bicksler	-	-

All directors and officers	2,159,637	59.73%
as a group (4 persons)

* Less than one percent

(1)  This table is based upon information supplied by the Company’s officers, directors and principal stockholders and Form 4’s filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 3,555,488 shares outstanding on August 31 , 2011, adjusted as required by rules promulgated by the SEC.  Included in such number of shares beneficially owned are shares subject to options currently exercisable or becoming exercisable within 60 days: Bryan P. Healey (60,000) and all directors and executive officers as a group (60,000).  Mr. Healey has agreed to cancel his options at the closing of the going private transaction.

(2)  Includes 1,900,000 shares held by Kent Financial.  Mr. Koether is the Chairman and Chief Executive Officer of Kent Financial and Mr. Healey, Mr. Koether’s son-in-law, is the President, Secretary and Chief Financial Officer of Kent Financial.  Mr. Koether and Mr. Healey disclaim beneficial ownership of those shares.

(3)  Includes 60,451 shares held in Mr. Koether’s IRA.   Also includes 86,017 shares beneficially owned by the Marital Trust u/w/o Natalie Koether.  As trustee, Mr. Koether may be deemed to own these shares beneficially.

(4) Includes 6,420 shares held in Mr. Healey’s IRA. Also includes 8,000 shares beneficially owned by Mr. Healey’s spouse.
(5) According to a Form 13D filed on December 10, 2001 on behalf of Biotechnology Value Fund L.P., Biotechnology Value Fund II L.P., BVF Partners L.P., BVF, Inc., and BVF Investments L.L.C..

Related Party Transactions

A monthly management fee of $21,000 is paid to Kent Financial for management services.  These services include, among other things, periodic and other filings with the SEC evaluating merger and acquisition proposals, internal accounting and shareholder relations.  This arrangement may be terminated at will by either party.  Kent Financial is the beneficial owner of approximately 53.44% of the Company’s outstanding common stock at June 30, 2011.  Paul O. Koether, Chairman of the Company is also the Chairman of Kent Financial and the beneficial owner of or authorized proxy for approximately 50.62% of Kent Financial’s outstanding common stock at June 30, 2011.  Bryan P. Healey, Chief Financial Officer of the Company is also the President and Chief Financial Officer of Kent Financial and the son-in-law of Paul O. Koether.

There are no other related party transactions, including with respect to the officers and directors of Kent Financial.

Management

The Company

The Company has two executive officers and a board comprised of four directors.  The Board of Directors of the Company consists of Paul O. Koether (Chairman),  Diarmuid F. Boran, Rocco Mastrodomenico and Bryan P. Healey.  Mr. Koether also serves as the Company’s Chief Executive Officer, and Mr. Healey also serves as the Company’s Chief Financial Officer.

Paul O. Koether, has been Chairman and Chief Executive Officer of the Company since September 1998, as well as President from October 2003 until November 2005 and August 2007 through the present, of the Company.  Mr. Koether was Chairman from April 1988 to July 2005, President from April 1989 to February 1997 and director from March 1988 to July 2005 of Pure World, Inc., (“Pure World”) and from December 1994 until July 2005 a director and from January 1995 to July 2005 Chairman of Pure World’s wholly owned subsidiary, Pure World Botanicals, Inc., a manufacturer and distributor of natural products.  Mr. Koether was Chairman from 1990 until August 2003 and a registered representative since 1989 of T. R. Winston & Company, LLC.  Since 1987, Mr. Koether has been Chairman, Director and Chief Executive Officer of Kent Financial as well as President of Kent Financial from October 1990 until November 2005 and August 2007 through present.  Bryan P. Healey, Chief Financial Officer and Director of the Company is the son-in-law of Paul O. Koether.

Diarmuid F. Boran, has been a Director of the Company since May 2003.  Mr. Boran has been the Chief Operating Officer of Brandmeyer Enterprises since May 2008.  From November 2006 through May 2008 he was employed by Enturia, Inc., most recently as Vice President, Corporate Development.  From March 2005 through May 2006 he was the Entrepreneur in Residence for the Kansas Technology Enterprise Corporation.  He worked as an independent consultant from January 2003 to February 2005 and from April 2001 to October 2001.  From October 2001 to December 2002, Mr. Boran was employed by EMD Pharmaceuticals, Inc., an affiliate of Merck KGaA, Darmstadt, Germany, most recently as Leader, Oncology Licensing and Business Development.  From May 2000 to September 2000 Mr. Boran served as Senior Vice President, Business Development for DJ Pharma, Inc. which was then acquired by Biovail Pharmaceuticals, Inc.  Mr. Boran served as Senior Vice President, Business Development for Biovail until April 2001.

Rocco Mastrodomenico, Director of the Company since November 2005, is a Certified Public Accountant.  Mr. Mastrodomenico has been a manager with Pereira and Azevedo, LLC a certified public accounting firm, since August 2009.  He has been President of Imperial Consulting Services, LLC since July 2005.  Mr. Mastrodomenico was a Supervisor with Sobel & Company, LLC, a certified public accounting and consulting firm from October 2002 until June 2005.  From May 1999 until September 2002, Mr. Mastrodomenico was involved with several different companies within the financial services industry, including Financial Analyst with T.R. Winston and Controller of Pure World Botanicals, Inc.  From September 1996 to April 1999, Mr. Mastrodomenico was with Deloitte & Touche, LLP.

Bryan P. Healey, a certified public accountant, has been Vice-President, Secretary and Chief Financial Officer of the Company since May 2006 and a Director since November 2007.  Mr. Healey has also been Vice-President, Secretary and Chief Financial Officer since May 2006 and a Director since November 2007 of Kent Financial.  Since October 2009, Mr. Healey has been Chief Financial Officer of Kent Capital, Inc., a registered securities broker-dealer and subsidiary of Kent International.  From July 2006 to October 2009, Mr. Healey was a registered representative of T. R. Winston & Company, LLC, an independent securities brokerage firm based in Bedminster, NJ.  From September 1995 to April 2006, Mr. Healey was with Bowman & Company, L.L.P., the largest CPA firm in Southern New Jersey, in various positions including audit manager from July 2001 to April 2006.

Kent Financial

Kent Financial has two executive officers and a board comprised of five directors.  The Board of Directors of Kent Financial are Paul O. Koether (Chairman), Bryan P. Healey, William Mahomes, Jr., Casey K. Tjang and James L. Bicksler.  Mr. Koether also serves as Kent Financial’s Principal Executive Officer, and Mr. Healey also serves as the Chief Financial Officer and Secretary (Principal Financial and Accounting Officer).

Paul O. Koether has been Chairman, Director and Chief Executive Officer of Kent Financial since July 1987 and President of Kent Financial from October 1990 until November 2005 and from August 2007 until present.  For his other business experience, we refer to his above biography.

William Mahomes, Jr. is President and Managing Director of Mahomes Bolden & Warren PC, a transactional law firm that emphasizes corporate and public finance, mergers and acquisitions, real estate, probate, estate planning and mediation.  Prior to joining his present firm he was Senior Vice President and General Counsel to Pro-Line Corporation, a partner at an international law firm and a Senior Shareholder at a major full service Dallas based law firm.  He holds a BBA from Texas A&M University and a Juris Doctorate from the University Of Texas School Of Law.  He served as an officer in the United States Army Reserve for several years and he has previously served as a Director on a number of corporate, state and not-for-profit boards and currently serves on the Board of Blue Cross and Blue Shield of Texas, an affiliate of Health Care Services Corporation, Caring for Children Foundation and the Center for New Ventures and Entrepreneurship at Texas A&M University.

Casey K. Tjang is non-executive director.  Mr. Tjang was formerly chairman and chief executive officer of First Merchant Bankers, Inc., a private merchant bank dealing with Asia-Pacific businesses from January 2004 to December 2009.  From September 2001 to February 2002, he was president and chief executive officer and from August 2000 to September 2001 was chief financial officer of Knowledgewindow, Inc., an e-learning provider of Internet training.  From February 2002 to December 2009, Mr. Tjang was president and chief executive officer of Princeton Accredited Services, Inc. and Erudite Internet Systems, Inc. an e-learning custom courseware developer and provider of an Internet based distance education system.  From 2005 to December 2009, he was chairman and chief executive officer of Princeton Business School, a provider of an online education towards Entrepreneurial Master of Business Administration degree program.

James L. Bicksler, Ph.D., Director of Kent Financial since October 2008 has been a Professor of Finance and Economics, Rutgers Business School, Rutgers, the State University of New Jersey, since 1969 as well as a Director of the Company from 1998 through September 30, 2008.  Dr. Bicksler received his Ph.D. in financial economics from New York University and his expertise includes corporate governance and corporate investment risk management.  Dr. Bicksler’s research background and experience is valuable to Kent Financial in both assessing risks and evaluating potential merger and acquisition candidates.

Bryan P. Healey, a certified public accountant, has been Vice-President, Secretary and Chief Financial Officer of Kent Financial since May 2006 and a Director since November 2007.  For his other business experience, we refer to his above biography.

Information regarding the Company’s board of directors and executive officers is located at “Item 10. Directors, Executive Officers and Corporate Governance” of our Form 10-K for the fiscal year ended December 31, 2010 (attached to this Information Statement as Appendix H), and subsequent periodic filings with the SEC.

Information regarding Kent Financial’s board of directors and executive officers is located at “Item 10. Directors, Executive Officers and Corporate Governance” of Kent Financial’s Form 10-K for the fiscal year ended December 31, 2010, and subsequent periodic filings with the SEC.

None of the Company’s or Kent Financial’s directors or executive officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor has any such person been party to any judicial or administrative proceeding during such time that has resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of a violation of federal or state securities laws. All such persons are citizens of the United States.

Certain Legal Matters

We are not aware of any material governmental or regulatory approval or filing required for completion of the reverse stock split, other than compliance with the applicable federal and state securities laws and the corporate law of the State of Nevada.

Reservation of Right to Abandon the Reverse Stock Split

The board of directors has retained the right to abandon the reverse stock split, even though approved by the shareholders, if it determines prior to the Effective Time that the reverse stock split is not in the best interests of the Company or its shareholders. If we determine to abandon the reverse stock split, we may pursue other strategies which will result in our going private, including a change in the ratio of our reverse stock split. The board of directors will meet in the event of any extraordinary difficulties procedurally accomplishing the reverse stock split and will vote on whether to abandon or modify the reverse stock split. If such action is taken, the board of directors will send letters to all shareholders notifying them of that decision. We do not foresee any circumstances which would prevent the reverse stock split from taking place as presented, but it is always possible that some unforeseen market or business circumstance could arise to cause the board of directors to reevaluate the reverse stock split.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

Summarized below are certain material federal income tax consequences to us and our shareholders resulting from the reverse stock split. This summary is based upon United States federal income tax law, as currently in effect, which is subject to differing interpretations or change, possibly on a retroactive basis. This summary addresses only those shareholders who have held their shares as capital assets. This summary does not discuss all aspects of federal income taxation that may be important to shareholders in light of their individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary is limited to U.S. Shareholders, meaning any of the following:

(1)	U.S. citizens, or residents of the U.S.,
(2)	Corporations, or other entities taxable as corporations, created or organized under U.S. federal or state law,
(3)	Estates the income of which is subject to U.S. federal income taxation regardless of its source,
(4)
Any trust over which a U.S. court is able to exercise primary supervision or administration and with respect to which one or more U.S. persons have authority to control all substantial decisions of the trust, or for which the trust has a valid election in effect to be treated as a U.S. person, or

(5)	Any other person whose worldwide income or gain is otherwise subject to U.S. taxation on a net basis.

In addition, this summary is further limited to shareholders who have held, and will hold, shares of common stock as capital assets under the Internal Revenue Code of 1986, as amended. Each shareholder should consult its tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of their specific circumstances.

Tax Consequences to the Company

 We believe that the reverse stock split will be treated as a tax-free “recapitalization” for federal income tax purposes and, accordingly, it should not result in any material federal income tax consequences to us. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the reverse stock split.

Tax Consequences to Kent Financial

Kent Financial will not recognize any gain or loss as a result of the reverse stock split.  By virtue of owning 100% of our common stock, Kent Financial will be eligible for various  benefits under the terms of the Internal Revenue Code, including but not limited to the right to elect to file consolidated tax returns with the Company and/or the right to deduct 100% (rather than only 80%) of dividends received from us, if any.

Tax Consequences to Shareholders Whose Entire Interest in our Common Stock, Directly , Indirectly and by Attribution , is Terminated

A shareholder , such as Mr. Healey, who receives a cash payment for a fractional share of our common stock as a result of the reverse stock split and does not continue to hold our shares directly, indirectly or by attribution by virtue of being related to a person who continues to hold shares of our common stock directly, immediately after the reverse stock split, will recognize capital gain or loss, for United States federal income tax purposes, equal to the difference between the cash received for the common stock and the aggregate adjusted tax basis in such stock.

Tax Consequences to Shareholders Whose Entire Interest in our Common Stock, Directly but not Indirectly or by Attribution , is Terminated.

A shareholder , such as Mr. Koether, who receives cash for a fractional share as a result of the reverse stock split, but is treated as a continuing shareholder by virtue of holding—directly, indirectly, or by attribution— our shares immediately after the reverse stock split, will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that the receipt of cash either (1) is “not essentially equivalent to a dividend”, or (2) constitutes a “substantially disproportionate redemption of stock”, as described below.

(1)
Not Essentially Equivalent to a Dividend. The receipt of cash is “not essentially equivalent to a dividend” if the reduction in the shareholder’s proportionate interest in us resulting from the reverse stock split (taking into account for this purpose the stock treated as held indirectly or by attribution ) is considered a “meaningful reduction” given the shareholder’s particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority shareholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

(2)
Substantially Disproportionate Redemption of Stock. The receipt of cash in the reverse stock split will be a “substantially disproportionate redemption of stock” if (a) the shareholder owns less than 50% of the total combined voting power of all classes of stock entitled to vote, and (b) the percentage of our voting stock owned —directly, indirectly or by attribution— by the shareholder immediately after the reverse stock split is less than 80% of the percentage of shares of voting stock owned by the shareholder immediately before the reverse stock split.

In applying the foregoing “Not Essentially Equivalent to a Dividend” and “Substantially Disproportionate Redemption of Stock” tests, the shareholder will be treated as owning shares of common stock actually or constructively owned by certain individuals and entities related to the shareholder. If the receipt of cash in exchange for a fractional share is not treated as capital gain or loss under either of the tests, it will be treated first as ordinary dividend income to the extent of the shareholder’s ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the shareholder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain. Capital gain or loss recognized will be long-term if the shareholder’s holding period with respect to the stock surrendered is more than one year at the time of the reverse stock split. The deductibility of capital loss is subject to limitations. In the case of a shareholder who is an individual, long-term capital gain and dividend income should generally be subject to United States federal income tax at a maximum rate of 15%.

U.S. shareholders may be subject to information reporting on any cash received in the reverse stock split.  Back-up withholding, currently imposed at the rate of 28%, may also apply with respect to any cash received, unless the stockholder provides proof of an exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific shareholder. Shareholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the reverse stock split, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

FINANCIAL INFORMATION

Historical Financial Information and Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our historical financial information is located at “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and “Item 8 — Financial Statements and Supplementary Data” of our Annual Report on Form 10-K for the year ended December 31, 2010 (filed with the SEC on March 18, 2011) and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 (filed with the SEC on July 29, 2011). A copy of both the 10-K and 10-Q accompany this Information Statement as Appendices H and I.

Pro Forma Consolidated Financial Statements (Unaudited)

The following unaudited pro forma financial information presents the effect on our historical financial position of the financial effects of the reverse stock split. Our unaudited pro forma consolidated balance sheet as of June 30, 2011 reflects the reverse stock split as if it occurred on that balance sheet date. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2011 and the year ended December 31, 2010 reflect the reverse stock split as if it had occurred at the beginning of each period.

The following unaudited pro forma financial information is not necessarily indicative of what our actual financial position would have been had the reverse stock split been consummated as of the above-referenced dates or of the financial position that may be reported by us in the future.

Pro Forma Consolidated Balance Sheet (Unaudited)

	June 30, 2011 (Unaudited)	Pro Forma Adjustment (1)	Pro Forma June 30, 2011
ASSETS

Cash and cash equivalents	$4,776,537	$(4,239,720)	$536, 817
Accounts receivable	62,924		62,924
Mortgage loan receivable	321,290		321,290
Real estate, net	2,903,141		2,903,141
Intangible assets, net	2,078,124		2,078,124
Other assets	14,792		14,792

Total assets	$10,156,808	$(4,239,720)	$5,917,088

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued expenses	$99,508		$99,508
Below market lease value acquired net	751,450		751,450

Total liabilities	850,958	--	850,958

Stockholders' equity	9,305,850	(4,239,720)	5,066.130

Total liabilities and stockholders' equity	$10,156.808	$(4,239,720)	$5,917,088

____________________

(1)  We are projecting total transaction expenses of $130,000 for the going private transaction in addition to $4,138,720 payable to the shareholders as part of the reverse split.  $29,000 were already expended by June 30, 2011.  The pro forma adjustment represents a deduction from cash and equity of the $101,000 in expected transaction expenses not yet expended by June 30 as well as the $4,138,720 payable to shareholders as a part of the reverse split.  The total of $4,239,720 was then deducted from both categories.  The $4,138,720 payable to shareholders is a result of $2.50 times the 1,655,488 shares of Kent International that Kent Financial does not own.

Pro Forma Consolidated Six Months Statement of Operations (Unaudited)

	Six Months Ended June 30, 2011	Pro Forma Adjustments(2)	Pro Forma Six Months Ended June 30, 2011
Revenues:
Rental Income	$224,150	$--	$224,150
Tenant reimbursement	2,646		2,646
Interest on mortgage loan	5,890		5,890
Other income	620		620

Total revenues	233,306		233,306

Expenses:
Operating and maintenance expenses	67,294		67,294
Property taxes and insurance	20,837		20,837
General and administrative expenses	279,496	101,000	380,496
Depreciation and amortization	112,910		112,910

Total expenses	480,537	101,000	581,537

Loss before other income (expense)	(247,231)	(101,000)	(348,231)
Other income (expense)
Interest revenue	3,617		3,617
Loss before income taxes	(243,614)	(101,000)	(344,614)
Provision for income taxes	199		199

Net loss	$(243,813)	(101,000)	$(344,813)

Basic net loss per common share	$(0.07)	$(0.03)	$(0.10)
Basic weighted average number of common
Common shares outstanding	3,555,488	3,555,488	3,555,488

____________________

(2)  The pro forma adjustments represent what we expect to be the balance of the going private expenses.  We are projecting total expenses of roughly $130,000, of which we had already expended $29,000 at June 30.

Pro Forma Consolidated Year End Statement of Operations (Unaudited)
	Year Ended December 31, 2010	Pro Forma Adjustments (3)	Pro Forma Year Ended December 31, 2010

Revenues:
Interest	$9,381	$(4,500)	$4,881
Other income	704		704

Total revenues	10,085	(4,500)	5,585

Expenses:
General and administrative	368,036	(320,675)	47,361

Total expenses	368,036	(320,675)	47,361

Loss before income taxes	(357,951)	316,175	(41,776)
Provision for income taxes	1,090		1,090

Net loss	$(359,041)	316,175	$(42,866)

Basic and diluted net loss per common share	$(0.10)	$0.09	$(0.01)

Basic and diluted weighted average number of common shares outstanding	3,555,488	3,555,488	3,555,488

____________________

(3)  For the pro forma adjustment, we deducted the expected savings of $308,587 from general and administrative expenses to show what the year would have looked like if the transaction had occurred at the beginning of the year.  We also reduced interest income by about 50% as we are disbursing almost half of our cash.  The net result is a decrease in the net loss generated.

Ratio of Earnings to Fixed Charges

The Company has no debt financings in place.

Book Value Per Share

Our Book Value Per Share as of June 30, 2011 was $2.62 based on a stockholder’s equity of $9,305,850 and 3,555,488 shares of common stock outstanding.

Income Per Share from Continuing Operations

Our net loss per share from continuing operations for the six months ending June 30, 2011 was $0.07 based on an operating loss of $ 243,813and 3,555,488 shares of common stock outstanding.

Changes and Disagreements with Accountants on Accounting and Financial Disclosure

None.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that we previously filed with the SEC are incorporated by reference in this Information Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995:

i)	the Annual Report on Form 10-K for the year ended December 31, 2010;

ii)	the Form 8-K bearing cover date March 22, 2011;

iii)	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

iv)	the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 ; and

v)	the Form 8-K bearing cover date August 22, 2011.

A copy of both the 10-K and the 10-Q for the quarter ended June 30, 2011 accompany this Information Statement.

All documents and reports that we filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement are not incorporated by reference into this Information Statement. New material information, if any, will be provided in an amended Information Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The reverse stock split will result in a going-private transaction subject to Rule 13e-3 of the Exchange Act. The Company is filing a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the reverse stock split simultaneously with the dissemination of this Information Statement. The Schedule 13E-3 contains additional information about us. Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any interested shareholders, or a representative who has been so designated in writing, and may be inspected or copied, or obtained by mail, by written request to Mr. Bryan P. Healey, Chief Financial Officer, Kent International Holdings, Inc., 7501 Tillman Hill Road, Colleyville, Texas 76034. We are currently subject to the information requirements of the Exchange Act and file periodic reports and other information with the SEC. Copies of such reports, this Information Statement and the Schedule 13E-3 may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at these facilities currently located at 100 F Street, NE, Room 1580, Washington, DC 20549. Some of this information may also be accessed on the World Wide Web through the SEC’s internet website at www.sec.gov.

Appendix A

FORM OF
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
KENT INTERNATIONAL HOLDINGS, INC.

Pursuant to the provisions of §78.385 and §78.390 of the Nevada Revised Statutes, Kent International Holdings, Inc., a Nevada corporation, hereby adopts the following Certificate of Amendment to its Articles of Incorporation.

ARTICLE I

The name of the entity is Kent International Holdings, Inc. (the “Corporation”).

ARTICLE II

The Articles of Incorporation of the Corporation are amended by revoking current Section 3.1 of Article III and adopting the following in substitution thereof:

“Authorized Stock. The authorized capital stock of the Corporation consists of twelve million (12,000,000) shares having a par value of one fifth of one cent ($.002) per share, divided into ten million (10,000,000) shares of Common Stock and two million (2,000,000) shares of Preferred Stock. Upon the effectiveness (the “Effective Time”) of the Certificate of Amendment to the Articles of Incorporation, each Nine-Hundred-Fifty-Thousand (950,000) shares of issued Common Stock outstanding immediately prior to the Effective Time, shall be combined and reclassified into one (1) fully-paid and no assessable share of Common Stock; provided, however, that in lieu of any fractional interests in shares of Common Stock to which any shareholder who would be entitled only to receive such fractional interest (i.e., any shareholder owning fewer than 950,000 shares of Common Stock immediately prior to the Effective Time) would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such shareholder), the Corporation shall pay in cash for such fractional interest $2.50 per share of Common Stock held by such shareholder immediately prior to the Effective Time.”

ARTICLE III

This Certificate of Amendment has been approved in the manner required by the Nevada Revised Statutes and the constituent documents of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this ___day of                     , 2011.

KENT INTERNATIONAL HOLDINGS, INC.
By:
Paul O. Koether
President and Chief Executive Officer

A-1

Appendix B

RIGHTS OF DISSENTING OWNERS

NRS 92A.300	Definitions.
NRS 92A.305	“Beneficial stockholder” defined.
NRS 92A.310	“Corporate action” defined.
NRS 92A.315	“Dissenter” defined.
NRS 92A.320	“Fair value” defined.
NRS 92A.325	“Stockholder” defined.
NRS 92A.330	“Stockholder of record” defined.
NRS 92A.335	“Subject corporation” defined.
NRS 92A.340	Computation of interest.
NRS 92A.350	Rights of dissenting partner of domestic limited partnership.
NRS 92A.360	Rights of dissenting member of domestic limited-liability company.
NRS 92A.370	Rights of dissenting member of domestic nonprofit corporation.
NRS 92A.380	Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
NRS 92A.390	Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
NRS 92A.400	Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
NRS 92A.410	Notification of stockholders regarding right of dissent.
NRS 92A.420	Prerequisites to demand for payment for shares.
NRS 92A.430	Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
NRS 92A.440	Demand for payment and deposit of certificates; retention of rights of stockholder.
NRS 92A.450	Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
NRS 92A.460	Payment for shares: General requirements.
NRS 92A.470	Payment for shares: Shares acquired on or after date of dissenter’s notice.
NRS 92A.480	Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
NRS 92A.490	Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
NRS 92A.500	Legal proceeding to determine fair value: Assessment of costs and fees.
__________________________

RIGHTS OF DISSENTING OWNERS

NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(Added to NRS by 1995, 2087)

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

(Added to NRS by 1995, 2087)

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1.           Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.           Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.           Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a)           Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1)           If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2)           If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b)           Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c)           Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(d)           Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

2.           A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

3.           From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised his right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438)

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.           There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a)           The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b)           The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1)           Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I)           The surviving or acquiring entity; or

(II)           Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2)           A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.           There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

(Added to NRS by 1995, 2088)

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.           A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2.           A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a)           He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)           He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

(Added to NRS by 1995, 2089)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1.           If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.           If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1.           If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a)           Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)           Must not vote his shares in favor of the proposed action.

2.           If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.

3.           A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204)

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.           The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2.           The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a)           State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)           Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)           Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)           Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)           Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1.           A stockholder to whom a dissenter’s notice is sent must:

(a)           Demand payment;

(b)           Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)           Deposit his certificates, if any, in accordance with the terms of the notice.

2.           The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3.           The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1.           The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.           The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

(Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1.           Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)           Of the county where the corporation’s principal office is located;

(b)           If the corporation’s principal office is not located in this State, in Carson City; or

(c)           At the election of any dissenter residing or having its principal office in this State, of the county where the dissenter resides or has its principal office.

The court shall dispose of the complaint promptly.

2.           The payment must be accompanied by:

(a)           The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b)           A statement of the subject corporation’s estimate of the fair value of the shares;

(c)           An explanation of how the interest was calculated;

(d)           A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e)           A copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2090; A 2007, 2704)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1.           A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

(Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.           A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.           A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

(Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.           A subject corporation shall commence the proceeding in the district court of the county where its principal office is located. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in Carson City.

3.           The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.           The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.           Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)           For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1.           The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.           The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)           Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)           Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.           If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.           In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.           This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092)

Appendix C

FORM OF DEMAND FOR PAYMENT OF FAIR VALUE

KENT INTERNATIONAL HOLDINGS, INC.
7501 Tillman Hill Road
Colleyville, Texas 76034
Attn: Mr. Bryan Healey

Re:	Demand for Payment of Fair Value of Fractional Share in Connection with Reverse Stock Split

It is understood that a reverse stock split is to be effected by the Company as described in the Information Statement, dated                     , 2011, made available or sent by the Company to its stockholders (the “Reverse Stock Split”). The undersigned stockholder of Kent International Holdings, Inc. (the “Company”) hereby demands, pursuant to Section 92A.420, Nevada Revised Statutes, that the Company pay to the undersigned the fair value of the shares of Common Stock, par value $0.002 per share. The fair value is to be determined based on the fair value that the undersigned would be entitled to in connection with the Reverse Stock Split if the Company had not elected to pay cash in lieu of issuing such fractional share.

The undersigned hereby certifies that he/she currently beneficially owns ______________ shares of this Company’s Common Stock, before giving effect to the proposed Reverse Stock Split. The undersigned hereby certifies that he acquired beneficial ownership of                      of such shares before [***], 2011, the date on which the Company first publicly announced, by current report filed with the United States Securities and Exchange Commission, its intention to effect the Reverse Stock Split. The undersigned hereby certifies that he or she did not vote for the transaction. The undersigned does not accept the Company’s offer of the estimated fair value. The undersigned estimates that the fair value of the shares currently owned is $                     per share. The undersigned hereby makes a demand for payment of this estimated value plus interest.

(Name as it appears on share certificates)

Address

(Signature)

(Date)

C-1

Appendix D

FORM OF TRANSMITTAL LETTER

OF

KENT INTERNATIONAL HOLDINGS, INC.

Return this form with your original stock certificate in the enclosed envelope to:
American Stock Transfer & Trust Company
Operations Center
6201 15th Avenue
Brooklyn, NY 11219

DO NOT RETURN THIS FORM TO KENT INTERNATIONAL HOLDINGS, INC.
DIRECT ANY QUESTIONS TO AMERICAN STOCK TRANSFER & TRUST COMPANY at 1(800) 937-5449.

Please carefully review the instructions before completing this Transmittal Letter. American Stock Transfer & Trust Company (“Agent”), the processing agent, can assist you if needed in completing this Transmittal Letter.

This Transmittal Letter is for use of holders of common shares of Kent International Holdings, Inc. (“Kent”) in connection with the proposed reverse stock split of the common shares as more fully described in the steps listed below:

(a)	Effective at the midnight MST of , 2011 (the “Effective Time”), the shares of Kent common stock will reverse split on a 1 for 950,000 basis (the “Reverse Split”);

(b)
Thereupon, each 950,000 pre-split Kent common shares will be converted to one common share, with holders of less than one whole share after the completion of the Reverse Split entitled to receive cash in lieu of fractional shares in an amount equal to $2.50 per pre-split share. As a result, shareholders owning fewer than 950,000 pre-split Kent common shares at the Effective Time will be cashed out and no longer be shareholders of Kent.

The records of the Agent show that you are a holder of common shares of Kent. By completing this Transmittal Letter, you hereby represent and warrant that you are the owner of the number of common shares of Kent which are represented by the stock certificate(s), described below and delivered herewith and have full power and authority to herewith deposit such shares. You hereby surrender the shares under the certificates listed below. The undersigned hereby authorizes and directs the Agent to issue (please select one):

     ☐ a certificate for new common shares to which the undersigned is entitled to because the undersigned owns 950,000 or more pre-split Kent common shares; or
     ☐ a check in the amount equal to $2.50 per pre-split share because the undersigned owns less than 950,000 pre-split Kent common shares.

     1. About You and Your Shares—Indicate Address Change as Necessary Below

Number of Shares	Certificate Number

2. Required Signatures—All shareholders must sign below exactly as shown on your stock certificates that you are tendering to the Agent.

X
Signature of Shareholder	Date

____________________________________
Name of Shareholder (Print)

( ) —
Daytime Phone Number, including Area Code

3. Lost, Missing or Destroyed Certificate(s)

To replace any lost, missing or destroyed certificates, please contact the Agent, the processing agent for Kent common stock, immediately at 1-800-937-5449. Replacement of any lost, missing or destroyed certificates may require you to provide a bond, indemnity, or other reasonable assurances required by the Agent.

4. Special Delivery Instructions

Stock certificates will be mailed to the person and address shown in box 1 above unless you indicate a different address below:

ADDRESS __________________________________

CITY STATE ZIP _____________________________

INSTRUCTIONS FOR COMPLETING THE TRANSMITTAL LETTER

All shareholders in possession of Kent shares must surrender their original stock certificates to the Agent in order to receive the new stock certificates evidencing the 950,000:1 Reverse Split or cash if the shareholder owns less than 950,000 pre-split shares (“Exchange”).

Until Kent stock certificates are received by the Agent at the address set forth in the Transmittal Letter, together with such documents as the Agent may require, and until such documents are processed for Exchange by the Agent, the holder of such Kent stock certificates shall not be entitled to receive the new certificate(s) or cash.

If your stock certificates are lost, stolen or destroyed, please refer to Instruction 9 below. The Reverse Split is subject to the terms, conditions and limitations described in the information statement mailed to shareholders on or about                     , 2011.

YOUR STOCK CERTIFICATES FOR ANY CERTIFICATED SHARES YOU HOLD MUST BE RETURNED WITH THE TRANSMITTAL LETTER FOR YOUR EXCHANGE TO BE VALID.

IF YOU HOLD ANY OF YOUR SHARES OF KENT WITH A STOCKBROKER IN STREET NAME, YOU WILL RECEIVE AND SHOULD FOLLOW THE SEPARATE TRANSMITTAL INSTRUCTIONS FROM YOUR BROKER.

Instruction 1 Exchange Deadline

To make a valid Exchange and have Kent pay for all costs associated with the Exchange you must deliver this Transmittal Letter, properly completed, and your Kent stock certificates to the Agent at the address shown on the Transmittal Letter as soon as possible and preferably before [***], 2011. Shareholders will be responsible for any costs associated with the Exchange if they tender their shares to the Agent after [***], 2011. Please do this in a timely manner to ensure a prompt Exchange. The Agent will have reasonable discretion to determine whether any Transmittal Letter is received on a timely basis and whether a Transmittal Letter has been properly completed. Any such determinations are conclusive and binding.  Failure to return a Transmittal Letter and surrender stock certificates may result in the shareholder being responsible for any costs associated with the Exchange.

Instruction 2 Signatures on Transmittal Letter, Stock Powers and Endorsements

(a)	All signatures must correspond exactly with the name written on the face of the stock certificate without alteration, variation or any change whatsoever.

(b)	If the stock certificates surrendered are held of record by two or more joint owners, all such owners must sign the Transmittal Letter.

(c)
If any surrendered Kent shares are registered in different names on several stock certificates, it will be necessary to complete, sign and submit as many separate Transmittal Letters as there are different registrations of stock certificates.

(d)
If this Transmittal Letter is signed by a person(s) other than the record holder(s) of Kent stock certificates delivered (other than as set forth in paragraph (e) below), such certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the record holder(s) appears on such certificate.

(e)
If this Transmittal Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the accompanying Kent stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

Instruction 3 Signature Guarantees Usually Not Required

Signatures on the Transmittal Letter need not be guaranteed unless you intend to place new certificate, if you are entitled one, in a different name than is on the current certificate. In such event, signatures on this Transmittal Letter must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Medallion Program, or by a stockbroker who is a member of such Program. Public Notaries cannot execute acceptable guarantees of signatures and the signature of a Notary Public is not acceptable for this purpose. You must also contact the Agent on anything else they would require from you to transfer your certificate.

The following are frequently requested types of registration changes. If your circumstances differ from those listed below, or if you have any other questions, please contact the Agent at American Stock Transfer & Trust Company (1-800-937-5449).

Name change due to marriage or transfer of ownership to another individual:

1.
Obtain a signature guarantee for the shareholder whose name is printed on the Transmittal Letter. If it is a joint account, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed. (See Instruction 3 for information on Signature Guarantees).

Shareholder whose name is printed on the Transmittal Letter is deceased. You are the executor or administrator of the estate:

1.	Provide a certified (under raised seal) copy of the Court Qualification appointing the legal representative (dated within 60 days).

2.	Obtain a signature guarantee for the legal representative. (See Instruction 3 for information on Signature Guarantees).

3.	Contact the Agent for any other Instructions.
The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor only:

1.	Provide a certified (under raised seal) copy of death certificate.
2.	Provide survivor’s signature (signature guarantee is not necessary in this case).

The account is a joint account and one of the account holders is deceased. Transferring shares to the survivor and adding a name:

1.	Provide a certified (under raised seal) copy of death certificate.

2.	Survivor must obtain a signature guarantee. (See Instruction 3 for information on Signature Guarantees.)

3.	Contact the Agent for any other Instructions.
The account is a custodial account and the former minor has reached the legal age of majority:

1.	The former minor must obtain a signature guarantee. (See Instruction 3 for information on Signature Guarantees.)

2.	Provide a certified (under raised seal) copy of the birth certificate for the former minor.

3.	Contact the Agent for any other Instructions.

If the request is being made by the minor who has now reached the age of majority:

1.	The former minor must obtain a signature guarantee. (See Instruction 3 for information on Signature Guarantees.)

2.	Contact the Agent for any other Instructions.
You want to have the account registered in the name of a trust:

1.
Obtain a signature guarantee for the shareholder whose name is printed on the Transmittal Letter. If it is a joint account, both owners must sign and have their signatures guaranteed. (See Instruction 3 for information on Signature Guarantees.)

2.	Provide a copy of the first and last pages of the trust agreement.

3.	Contact the Agent for any other Instructions.

Instruction 4 Special Delivery Instructions

Complete Box 4 only if you want Kent stock certificate or cash from the surrender of your shares to be delivered to an address other than the one printed in Box 1 entitled “About You and Your Shares.” Note: Your address of record will not be affected by completing this section.

Instruction 5 Delivery of Transmittal Letter and Stock Certificates

This Transmittal Letter, properly completed and duly executed, together with the certificate(s) representing Kent shares, should be delivered to the Agent at the address set forth on the front of the Transmittal Letter. The method of delivery of Kent stock certificates and all other required documents is at the election and risk of the holder of such Kent shares; however, if such certificates are sent by mail, it is recommended that they be sent by registered mail, appropriately insured, with return receipt requested. Insert in the box at the top of the Transmittal Letter the certificate number(s) of Kent common stock certificate(s) which you are surrendering and the number of shares represented by each certificate. If the space provided is insufficient, attach a separate sheet listing this information.

Instruction 6 Validity of Surrender, Irregularities

All questions as to validity, form and eligibility of any surrender certificates will be determined, in its sole discretion, by Kent (which may delegate the power to so determine in whole or in part to the Agent), and such determination shall be final and binding. Kent reserves the right to waive any irregularities or defects in the surrender of any certificate(s) and its interpretation of the terms and conditions of the Transmittal Letter or any other documents delivered therewith with respect to such irregularities or defects shall be final and binding. Surrender will not be deemed to have been validly made until all irregularities and defects have been cured or waived.

Instruction 7 Lost, Stolen, or Destroyed Certificates

If your Kent stock certificate(s) are lost, stolen or destroyed, please contact the Agent at American Stock Transfer & Trust Company (1-800-937-5449) immediately for instructions on how to proceed.

Instruction 8 Holders Who Are Nominees, Trustees or Other Representatives

Each holder of record of Kent shares is entitled to make an election and submit a Transmittal Letter covering all Kent shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds Kent shares in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Kent shares held through such nominee record holders, but such elections must be made on one Election Form. Beneficial owners who are not record holders are not entitled to submit Election Forms. Persons submitting a Transmittal Letter on behalf of a registered stockholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to above.

Instruction 9 Miscellaneous

Neither Kent nor the Agent is under any duty to give notification of defects in any Transmittal Letter. Kent and the Agent shall not incur any liability for failure to give such notification, and Kent and the Agent has the absolute right to reject any and all Transmittal Letters not in proper form or to waive any irregularities in any Transmittal Letter.

Instruction 10 Information and Additional Copies

Additional copies of this document may be obtained by telephoning the Agent at American Stock Transfer & Trust Company (1-800-937-5449). All inquiries with respect to the completion of the Transmittal Letter or the surrender of Kent stock certificates should be made directly to the Agent at American Stock Transfer & Trust Company (1-800-937-5449).

Instruction 11 Substitute Form W-9

You are required to provide the Agent with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 included herein. Failure to provide the information on the form may subject you to a ___federal income tax withholding on the payment of any amounts due for the certificate(s). The certificate included at the bottom of the form must be completed if you have not been issued a TIN and have applied for a number or intend to apply for a number in the near future. If the certificate is completed and the Agent is not provided a TIN within sixty (60) days, the Agent will withhold ___on payment of any amount due for the certificate(s) until a TIN is provided to the Agent.

IMPORTANT TAX INFORMATION

Under federal income tax law, a shareholder is required to provide the Agent (as payer) with such shareholder’s correct Taxpayer Identification Number (TIN) on the Substitute Form W-9 included herein. If such shareholder is an individual, the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $___ penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to surrendered certificates may be subject to backup withholdings. Exempt shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholdings and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that shareholder must submit a statement, signed under penalties of perjury, attesting to the individual’s exempt status. Such statements can be obtained from the Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. If backup withholding applies, the Agent is required to withhold ___of any amount otherwise payable to the shareholder. Backup withholdings is not an additional tax. Any amount withheld under backup withholding is allowable as a refundable credit against your federal income tax liability, provided you furnish the required information to the Internal Revenue Service. Such amounts, once withheld, are not refundable by the Agent.

Purpose of Substitute Form W-9

To prevent backup withholdings on payments that are made to a shareholder pursuant to the Reverse Split, the shareholder is required to notify the Agent of his or her correct TIN by completing the form certifying that the TIN provided in Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and (1) the shareholder has not been notified by the internal Revenue Service that he or she is subject to backup withholdings as a result of a failure to report all interest or dividends or (2) the Internal Revenue Service has notified the shareholder that he or she is no longer subject to backup withholdings. If a TIN is not provided to the Agent within sixty (60) days, the Agent is required to withhold ___of all reportable payments thereafter made to the shareholder until a TIN is provided.

What Number to Give the Agent

The shareholder is required to give the Agent the social security number or employer identification number of the record owner of the certificates. If the certificates are in more than one name or are not in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidelines on which number to report.

PAYER:  AMERICAN STOCK TRANSFER & TRUST COMPANY

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part I-PLEASE PROVIDE YOUR TIN IN THE SPACE AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number
OR Employer identification number
		Part II For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.	Part III Awaiting TIN #
Certification – UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
Payer’s Request for Taxpayer Identification Number (TIN)
(2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that i am subject to backup withholding as  a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item(2).
Also see instruction in the enclosed Guidelines.

SIGNATURE ______________ DATE ______________ YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART III OF SUBSTITUTE FORM W-9

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
IF YOU CHECKED THE BOX IN PART III OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future.  I understand that, notwithstanding that I have checked the box in Part III (and have completed this Certificate of Awaiting Taxpayer Identification Number), ___of all cash payments made to me will be withheld until I provide a properly certified taxpayer identification number of the Processing Agent.

SIGNATURE ___________________________________ DATE ___________________________________

Appendix E

Annual Savings Chart

Number	Item	Amount	Description

1.	Registered Public Accountants	$13,000	Audit
		4,500	Quarterly Reviews

2.	Legal Counsel	2,000	Review SEC Filings

3.	Transfer Agent	6,300

4.	Management Fee	252,000

5.	XBRL Conversion and Filing	2,000

6.	Edgar Filing Fees	3,000

7.	Directors’ Fees	17,000

8.	Options Compensation Expense	8,787

9.	Dun & Bradstreet Subscription	12,088

		$320,675

E-1

Appendix F

PRESENTATION TO THE SPECIAL COMMITTEE

KENT INTERNATIONAL HOLDINGS, INC.

JULY 24, 2011

SEIDMAN & CO., INC.

INVESTMENT BANKING

Established 1970

I. OBJECTIVE AND TRANSACTION	4
II. INFORMATION REVIEWED.	7
III. PROFILE OF KENT INTERNATIONAL HOLDINGS, INC	13
IV. KENT INTERNATIONAL HOLDINGS, INC TRADING HISTORY	17
V. PRINCIPAL TEST FOR DETERMINING FAIRNESS	14
VI. CONCLUSION	15

TABLE OF TABLES
I. KENT INTERNATIONAL HOLDINGS, INC TRADING HISTORY	5
II. KENT INTERNATIONAL HOLDINGS, INC. PREMIUM DATA	6
III. RECENT PURCHASE OR GOING PRIVATE TRANSACTION PREMIUMS	7
IV. KENT INTERNATIONAL HOLDINGS, INC. COMPARABLES BY TYPE	9
V. MARKET COMPARABLE FINANCIAL DATA	10
VI. COMPARISON OF CAPITALIZING RATIOS WITH KENT INTERNATIONAL HOLDINGS, INC	13
VII. KENT INTERNATIONAL HOLDINGS, INC. PRICE TO TANGIBLE BOOK VALUE	14

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 2 of 16

I.      OBJECTIVE AND TRANSACTION

To analyze and determine fairness, from a financial point of view, to minority shareholders of Kent International Holdings, Inc., (“Kent,” “The Company”) of a proposed transaction whereby the Common Stock of Kent will be subject to a reverse split, with fractional shares cashed out at a pro forma equivalent of $2.50 per share.

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 3 of 16

II.    INFORMATION REVIEWED

In undertaking the analysis of the proposed cash out of the fractional shares of Kent International, Inc., we have reviewed and considered the following information and data:

•	The Company’s 10-K as of December 31, 2010;

•	The Company’s 10-Q as of June 30, 2011;

•	The Integra Realty Resources appraisal of the Dallas, Texas GSA Office Property acquired as of March, 2011;

•	Cash and such other assets as the Company may have;

•	Trading history of the Kent’s Common Stock;

•	The proposed $2.50 cash out price relative to the unaffected price of the Kent’s Common Stock;

•	The premium of Kent’s cash out price relative to the premiums paid for other, recent such purchase or going private transactions;

•
The relative value being provided Kent International, Inc. shareholders relative to the values at which “peer,”  or “market comparable,” companies are selling, as measured by price/tangible book value and price/ revenues;

•	The outlook and potential of the Company, based on its present, and announced business plan;

•	The outlook for the US economy and equity market at this time;

•	Such other analysis and tests as were felt to be appropriate.

During the course of our investigation, we conducted interviews with persons who, in our judgment, were capable of providing us with information necessary to complete the assignment, including members of management.  We have assumed that the information and accounting supplied by management and others are accurate, and reflect good faith efforts to describe the current and prospective status of Kent International Holdings, Inc., from an operational and financial point of view.  We have relied, without independent verification, upon the accuracy of the information provided by these sources.

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 4 of 16

III.    PROFILE OF KENT INTERNATIONAL HOLDINGS, INC.

Kent International Holdings, Inc. is a publicly-traded (KNTH), micro-capitalization company  (Symbol “KNTH.PK”) incorporated in the State of Nevada, and principally committed to making investments in cash yielding real properties offering the potential for capital appreciation.  The Company initiated real estate investment activities through the acquisition of a Dallas, Texas, income producing office property.  The 39,329 square foot office building was acquired for approximately $4.3 million in cash, and is 100% leased by the Government’s General Services Administration (GSA) through January 18, 2018 at a rate of $18.98 per square foot.

 The Company has also provided a first mortgage loan in the amount of $321,790, to a private real estate developer for the purchase of a foreclosed residential property in Southlake, Texas.  The interest only, participating mortgage is for a maximum term of twenty-six months at a rate of 10% for the first fourteen months, 12% for the remainder of the term.  The Company is also entitled to receive 20% of any profits realized from the sale of the property.

Kent had approximately $4.8 million of cash on its balance sheet as of June 30, 2011.

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 5 of 16

IV.   KENT INTERNATIONAL HOLDINGS, INC., TRADING HISTORY

Kent has 3,555,488 common shares outstanding, of which approximately 53.44% is owned by Kent Financial Services Inc., a Nevada Corporation.  Through direct ownership and his interest in Kent Financial Services, Inc., Mr. Paul O. Koether is a beneficial owner or authorized proxy for 62.31% of Kent’s common stock.  In addition, the Biotechnology Value Fund owns 725,606 shares, or approximately 20.41%, while Messrs. Bryan P. Healey and Rocco Mastrodomenico own an aggregate 7,266 shares, or 1.58%.  The balance of the Company’s common shares are publicly owned and traded.

The common shares of Kent International Holdings, Inc. are thinly traded, averaging approximately 6,183 shares traded per month over the 52 weeks ended July 15, 2011, and 7,438 per month over the 106 weeks ended the same date.  These figures represent approximately 0.1739% and 0.2091%, respectively, of average common shares outstanding at the time.

Table I – Kent International Holdings, Inc. Trading History

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 6 of 16

V.     PRINCIPAL TESTS FOR DETERMINING FAIRNESS

Principal tests for determining the fairness of the offering, from a financial point of view, to the minority shareholders of Kent International Holdings, Inc. are analyzed and discussed in the following sections.

A.     Premium Over Trading Price High/Low and Unaffected Market Price

One critical test of a transaction’s fairness, from a financial point of view, is the measure of the cash price being offered relative to the unaffected price of the subject common stock, and how this compares with the premiums of other recent transactions.

The unaffected closing price, the share price prior to announcement or transaction speculation, of Kent’s common shares as of July 15, 2011 was $1.88.  The cash out price for Kent’s common shares is indicated at a $2.50 per share equivalent, a premium of 32.98% relative to the unaffected price.

Table II – Kent International Holdings, Inc. Premium Data

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 7 of 16

A universe of nineteen recent purchase or going private transactions have been reviewed, as evidenced in the data on the following page.  The average premium over the unaffected price of the 19 recent transactions is indicated at 29.71%, the median at 30.25%.

Table III – Recent Purchase or Going Private Transaction Premiums

The premium being proposed for the minority shareholdings of Kent is indicated to be slightly higher than that paid on average, or median, in similar transactions at this time.

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 8 of 16

At the same time, the $2.50 cash out price is at a 2% premium over the 106 week high price of the stock and approximately 89% premium over the 106 week low trading price.

The slightly superior premium of the cash out price to the unaffected Kent stock price relative to that provided in other recent transactions, the premium over the historic two year Kent trading price high, and the more significant premium over the 106 week low trading price are all indicative of fairness from a financial point of view.

B.    Comparison of Capitalized Ratios with Market Comparable Companies

Another critical test of fairness involves the comparison capitalizing ratios being paid for Kent with the capitalizing ratios of “Peer Group” or “Market Comparable” companies, focusing on Price/Tangible Book Value Per Share and Price/Revenue Per Share.  The comparison is for the purpose of determining whether the capitalizing ratios being paid for the shares being purchased, in this instance, the minority shares of Kent International Holdings, Inc., are in line with companies in the approximately the same industry.  In general, where the capitalized ratios being paid in a transaction are higher than the ratios of the market comparables, fairness in this test would be indicated.

There is need to isolate a sizable universe publicly traded real estate investment companies with operations approximately comparable to Kent International Holdings, Inc.  In this connection, a universe of fifteen market comparable companies has been derived from a combination of seven Real Estate Investment Trusts (“REITS”), six Closed-end Funds with a real estate focus, and two publicly traded Real Estate Development Companies, some of which have significantly larger net worth and revenues than Kent.

The following lists and categorizes the companies chosen for deriving comparative capitalizing ratios.

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 9 of 16

Table IV – Kent International Holdings Inc., Comparables by Type

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 10 of 16

Financial data on these 15 companies, along with that of Kent, are found in Table V following.

Table V – Market Comparable Financial Data

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 11 of 16

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 12 of 16

Many of the comparable companies have larger market capitalizations and greater financial resources than Kent, and all but two of the companies pay a dividend, whereas Kent does not.  Focusing on the two critical capitalizing ratios (Price/Tangible Book Value per Share and Price/Revenues per Share) the Kent cash out equivalent of $2.50 per common share results in Kent derived ratios exceeding both the average and median for the market comparable universe.

This is reflected in the summary below herein, where it is indicated that the Price/Tangible Book Value per Share for Kent is 1.23x, exceeding that of the average for market comparables (0.82x) and the median (0.94x).  In turn, the Kent Trailing Twelve Month Price/Revenues per Share approximates 316x, higher than that of the average market comparable (12.22x), and the median (14.2x).

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 13 of 16

Where projected Kent per share revenues are employed as a reference ($0.21), the $2.50 cash out Price/Revenue Per Share ratio is 11.7x.  This compares with the average market comparable ratio of 12.22x and the median market comparable ratio 14.2x.  However, the market comparables do not reflect projected data.

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 14 of 16

Table VI - Comparison of Capitalizing Ratios with Kent International Holdings, Inc.

Company	Kent International Holdings, Inc.		Average of Comparables Universe	Median of Comparables Universe
Ticker	KNTH		NA	NA
Category	RE Holding Company		NA	NA
Balance Sheet Data (Thousands) Period Ended:	**6/30/2011**		**NA**	**NA**
Cash and Cash Equivalents	$4,777		$14,712	$2,496
Real Estate Investment/Securities Invested	$2,903		$568,419	$345,560
Intangible Assets	$2,078		$6,252	$0
Goodwill	$0		$4,571	$0
Total Assets	$10,157		$644,508	$381,480
Total Liabilities	$851		$344,863	$216,732
Shareholders' Equity	$9,306		$299,550	$221,730
Total Liabilities and Shareholders' Equity	$10,157		$644,413	$380,767
Tangible Book Value	$7,228		$288,727	$217,485
TTM Income Statement (Thousands) Period Ended:	**6/30/2011**		**NA**	**NA**
Total Revenue	$28		$53,945	$32,920
EBITDA	($370)		$25,583	$12,083
Depreciation and Amortization	$11		$14,086	$0
EBIT	($381)		$11,496	$6,365
Interest Expense (Income)	($11)		$14,323	$5,154
Earnings Before Taxes (Loss)	($11)		($2,827)	($945)
Net Earnings (Loss)	($369)		($2,371)	($945)
Dividends Paid	($370)		$14,395	$10,353
Market and Capitalization Data:				
Share Price	$2.50	(1)	$10.32	$10.24
Shares Outstanding	3,555,488		27,557,260	16,696,883
Market Capitalization (Thousands)	$8,889		$274,930	$208,166
Tangible Book Value per Share	$2.03		$10.15	$10.43
P/Tangible Book Value per Share	**1.23**		**0.82**	**0.94**
Revenue per Share	$0.01		$5.01	$1.51
P/Revenue per Share	**315.85**		**12.22**	**14.20**

(1) The indicated offering price to shareholders of the publicly held stock,of $2.50, before reverse stock split.

This test of relative capitalizing factors provides further evidence of fairness, from a financial point of view, to the minority Shareholders in the indicated $2.50 per share equivalent price being offered Kent minority shareholders.

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 15 of 16

C.    Price to Tangible Book Value

The cash out price of $2.50 reflects a 23.15% premium over the firm’s tangible book value of equity of $2.03 per common share, some 53% of which is cash.  This premium, particularly relative to the cash portion, further indicates the transaction’s fairness to the minority shareholders of Kent International Holdings, Inc.  The composition of the Company’s tangible book value of equity per share as of June 30, 2011, and related premium follows.

Table VII – Kent International Holdings, Inc. Price to Tangible Book Value

Presentation to the Special Committee
Kent International Holdings, Inc
July 24, 2011	Page 16 of 16

VI.    CONCLUSION

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.  Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company’s Common Stock. We are expressing no opinion herein as to the price at which the Company Common Stock will trade at any future time.

Giving consideration to all of the information reviewed as listed above, in particular the premium over unaffected price relative to other recent transaction, the Kent cash out Price/Tangible Book Value Per Share and Price/Revenues Per Share ratios, relative to a universe of comparables, and the absolute Price/Tangible Book Value Per Share, among other factors, it is our considered professional judgment that the indicated cash out value of $2.50 per common share is fair to the minority shareholders of Kent International Holdings, Inc., from a financial point of view.

Appendix G
SEIDMAN & CO., INC.

1350 Avenue of the Americas, 3rd Floor New York, NY 10019 Tel: (212) 843-1480 Fax: (212) 707-8116 Website: www.seidman-co.com	3951 Gulf Shore Boulevard North, Suite 701 Naples, FL 34102 Tel: (734) 347-8333 Email: info@seidman-co.com
August 10, 2011

The Special Committee of the Board of Directors
Kent International Holdings, Inc.
c/o Stuart B. Newman, Esq.
Salon Marrow Dyckman Newman & Broudy
292 Madison Avenue
New York, New York 10011

Gentlemen:

You have retained Seidman & Co., Inc. to analyze and determine fairness, from a financial point of view, to the shareholders of the Common Stock of Kent International Holdings, Inc.,  (“Kent,” “the Company”), a Nevada corporation,  of a proposed Transaction whereby the Common Stock will be subject to a reverse split, with fractional holders cashed out at a pro forma equivalent of $2.50 per share.

In reaching our fairness opinion, we have examined and considered all available information and data which we deemed relevant to determining the fairness of the proposed cash out Transaction from a financial point of view, including but not limited to:

•	The Company’s 10-K as of December 31, 2010;

•	The Company’s 10-Q as of June 30, 2011;

•	The Integra Realty Resources appraisal of the Dallas, Texas GSA Office Property acquired as of March, 2011;

•	Cash and such other assets as the Company may have;

•	Trading history of the Kent’s Common Stock;

•	The proposed $2.50 cash out price relative to the unaffected price of Kent’s Common Stock;

•	The premium of Kent’s cash out price relative to the premiums paid for other, recent such purchase or going private transactions;

•
The value being provided Kent International, Inc. shareholders relative to the values at which “peer,”  or “market comparable,” companies are selling, as measured by price/tangible book value and price/ revenues;

•	The outlook and potential of the Company, based on its present, and announced business plan;

•	The outlook for the US economy and equity market at this time;

•	Such other analysis and tests as were felt to be appropriate.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.  Selecting portions of the analyses or of the summary set forth herein without considering the analysis as a whole could create an incomplete view of the processes underlying Seidman & Co. Inc.’s fairness opinion.  This letter is prepared solely for the purpose of Seidman & Co., Inc. providing an outline of the opinion as to the fairness of the subject financing transaction, and does not purport to be an appraisal or necessarily reflect the prices at which businesses or securities actually may be sold.  This letter only has application as it is employed with reference to supporting research and tables.

SEIDMAN & CO., INC.
INVESTMENT BANKING
Established 1970
G-1

Seidman & Co., Inc.

During the course of our investigation, we conducted interviews with persons who, in our judgment, were capable of providing us with information necessary to complete the assignment, including members of management.  We have assumed that the information and accounting supplied by management and others, including the Company’s accountants, are accurate, and reflect good faith efforts to describe the current and prospective status of Kent International Holdings, Inc. from an operational and financial point of view.  We have relied, without independent verification, upon the accuracy of the information provided by these sources.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.  Our opinion is limited to the fairness of the contemplated cash out transaction, from a financial point of view, to the holders of the Company’s Common Stock.  We are expressing no opinion herein as to the price at which the Company Common Stock might trade at any future time.

Giving consideration to all of the information reviewed as listed above, other factors as well, and with particular weight accorded to (a) the premium in the $2.50 equivalent  per share price over the unadjusted Kent Common Stock price, relative to other comparable transactions  approximately these past six months;   (b)  the premiums of the pro forma price/latest tangible book value and price/12 month revenues relative to the price/latest tangible book value and price/revenues of a universe of 19 approximately market comparable real estate investment companies, most much larger and with a history of dividend  payments; and,(c)  a price/tangible book value per share for Kent which is at a premium to tangible book value and component cash, it is our considered professional judgment that the fractional cash out price at a pro forma equivalent of $2.50 per share, as summarized above, is fair to the minority shareholders of Kent International Holdings, Inc., from a financial point of view.

Yours truly,

Seidman & Co., Inc.

INVESTMENT BANKING
Established 1970
G-2

Appendix H

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

MARK ONE:

☒	Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
For the Fiscal year ended December 31, 2010

☐	Transition Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
For the transition period from __________ to  _____________.

Commission file number 0-20726

Kent International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-4888864
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5305 Miramar Lane, Colleyville, Texas	76034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number   (682) 738-8011

Securities registered under Section 12(b) of the Exchange Act:
None

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $.002 per share
(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. ☐

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. ☐

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.Yes  ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files.)  Yes ☐    No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K  is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ☐          No ☒

As of February 28, 2011, there were 3,555,488 shares of common stock outstanding.  The aggregate market value of the common stock held by non-affiliates of the registrant, based upon the closing sale price on The Pink Sheets on June 30, 2010, was $2.732 million.

PART I

Item 1.  -         BUSINESS

General

Except for the historical information contained herein, the matters discussed in this Annual Report on Form 10-K are forward-looking statements that involve risks and uncertainties.  For a discussion of certain factors which may affect the outcome projected in such statements, see Item 1A (“Risk Factors”) of this Annual Report, as well as factors noted in the balance of this Item 1 (“Description of Business”).  Actual results may differ materially from those projected.  These forward-looking statements represent the Company’s judgment as of the date of the filing of this Annual Report.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Background

Kent International Holdings, Inc. (“Kent International,” “Company,” “us,” “we” and “our”), previously known as Cortech, Inc. (“Cortech”), was a biopharmaceutical company whose primary focus had been the discovery and development of novel therapeutics for the treatment of inflammatory disorders.  Cortech was incorporated in 1982 in Colorado and reincorporated in Delaware in 1991.  On May 25, 2006, Cortech was reincorporated in Nevada by a merger with its wholly owned subsidiary, Kent International Holdings, Inc.  The reincorporation effected a change in Cortech’s legal domicile from Delaware to Nevada and a change in the name from Cortech, Inc. to Kent International Holdings, Inc.

Securities Broker-Dealer

The Company’s wholly owned subsidiary, Kent Capital, Inc. (“Kent Capital”), is a securities broker-dealer.  Kent Capital’s membership agreement with the Financial Industry Regulatory Authority (FINRA) allows it to operate under three business lines; Private Placements, Real Estate Syndication and Trading Securities for Our Own Account.  The Company operates the broker dealer in an attempt to generate revenue and earnings. However, management will continue to pursue acquisition opportunities that offer potentially profitable uses for the Company’s available capital as discussed below.

To generate Private Placement revenue Kent Capital may raise capital from accredited and institutional investors for direct equity investments in real estate and real estate related projects.  These projects could include foreclosure properties, land (both finished and unfinished lots), partially finished commercial or residential projects, farmland or timberland, medical properties, commercial office properties, student housing properties, multi-family properties, and energy efficiency, cogeneration, solar or wind projects.  Kent Capital would market these opportunities only to accredited investors who might be high net worth individuals or institutions.

Real Estate Syndication may be a derivative of Kent Capital’s real estate related Private Placement business as we may at times acquire a property or project prior to seeking investor interest.  In most cases, Kent Capital would then act as the sponsor of the syndicate and sell limited partnership interests in the property or project while remaining the general partner.  In other cases, the Company may decide to hold the property for future resale.  The Company will have the ability to close acquisitions quickly without requiring us to raise investor capital.  This would allow Kent Capital to market the opportunity to appropriate investors without time constraints.

Kent Capital is also approved for Trading Securities for Its Own Account.  As a result of the current condition of the financial markets, management believes that there are opportunities to acquire equity in publicly traded companies at historically low values.  Management may invest a portion of Kent Capital’s capital in such opportunities.  These investments would be made with the purpose of selling them for a capital gain at some future point.  All trading would be performed in a brokerage account opened in Kent Capital’s name at a discount brokerage such as Charles Schwab or Fidelity in order to minimize commission expenses and trading costs.

Business Development Activities

Kent International may also serve as a vehicle for the acquisition of another company (a ‘‘target business’’).  The Company may use its available working capital, capital stock, debt or a combination of these to effect a business combination with a company seeking to establish a public trading market for its securities while avoiding the time delays, significant expense, loss of voting control and other burdens including significant professional fees of an initial public offering.  A business combination may be with a financially stable, mature company or a company that is in its early stages of development or growth, which could include companies seeking to obtain capital and to improve their financial stability.

The Company will not restrict its search to any particular industry; rather, it may investigate businesses of essentially any kind or nature and participate in any type of business that may, in management's opinion, meet the business objectives as described in this report.  The Company emphasizes that the description in this report of the business objective of seeking an operating business is extremely general and is not meant to restrict management discretion to seek and enter into potential business opportunities.

The Company has not identified the particular business in which it will seek to engage, nor has it conducted any market studies with respect to any business or industry to evaluate the possible merits or risks of the target business or industry in which the Company ultimately may operate.  To the extent the Company enters into a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of revenues or earnings, or starts its own new business, the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or developing companies.  In addition, to the extent that the Company effects a business combination with an entity in an industry characterized by a high level of risk or starts its own new business in such an industry, the Company will become subject to the currently unascertainable risks of that industry.  An extremely high level of risk frequently characterizes certain industries that experience rapid growth.  In addition, although the Company will endeavor to evaluate the risks inherent in a particular industry or target business, the Company cannot assure you that it will properly ascertain or assess all significant risk factors.

Sources of target businesses

Kent International anticipates that target business candidates may be brought to the Company’s attention from various unaffiliated sources, including securities broker-dealers, investment bankers, private equity groups, venture capitalists, bankers, business brokers and other members of the financial community, who may present solicited or unsolicited proposals.  The Company’s officers and directors and their affiliates may also bring to the Company’s attention target business candidates.  The Company has entered into non-exclusive agreements with several finders and investment bankers and may engage such firms in the future for which the Company may pay a finder's fee or other compensation if a transaction is completed.

Selection of a target business and structuring of a business combination

The Company’s management will have significant flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, management may consider, among other factors, the following:

•	the financial condition and results of operation of the target;

•	the growth potential of the target and that of the industry in which the target operates;
•	the experience and skill of the target's management and availability of additional personnel;
•	the capital requirements of the target;
•	the competitive position of the target;
•	the stage of development of the target's products, processes or services;
•	the degree of current or potential market acceptance of the target's products, processes or services;
•	proprietary features and the extent and quality of the intellectual property or other protection of the target's products, processes or services;
•	the regulatory environment of the industry in which the target operates;
•	the prospective equity interest in, and opportunity for control of, the target; and
•	the costs associated with effecting a business combination.

These criteria are not intended to be exhaustive.  Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by the Company’s management in connection with effecting a business combination consistent with the Company’s business objective.  In connection with the evaluation of a prospective target business, the Company anticipates that it will conduct an extensive due diligence review that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as a review of financial or other information that will be made available to us.

Social Networking Website

Kent International also operates a niche social networking website, www.ChinaUSPals.com, designed to promote cultural exchange between the citizens of the United States and those of the People’s Republic of China.  Membership to the site is free, thus, any potential revenues will be derived from advertisements placed on the site by third parties.  The site provides users with access to other users’ personal profiles and enables the user to send messages to other registered users of similar interests in order to develop lasting friendships or simply attain a pen pal.  ChinaUSPals.com also features user generated discussion forums and blogs as well as user submitted videos and pictures.

Kent International faces the risk that our website will not be viewable in China or will be deliberately blocked by the government of the People’s Republic of China.  Internet usage and content are heavily regulated in China and compliance with these laws and regulations may cause us to change or limit our business practices in a manner adverse to our business.  Membership growth dramatically declined at the end of 2009 and remained relatively flat in 2010.  Accordingly, the Company is reviewing strategic options available to ChinaUSPals.com including selling the site or shutting down the site’s operations.  The Company has ceased all paid advertising for the site in order to minimize operational costs.

Item 1A.  -              RISK FACTORS

Our business operations produce losses

The Company had very limited business operations during 2010 and 2009, and the Company had net losses of $359,041 and $474,618 in 2010 and 2009, respectively.  At December 31, 2010, the accumulated deficit was $89,833,067.  The Company initiated its broker-dealer operations at the end of 2009; however, the Company does not expect that its securities broker-dealer or its business development activity will generate any significant revenues for an indefinite period as these efforts are in their early stages.  As a result, these activities will produce losses until such time as meaningful revenues are achieved.

Broker-Dealer Risks

The securities industry is, by its nature, subject to various risks, particularly in volatile or illiquid markets, including the risk of losses resulting from the ownership of securities, customer fraud, employee errors and misconduct and litigation.  Kent Capital is engaged in an extremely competitive business and its competitors include organizations that have substantially more employees and greater financial resources.  Kent Capital will also compete for investment funds with banks, insurance companies, hedge funds, private equity funds and other investment companies.

The expenses related to identifying a target business and to complete a business combination will increase the losses of the Company.

Until presented with a specific opportunity for a business combination, the Company is unable to ascertain with any degree of certainty the time and costs required to select and evaluate a target business and to structure and complete the business combination.  Any costs incurred in connection with the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to the Company and reduce the amount of capital otherwise available to complete a business combination and thereafter operate the acquired business.  Kent International cannot assure you that it will be successful in identifying a target business and completing a business combination on terms favorable to its stockholders, if at all.

The tax treatment of a potential business combination is not clear.

The Company will endeavor to structure a business combination so as to achieve the most favorable tax treatment to it and to the target business and the stockholders of both companies.  Kent International cannot assure you, however, that the Internal Revenue Service or appropriate state tax authorities will agree with the Company’s tax treatment of the business combination.

We have limited ability to evaluate the target business' management; we cannot anticipate what role, if any, the Company’s management will play in a combined business and whether our management has the necessary experience to manage the combined business; we do not know if we will be able to recruit more management if necessary.

Although the Company intends to carefully scrutinize the management of a prospective target business before effecting a business combination, it cannot assure you that its assessment of the target's management will prove to be correct.  In addition, the Company cannot assure you that the target's future management will have the necessary skills, qualifications or abilities to manage a public company.  Furthermore, the future role of the Company’s officers and directors, if any, in the target business cannot presently be stated with any certainty.  While it is possible that one or more of the Company’s officers and directors will remain associated in some capacity following a business combination, it is uncertain whether all of them will devote their full efforts to the Company’s affairs after a business combination.  Moreover, the Company cannot assure you that its officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

The Company may seek to recruit additional management personnel to supplement the incumbent management of the target business.  The Company cannot assure you, however, that it will be able to recruit additional managers who have the requisite skills, knowledge or experience necessary to enhance the incumbent management and successfully operate the target business.

In our search for an appropriate combination partner, we will have to compete with other entities with more experience and greater resources; after a successful business combination we will have to face the competitors of the operating company we combine with.

The Company may encounter intense competition from other entities seeking to combine with a privately held operating company.  Many of these entities, including financial consulting companies and venture capital firms, have longer operating histories and have extensive experience in identifying and effecting business combinations.  Many of these competitors also possess significantly greater financial, technical and other resources than does the Company.  Kent International cannot assure you that it will be able to effectively compete with these entities. Consequently, Kent International may acquire a company with less favorable prospects then it would otherwise prefer, thus making its long-term prospects for success less likely.

If the Company effects a business combination, it will become subject to competition from the competitors of the acquired business.  In particular, industries that experience rapid growth frequently attract larger numbers of competitors, including competitors with greater financial, marketing, technical and other resources than the Company.  The Company cannot ascertain the level of competition it will face if it effects a business combination, and it cannot assure you that it will be able to compete successfully with these competitors.

Our social networking website might not be viewable in China.

We face the risk that our website will not be viewable in China or will be deliberately blocked by the government of the People’s Republic of China.  Internet usage and content are heavily regulated in China and compliance with these laws and regulations may cause us to change or limit our business practices in a manner adverse to our business.

The Pink Sheets are characterized by high volatility which may negatively affect our stock price.

Our common stock is quoted on the Pink Sheets under the symbol “KNTH”.  The Pink Sheets and the price of our common stock are characterized by high volatility.  The Company cannot guarantee any market for its shares of common stock, and cannot guarantee that any stable market for its shares of common stock will develop or be sustained.  The Company cannot predict the effect, if any, that our business activities or a business combination might have on the market price.

Employees

The company does not have any compensated employees.

ITEM 2.  -               PROPERTIES

The Company’s executive offices are located in Colleyville, Texas in premises provided by Kent Financial Services Inc.  The Company pays Kent Financial Services a monthly management fee of $21,000 for management services.  No separate payment is made for use of the premises.

ITEM 3.  -               LEGAL PROCEEDINGS

None

ITEM 4. -                RESERVED

PART II

ITEM 5. -	MARKET FOR COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITOES

Shareholders of Record

At February 28, 2011, the Company had approximately 369 stockholders of record.

Market Information

Since June 8, 2006, the Company’s common stock has been quoted on The Pink Sheets, under the symbol “KNTH”.  The table below sets forth the high and low sales price per share of the Common Stock for the periods indicated, as reported in The Pink Sheets

Calendar Quarter Ended:		High	Low

2010	March 31	$1.90	$1.65
	June 30	1.95	1.80
	September 30	1.90	1.80
	December 31	2.00	1.80

2009	March 31	$2.45	$1.50
	June 30	2.45	1.64
	September 30	1.95	1.62
	December 31	2.00	1.81

Dividends

The Company has not paid any cash dividends on its common stock since its inception and does not anticipate paying any cash dividends in the foreseeable future.

Purchase of Equity Securities

In October 2000, the Board of Directors approved a stock repurchase program authorizing the Company to repurchase up to 320,000 shares of its Common Stock at prices deemed favorable from time to time in the open market or in privately negotiated transactions subject to market conditions, the Company’s financial position and other considerations.  This program has no expiration date.  No shares were repurchased during the year ended December 31, 2010.  At December 31, 2010, there were 121,068 shares remaining authorized for repurchase under the program.  All shares repurchased were returned to the status of authorized but unissued shares.

Equity Compensation Plan Information

The following table sets forth information about the shares of the Company’s common stock that may be issued upon the exercise of options granted to employees under the Company’s 1986 Stock Option Plan:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)

Equity Compensation Plans Approved by Security Holders

1986 Stock Option Plan	100,000	$3.20	100,000

The Company’s 1986 Stock Option Plan (“1986 Plan”) authorizes the grant of stock options to officers and employees of the Company to purchase an aggregate of 300,000 shares of common stock.  The stock options granted under the plan may be incentive stock options (“ISO”) or nonstatutory stock options (“NSO”).  The Board of Directors may set the rate at which the options expire, subject to limitations discussed below.  However, no options shall be exercisable after the tenth anniversary of the date of grant or, in the case of ISOs, three months following termination of employment, except in cases of death or disability, for which the time or exercisability is extended.  In the event of dissolution, liquidation or other corporate reorganization, all stock options outstanding under the 1986 Plan would become exercisable in full.

ISOs may not be granted at an exercise price of less than the fair market value of the common stock at the date of grant.  If an ISO is granted to an employee who owns more than 10% of the Company’s total voting stock, such exercise price shall be at least 110% of fair market value of the common stock, and the ISO shall not be exercisable until after five years from the date of grant.  The exercise price of each NSO may not be less than 85% of the fair market value of the common stock at the date of grant.

The plan also provides for stock appreciation rights, which may be granted with respect to any stock option.  No stock appreciation rights have been granted through December 31, 2010.

ITEM 6. -	SELECTED FINANCIAL DATA

Not Applicable.

ITEM 7. -	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the Company’s Financial Statements and Notes thereto included elsewhere in this Form 10-K.  Statements in this report relating to future plans, projections, events or conditions are forward-looking statements.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected and include, but are not limited to, the risks discussed below, the risks discussed in the section of this Form 10-K entitled “Risk Factors” and risks discussed elsewhere in this Form 10-K.  The Company expressly disclaims any obligation or undertaking to update these statements in the future.

Organization

Kent International Holdings, Inc. (“Kent International” or “Company”), previously known as Cortech, Inc. (“Cortech”), was a biopharmaceutical company whose primary focus had been the discovery and development of novel therapeutics for the treatment of inflammatory disorders.  Cortech was incorporated in 1982 in Colorado and reincorporated in Delaware in 1991.  On May 25, 2006, Cortech was reincorporated in Nevada by a merger with its wholly owned subsidiary, Kent International Holdings, Inc.  The reincorporation effected a change in Cortech’s legal domicile from Delaware to Nevada and a change in the name from Cortech, Inc. to Kent International Holdings, Inc.

Business Activities

The Company’s wholly owned subsidiary, Kent Capital, Inc. (“Kent Capital”), is a securities broker-dealer.  Kent Capital’s membership agreement with the Financial Industry Regulatory Authority (FINRA) allows it to operate under three business lines; Private Placements, Real Estate Syndication and Trading Securities for Our Own Account.  The Company operates the broker dealer in an attempt to generate revenue and earnings. However, management will continue to pursue acquisition opportunities that offer potentially profitable uses for the Company’s available capital as discussed below.

To generate Private Placement revenue Kent Capital may raise capital from accredited and institutional investors for direct equity investments in real estate and real estate related projects.  These projects could include foreclosure properties, land (both finished and unfinished lots), partially finished commercial or residential projects, farmland or timberland, medical properties, commercial office properties, student housing properties, multi-family properties, warehouse and distribution facilities, other types of real estate projects, and energy efficiency, cogeneration, solar or wind projects.  Kent Capital would market these opportunities only to accredited investors who might be high net worth individuals or institutions.

Real Estate Syndication may be a derivative of Kent Capital’s real estate related Private Placement business as we may at times acquire a property or project prior to seeking investor interest.  In most cases, Kent Capital would then act as the sponsor of the syndicate and sell limited partnership interests in the property or project while remaining the general partner.  In other cases, the Company may decide to hold the property for future resale.  The Company will have the ability to close acquisitions quickly without requiring us to raise investor capital.  This would allow Kent Capital to market the opportunity to appropriate investors without time constraints.

Kent Capital is also approved for Trading Securities for Its Own Account.  As a result of the current condition of the financial markets, management believes that there are opportunities to acquire equity in publicly traded companies at historically low values.  Management may invest a portion of Kent Capital’s capital in such opportunities.  These investments would be made with the purpose of selling them for a capital gain at some future point.  All trading would be transacted in a brokerage account opened in Kent Capital’s name at a discount brokerage such as Charles Schwab or Fidelity in order to minimize commission expenses and trading costs.

Additionally, Kent International may serve as a vehicle for the acquisition of another company (a ‘‘target business’’).  We intend to use our available working capital, capital stock, debt or a combination of these to effect a business combination with a target business which we believe has significant growth potential.  The business combination may be with a financially stable, mature company or a company that is in its early stages of development or growth, which could include companies seeking to obtain capital and to improve their financial stability.  We will not restrict our search to any particular industry.  Rather, we may investigate businesses of essentially any kind or nature and participate in any type of business that may, in our management’s opinion, meet our business objectives as described in this report.  We emphasize that the description in this report of our business objectives is extremely general and is not meant to restrict the discretion of our management to search for and enter into potential business opportunities.  We have not chosen the particular business in which we will engage and have not conducted any market studies with respect to any business or industry for you to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate.  To the extent we enter into a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry.  An extremely high level of risk frequently characterizes certain industries that experience rapid growth.  In addition, although we will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Kent International also operates a niche social networking website, www.ChinaUSPals.com, designed to promote cultural exchange between the citizens of the United States and those of the People’s Republic of China.  Membership to the site is free, thus, any potential revenues will be derived from advertisements placed on the site by third parties.  The site provides users with access to other users’ personal profiles and enables the user to send messages to other registered users of similar interests in order to develop lasting friendships or simply attain a pen pal.  ChinaUSPals.com also features user generated discussion forums and blogs as well as user submitted videos and pictures.

Kent International faces the risk that our website will not be viewable in China or will be deliberately blocked by the government of the People’s Republic of China.  Internet usage and content are heavily regulated in China and compliance with these laws and regulations may cause us to change or limit our business practices in a manner adverse to our business.  Membership growth dramatically declined at the end of 2009 and remained relatively flat in 2010.  Accordingly, the Company is reviewing strategic options available to ChinaUSPals.com including selling the site or shutting down the site’s operations.  The Company has ceased all paid advertising for the site in order to minimize operational costs.

The Company does not expect that these activities will generate any significant revenues for an indefinite period as these efforts are in their early stages.  As a result, these programs may produce significant losses until such time as meaningful revenues are achieved.

Results of Operations

Kent International had a net loss of $359,041, or $0.10 basic and fully diluted loss per share, for the year ended December 31, 2010 compared to a net loss of $474,618, or $0.13 basic and fully diluted income per share, for the year ended December 31, 2009.  The decrease in the net loss was a result of decreased consulting and due diligence expenses incurred in 2009 related to a proposed acquisition that was terminated prior to closing.  This decrease was partially offset by decreased interest revenue on deposits.

Revenues

Revenues were $10,085 and $19,441 for the years ended December 31, 2010 and 2009, respectively.  Interest income decreased to $9,381 in 2010 from $16,316 in 2009 due to dramatically lower yields on invested balances. The Company recorded $625 and $3,125 as a part of other income for 2010 and 2009, respectively, in connection with a patent licensing agreement with the University of Colorado.  These patents are recorded on the Company’s books at a zero carrying value and the Company does not anticipate significant earnings in the future in connection with the agreement.

Expenses

General and administrative expenses were $368,036 in 2010 compared to $492,990 in 2009.  The decrease can be primarily attributed to $95,051 expended during 2009 in consulting and due diligence expenses related to a proposed acquisition that was terminated prior to closing.  These expenses did not recur in 2010.  Other material expense decreases during 2010 were $6,000 in consulting expenses related to the licensing and operation of Kent Capital, Inc. and $22,952 related to the operation of ChinaUSPals.com.

Liquidity and Capital Resources

At December 31, 2010, the Company had cash and cash equivalents of $9,555,369.  Cash and cash equivalents consist of cash held in banks and brokerage firms, or U.S. treasury bills with original maturities of three months.  Working capital at December 31, 2010 was approximately $9.54 million.  Management believes its cash and cash equivalents are sufficient for its business activities for at least the next 12 months and for the costs of seeking an acquisition of or starting an operating business.

Net cash of $369,016 was used in operations during 2010, a decrease of $86,646 over the $455,662 used in operations during 2009.  This decrease resulted primarily from the decrease in expenses as previously described.

Net cash of $10,089,167 was provided by investing activities in 2009 by the sales and maturities of short-term investments.  The proceeds from the maturities of six-month U.S. treasury bills during 2009 were primarily reinvested in U.S treasury bills with original maturities of three months, effectively transferring the categorization from short term investments to cash equivalents for reporting purposes.  As a result, nil cash was provided by investing activities in 2010.

The Company used nil cash for financing activities for the years ended December 31, 2010 and 2009.

Factors Which May Affect Future Results

Future earnings of the Company are dependent on interest rates earned on the Company’s invested balances, revenues generated at Kent Capital and expenses incurred.  Kent International expects to incur significant expenses in connection with its objective of redeploying its assets into an operating business, including its broker-dealer subsidiary, Kent Capital, and with the operation of the website.

Other Disclosures – Related Party Transactions

A monthly management fee of $21,000 is paid to Kent Financial Services, Inc. (“Kent”), a Nevada corporation, for management services.  These services include, among other things, periodic and other filings with the Securities and Exchange Commission, evaluating merger and acquisition proposals, internal accounting and shareholder relations.  This arrangement may be terminated at will by either party.  Kent was the beneficial owner of approximately 53.44% of the Company’s outstanding common stock at February 28, 2011.  Paul O. Koether, Chairman of the Company is also the Chairman of Kent and the beneficial owner of or authorized proxy for approximately 62.22% of Kent’s outstanding common stock.  Bryan P. Healey, Chief Financial Officer of the Company is also the Chief Financial Officer of Kent and the son-in-law of Paul O. Koether.

Other Disclosures – Subsequent Events

On February 22, 2011, the Company entered into a non-binding letter of intent to purchase a single tenant commercial office building for $4,325,000.  The building is under a lease with the General Services Administration (GSA) and is located in Dallas, Texas.  The acquisition, subject to due diligence and a formal binding agreement, is currently scheduled to close at the end of March 2011.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Contractual Commitments

The Company has no contractual commitments.

Other Matters

As of December 31, 2010, Kent International had approximately $26.5 million of net operating loss carryforwards (“NOL”) for income tax purposes.  In addition, Kent International has approximately $290 thousand of research and development and foreign tax credit carryforwards available to offset future federal income tax, subject to limitations for alternative minimum tax.  The NOLs and tax credit carryforwards expire in various years from 2011 through 2030.  Kent International’s use of operating loss carryforwards and tax credit carryforwards is subject to limitations imposed by the Internal Revenue Code.  Management believes that the deferred tax assets as of December 31, 2010 do not satisfy realization criteria and has recorded a valuation allowance for the entire net tax asset.  By recording a valuation allowance for the entire amount of future tax benefits, the Company has not recognized a deferred tax benefit for income taxes in its statements of operations.

ITEM 8. -	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements filed with this item are listed below:

Report of Independent Registered Public Accounting Firm

Financial Statements:

Consolidated Balance Sheets as of December 31, 2010 and 2009

Consolidated Statements of Operations for the Years ended December 31, 2010 and 2009

Consolidated Statements of Cash Flows for the Years ended December 31, 2010 and 2009

Consolidated Statements of Stockholders’ Equity for the Years ended
December 31, 2010 and 2009

Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
and Stockholders of
Kent International Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Kent International Holdings, Inc. as of December 31, 2010 and 2009 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2010.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kent International Holdings, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2010 in conformity with accepted accounting principles generally accepted in the United States of America.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
March 11, 2011

KENT INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
BALANCE SHEETS
As of December 31, 2010 and 2009

	December 31,

ASSETS	2010	2009

Current Assets:
Cash and cash equivalents	$9,555,369	$9,924,385
Prepaid expenses and other current assets	10,618	8,466

Total current assets	9,565,987	9,932,851

Other assets	5,500	5,500

Total assets	$9,571,487	$9,938,351

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$26,217	$42,827

Stockholders' equity:
Preferred stock, $.002 par value;2,000,000 shares authorized;none outstanding
Common stock, $.002 par value;10,000,000 shares authorized;3,555,488 shares issued and outstanding	7,111	7,111
Additional paid-in capital	99,371,226	99,362,439
Accumulated deficit	(89,833,067)	(89,474,026)

Total stockholders' equity	9,545,270	9,895,524

Total liabilities and stockholders' equity	$9,571,487	$9,938,351

See accompanying notes to consolidated financial statements.

KENT INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2010	2009
Revenues:
Interest	$9,381	$16,316
Other income	704	3,125

Total revenues	10,085	19,441

Expenses:
General and administrative	368,036	492,990

Total expenses	368,036	492,990

Loss before income taxes	(357,951)	(473,549)
Provision for income taxes	1,090	1,069

Net loss	$(359,041)	$(474,618)

Basic and diluted net loss per common share	$(0.10)	$(0.13)

Basic and diluted weighted average number of common Common shares outstanding	3,555,488	3,555,488

See accompanying notes to consolidated financial statements.

KENT INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(359,041)	$(474,618)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	8,787	8,788
Changes in operating assets and liabilities:
Interest receivable on short-term investments		1,125
Change in prepaid expenses and other current assets	(2,152)	(3,697)
Change in accounts payable and accrued expenses	(16,610)	12,740

Net cash used in operating activities	(369,016)	(455,662)

Cash flows from investing activities:
Sales and maturities of short-term investments		10,089,167

Net cash provided by investing activities	-	10,089,167

Net (decrease) increase in cash and cash equivalents	(369,016)	9,633,505
Cash and cash equivalents at beginning of period	9,924,385	290,880

Cash and cash equivalents at end of period	$9,555,369	$9,924,385

Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	$1,090	$1,069

See accompanying notes to consolidated financial statements.

KENT INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
STATEMENTS OF STOCKHOLDERS' EQUITY

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance December 31, 2008	3,555,488	$7,111	$99,353,651	$(88,999,408)	$10,361,354

Stock-based compensation			8,788		8,788

Net loss				(474,618)	(474,618)

Balance December 31, 2009	3,555,488	7,111	99,362,439	(89,474,026)	9,895,524

Stock-based compensation			8,787		8,787

Net loss				(359,041)	(359,041)

Balance December 31, 2010	3,555,488	$7,111	$99,371,226	$(89,833,067)	$9,545,270

See accompanying notes to consolidated financial statements.

KENT INTERNATIONAL HOLDINGS, INC. AND SUDSIDIARY
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2010 and 2009

NOTE 1 – Organization

Kent International Holdings, Inc. (“Kent International” or “Company”), previously known as Cortech, Inc. (“Cortech”), was a biopharmaceutical company whose primary focus had been the discovery and development of novel therapeutics for the treatment of inflammatory disorders.  Cortech was incorporated in 1982 in Colorado and reincorporated in Delaware in 1991.  On May 25, 2006, Cortech was reincorporated in Nevada by a merger with its wholly owned subsidiary, Kent International Holdings, Inc.  The reincorporation effected a change in Cortech’s legal domicile from Delaware to Nevada and a change in the name from Cortech, Inc. to Kent International Holdings, Inc.

Nature of Business and Associated Risk

The Company’s wholly owned subsidiary, Kent Capital, Inc. (“Kent Capital”), is a securities broker-dealer.  Kent Capital’s membership agreement with the Financial Industry Regulatory Authority (FINRA) allows it to operate under three business lines; Private Placements, Real Estate Syndication and Trading Securities for Our Own Account.  The Company operates the broker dealer in an attempt to generate revenue and earnings. However, management will continue to pursue acquisition opportunities that offer potentially profitable uses for the Company’s available capital as discussed below.

To generate Private Placement revenue Kent Capital may raise capital from accredited and institutional investors for direct equity investments in real estate and real estate related projects.  These projects could include foreclosure properties, land (both finished and unfinished lots), partially finished commercial or residential projects, farmland or timberland, medical properties, commercial office properties, student housing properties, multi-family properties, and energy efficiency, cogeneration, solar or wind projects.  Kent Capital would market these opportunities only to accredited investors who might be high net worth individuals or institutions.

Real Estate Syndication may be a derivative of Kent Capital’s real estate related Private Placement business as we may at times acquire a property or project prior to seeking investor interest.  In most cases, Kent Capital would then act as the sponsor of the syndicate and sell limited partnership interests in the property or project while remaining the general partner.  In other cases, the Company may decide to hold the property for future resale.  The Company will have the ability to close acquisitions quickly without requiring us to raise investor capital.  This would allow Kent Capital to market the opportunity to appropriate investors without time constraints.

Kent Capital is also approved for Trading Securities for Its Own Account.  As a result of the current condition of the financial markets, management believes that there are opportunities to acquire equity in publicly traded companies at historically low values.  Management may invest a portion of Kent Capital’s capital in such opportunities.  These investments would be made with the purpose of selling them for a capital gain at some future point.  All trading would be performed in a brokerage account opened in Kent Capital’s name at a discount brokerage such as Charles Schwab or Fidelity in order to minimize commission expenses and trading costs.

Additionally, Kent International may serve as a vehicle for the acquisition of another company (a ‘‘target business’’).  We intend to use our available working capital, capital stock, debt or a combination of these to effect a business combination with a target business which we believe has significant growth potential.  The business combination may be with a financially stable, mature company or a company that is in its early stages of development or growth, which could include companies seeking to obtain capital and to improve their financial stability.  We will not restrict our search to any particular industry.  Rather, we may investigate businesses of essentially any kind or nature and participate in any type of business that may, in our management’s opinion, meet our business objectives as described in this report.  We emphasize that the description in this report of our business objectives is extremely general and is not meant to restrict the discretion of our management to search for and enter into potential business opportunities.  We have not chosen the particular business in which we will engage and have not conducted any market studies with respect to any business or industry for you to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate.  To the extent we enter into a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry.  An extremely high level of risk frequently characterizes certain industries that experience rapid growth.  In addition, although we will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Kent International also operates a niche social networking website, www.ChinaUSPals.com, designed to promote cultural exchange between the citizens of the United States and those of the People’s Republic of China.  Membership to the site is free, thus, any potential revenues will be derived from advertisements placed on the site by third parties.  The site provides users with access to other users’ personal profiles and enables the user to send messages to other registered users of similar interests in order to develop lasting friendships or simply attain a pen pal.  ChinaUSPals.com also features user generated discussion forums and blogs as well as user submitted videos and pictures.

Kent International faces the risk that our website will not be viewable in China or will be deliberately blocked by the government of the People’s Republic of China.  Internet usage and content are heavily regulated in China and compliance with these laws and regulations may cause us to change or limit our business practices in a manner adverse to our business.  Membership growth dramatically declined in the end of 2009 and remained relatively flat in 2010.  Accordingly, the Company is reviewing strategic options available to ChinaUSPals.com including selling the site or shutting down the site’s operations.  The Company has ceased all paid advertising for the site in order to minimize operational costs.

The Company does not expect that these activities will generate any significant revenues for an indefinite period as these efforts are in their early stages.  As a result, these programs may produce significant losses until such time as meaningful revenues are achieved.

NOTE 2 - Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of Kent International and its 81% subsidiary, ChinaUSPals, Inc., and its wholly owned subsidiaries Kent Capital, Inc. and Kent Energy Solutions, Inc.  Intercompany balances and transactions between the Company and its subsidiaries have been eliminated.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in banks and brokerage firms and U.S. Treasury Bills with original maturities of three months.

Short-term Investments

Short-term investments consist of U.S. Treasury Bills with original maturities of six months and are valued at cost plus accrued interest, which approximates fair value.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which  defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, prepaid expenses, and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

Basic and Diluted Net Loss Per Share

Basic loss per common share is computed by dividing the net loss by the weighted-average number of common shares outstanding.  Diluted loss per share is computed by dividing the net loss by the sum of the weighted-average number of common shares outstanding plus the dilutive effect of shares issuable through the exercise of stock options.

We have excluded 40,000 and 120,000 Common Stock options from the calculation of diluted loss per share for the years ended December 31, 2010 and 2009, respectively, which, if included, would have an antidilutive effect.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Stock Based Compensation Expense

The Company uses the Black-Scholes option valuation model to estimate the fair value of its stock options at the date of grant.  The Black-Scholes option valuation model requires the input of subjective assumptions to calculate the value of stock options.  The Company uses historical data among other information to estimate the expected price volatility, the expected annual dividend, the expected option life and the expected forfeiture rate.  The grant date estimated fair value is recognized over the period during which an employee is required to provide service in exchange for the award, which is generally the option vesting period.

New Accounting Pronouncements

As of September 2009, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC” or the “Codification”) 105-10 (formerly FASB Statement No. 168 “FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles). This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The Codification became the single source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. ASC 105-10 does not change previously issued GAAP, but reorganizes GAAP into Topics. In circumstances where previous standards require a revision, the FASB will issue an Accounting Standards Update (“ASU”) on the Topic. Our adoption of ASC 105-10 did not have any impact on the Company’s financial statements.

NOTE 3 - Income Taxes

As of December 31, 2010, the Company had approximately $26.4 million of net operating loss carryforwards (“NOL”) for income tax purposes and approximately $290 thousand of research and development and foreign tax credit carryforwards available to offset future federal income tax, subject to limitations for alternative minimum tax.  Approximately $13.5 million in NOLs and $955k in tax credits expired at the end of 2010 and the remaining NOLs and tax credit carryforwards expire in various years from 2011 through 2030 as shown on the following table:

Expiration Year	Carryover

2011	$6,118,591
2012	5,401,648
2013	11,454,165
2014	-
2015	-
2016-2030	3,567,537

Total	$26,541,941

Income tax expense for the years ended December 31, 2010 and 2009 consisted entirely of either New Jersey or North Carolina State income taxes.  The income tax expense for the years ended December 31, 2010 and 2009 is different from the amount computed by multiplying total earnings before income taxes by the statutory Federal income tax rate of 35%.  The reasons for this difference and the related tax effect are as follows:

	2010	2009

Loss before income taxes	$(359,041)	$(474,618)
Stock-based compensation expense	8,787	8,788

	(350,254)	(465,830)
Statutory federal income tax rate	35%	35%

Expected income tax benefit	(122,589)	(163,041)
Increase in valuation allowance	122,589	163,041
State income tax expense	1,090	1,069

Provision for income tax	$1,090	$1,069

Deferred income taxes reflect the net effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards.

The tax effect of significant items comprising the Company’s net deferred tax asset as of December 31, 2010 and 2009 is as follows:

	2010	2009

Net operating loss carryforwards	$26,541,941	$39,717,842
Stock-based compensation expense	(23,433)	(14,646)

	26,518,508	39,703,196
Statutory federal income tax rate	35%	35%

Expected income tax benefit	9,281,478	13,896,119
Research and development and other credits	290,203	1,246,044

	9,571,681	15,142,163
Valuation Allowance	(9,571,681)	(15,142,163)

Net deferred tax asset	$-	$-

Management believes the deferred tax assets as of December 31, 2010 do not satisfy the realization criteria set forth in United States accounting standards and has recorded a valuation allowance for the entire net tax asset.

The Tax Reform Act of 1986 contained provisions that may limit the NOL and credit carryforwards available to be used in any given year upon the occurrence of certain events, including significant changes in ownership of a company of greater than 50% within a three-year period which results in an annual limitation on the Company’s ability to utilize its NOLs and tax credit carryforwards from tax periods prior to the ownership change.

NOTE 6 - Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 2,000,000 shares of $.002 par value preferred stock, which may be issued with various terms in one or more series, as the Board of Directors may determine. No preferred stock has been issued as of December 31, 2010.

Common Stock

In October 2000, the Board of Directors approved a stock repurchase program authorizing the Company to repurchase up to 320,000 shares of its Common Stock at prices deemed favorable from time to time in the open market or in privately negotiated transactions subject to market conditions, the Company’s financial position and other considerations.  This program has no expiration date.  The Company did not repurchase any shares during the years ended December 31, 2010 or 2009.  As of December 31, 2010, 121,068 shares remaining authorized for repurchase under the program.  All shares repurchased were returned to the status of authorized but unissued shares.

Stock Option Plans

Kent International has issued certain common stock options to its employees, directors and consultants.  At December 31, 2010, Kent International had 100,000 common stock options outstanding.

The Company’s 1986 Stock Option Plan (“1986 Plan”) authorizes the grant of stock options to officers and employees of the Company to purchase an aggregate of 300,000 shares of common stock.  The stock options granted under the plan may be incentive stock options (“ISO”) or nonstatutory stock options (“NSO”).  The Board of Directors may set the rate at which the options expire, subject to limitations discussed below.  However, no options shall be exercisable after the tenth anniversary of the date of grant or, in the case of ISOs, three months following termination of employment, except in cases of death or disability, for which the time or exercisability is extended.  In the event of dissolution, liquidation or other corporate reorganization, all stock options outstanding under the 1986 Plan would become exercisable in full.

ISOs may not be granted at an exercise price of less than the fair market value of the common stock at the date of grant.  If an ISO is granted to an employee who owns more than 10% of the Company’s total voting stock, such exercise price shall be at least 110% of fair market value of the common stock, and the ISO shall not be exercisable until after five years from the date of grant.  The exercise price of each NSO may not be less than 85% of the fair market value of the common stock at the date of grant.

The plan also provides for stock appreciation rights, which may be granted with respect to any stock option.  No stock appreciation rights have been granted through December 31, 2010.

A summary of the status of the Company’s 1986 Plan as of December 31, 2010 and 2009 and changes during the years ended on those dates is presented below:

	2010			2009
	Shares	Weighted- Average Exercise Price	Range of Exercise Price	Shares	Weighted- Average Exercise Price	Range of Exercise Price

Options outstanding at the beginning of the year	200,000	$3.35	$3.20-$3.50	200,000	$3.35	$3.20-$3.50

Expired	(100,000)	$3.50

Options outstanding at the end of the year	100,000	$3.20	$3.20	200,000	$3.35	$3.20-$3.50

Options exercisable at the end of the year	40,000	$3.20	$3.20	120,000	$3.45	$3.20-$3.50

For all options outstanding and exercisable at December 31, 2010, the exercise price ranges are:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2010	Weighted Average Remaining Life (in Years)	Weighted Average Exercise Price	Number Outstanding at December 31, 2009	Weighted Average Remaining Life (in Years)	Weighted Average Exercise Price

$3.20	100,000	7.36	$3.20	40,000	7.36	$3.20

NOTE 7 - Stock Based Compensation

The Company recorded stock based compensation expense during 2010 and 2009 for the options granted to an employee in May 2008.  The options granted had an exercise price greater than the market price of the Company’s stock on the grant date.  For purposes of calculating the compensation cost, the fair value of the option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following assumptions used: no dividend yield; expected volatility of 25.31 percent; risk free interest rate of 3.125 percent; and weighted average expected life of 6.5 years.  The Company recognized approximately $8,787 and $8,788 in stock based compensation expense for the years ended December 31, 2010 and 2009, respectively.  As of December 31, 2010 there was $20,502 of total unrecognized compensation cost related to non-vested awards granted under this plan, which is expected to be recognized on a straight line basis over the vesting term.

NOTE 8 - Related Party Transactions

A monthly management fee of $21,000 is paid to Kent Financial Services, Inc. (“Kent”), a Nevada corporation, for management services.  These services include, among other things, periodic and other filings with the Securities and Exchange Commission, evaluating merger and acquisition proposals, internal accounting and shareholder relations.  This arrangement may be terminated at will by either party.  Kent was the beneficial owner of approximately 53.44% of the Company’s outstanding common stock at December 31, 2010.  Paul O. Koether, Chairman of the Company is also the Chairman of Kent and the beneficial owner of or authorized proxy for approximately 62.22% of Kent’s outstanding common stock.  Bryan P. Healey, Chief Financial Officer of the Company is also the Chief Financial Officer of Kent and the son-in-law of Paul O. Koether.

NOTE 9 – Subsequent Events

On February 22, 2011, the Company entered into a non-binding letter of intent to purchase a single tenant commercial office building for $4,325,000.  The building is under a lease with the General Services Administration (GSA) and is located in Dallas, Texas.  The acquisition, subject to due diligence and execution of a formal binding agreement, is currently scheduled to close at the end of March 2011.

Subsequent events were evaluated as of the day the financial statements were available to be issued.

Item 9. -	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A. -	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, the Company carried out, under the supervision and with the participation of the Company’s management, including its Chief Executive Officer and Chief Financial Officer, an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) in ensuring that information required to be disclosed by the Company in its reports is recorded, processed, summarized and reported within the required time periods.  In carrying out that evaluation, management identified a material weakness (as defined in Public Company Accounting Oversight Board Standard No. 2) in our internal control over financial reporting regarding a lack of adequate segregation of duties.  Accordingly, based on their evaluation of our disclosure controls and procedures as of December 31, 2010, the Company’s Chief Executive Officer and its Chief Financial Officer have concluded that, as of that date, the Company’s controls and procedures were not effective for the purposes described above.

There was no change in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934) during the quarter ended December 31, 2010 that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

Management’s Report on Internal Control over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934.  We have assessed the effectiveness of those internal controls as of December 31, 2010, using the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) Internal Control – Intergrated Framework as a basis for our assessment.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.

A material weakness in internal controls is a deficiency in internal control, or combination of control deficiencies, that adversely affects the Company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with accounting principles generally accepted in the United States of America such that there is more than a remote likelihood that a material misstatement of the Company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected.  In the course of making our assessment of the effectiveness of internal controls over financial reporting, we identified a material weakness in our internal control over financial reporting.  This material weakness consisted of inadequate staffing and supervision within the bookkeeping and accounting operations of our company.  The relatively small number of employees who have bookkeeping and accounting functions prevents us from segregating duties within our internal control system.  The inadequate segregation of duties is a weakness because it could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews.

As we are not aware of any instance in which the company failed to identify or resolve a disclosure matter or failed to perform a timely and effective review, we determined that the addition of personnel to our bookkeeping and accounting operations is not an efficient use of our resources at this time.

Because of the above condition, the Company’s internal controls over financial reporting were not effective as of December 31, 2010.

This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting.  Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report.

Item 9B -	OTHER INFORMATION

None.

PART III

ITEM 10. -	DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The Board of Directors will serve until the next Annual Meeting or until their successors have been duly elected and qualified.  The Company's officers are elected by and serve at the leave of the Board.  The directors and executive officers of the Company at February 28, 2018 were as follows:

Name	Age	Position Held

Paul O. Koether	74	Chairman, Chief Executive Officer and Director

Diarmuid F. Boran	51	Director

Rocco Mastrodomenico	37	Director

Bryan P. Healey	40	Chief Financial Officer and Director

Paul O. Koether, has been Chairman and Chief Executive Officer since September 1998, as well as President from October 2003 until November 2005 and August 2007 through the present, of the Company.  Mr. Koether was Chairman from April 1988 to July 2005, President from April 1989 to February 1997 and director from March 1988 to July 2005 of Pure World, Inc., (“Pure World”) and from December 1994 until July 2005 a director and from January 1995 to July 2005 Chairman of Pure World’s wholly owned subsidiary, Pure World Botanicals, Inc., a manufacturer and distributor of natural products.  Mr. Koether was Chairman from 1990 until August 2003 and a registered representative since 1989 of T. R. Winston & Company, LLC. (“Winston”).  Since 1987, Mr. Koether has been Chairman, Director and Chief Executive Officer of Kent Financial Services, Inc. (“Kent Financial”) as well as President of Kent Financial from October 1990 until November 2005 and August 2007 through present.  Bryan P. Healey, Chief Financial Officer and Director of the Company is the son-in-law of Paul O. Koether.

Mr. Koether’s extensive executive experience in a multitude of industries including the securities, banking, real estate, nutraceutical and investment banking industries makes him essential to the Company’s success.

Diarmuid F. Boran, has been a Director of the Company since May 2003.  Mr. Boran has been the Chief Operating Officer of Brandmeyer Enterprises since May 2008.  From November 2006 through May 2008 he was employed by Enturia, Inc., most recently as Vice President, Corporate Development.  From March 2005 through May 2006 he was the Entrepreneur in Residence for the Kansas Technology Enterprise Corporation (KTEC).  He worked as an independent consultant from January 2003 to February 2005 and from April 2001 to October 2001.  From October 2001 to December 2002, Mr. Boran was employed by EMD Pharmaceuticals, Inc., an affiliate of Merck KGaA, Darmstadt, Germany, most recently as Leader, Oncology Licensing and Business Development.  From May 2000 to September 2000 Mr. Boran served as Senior Vice President, Business Development for DJ Pharma, Inc. which was then acquired by Biovail Pharmaceuticals, Inc.  Mr. Boran served as Senior Vice President, Business Development for Biovail until April 2001.

Mr. Boran has had significant experience in mergers and acquisitions as well as business development throughout his career.  His background is valuable to the Company as it reviews potential merger or acquisition candidates.

Rocco Mastrodomenico, Director of the Company since November 2005, is a Certified Public Accountant.  Mr. Mastrodomenico has been a manager with Pereira and Azevedo, LLC a certified public accounting firm, since August 2009.  He has been President of Imperial Consulting Services, LLC since July 2005.  Mr. Mastrodomenico was a Supervisor with Sobel & Company, LLC, a certified public accounting and consulting firm from October 2002 until June 2005.  From May 1999 until September 2002, Mr. Mastrodomenico was involved with several different companies within the financial services industry, including Financial Analyst with T.R. Winston and Controller of Pure World Botanicals, Inc.  From September 1996 to April 1999, Mr. Mastrodomenico was with Deloitte & Touche, LLP.

Mr. Mastrodomenico’s experience in corporate finance and accounting is important to the Company as both the Chairman of the Audit Committee as well as evaluating potential merger and acquisition candidates.

Bryan P. Healey, a certified public accountant, has been Vice-President, Secretary and Chief Financial Officer of the Company since May 2006 and a Director since November 2007.  Mr. Healey has also been Vice-President, Secretary and Chief Financial Officer since May 2006 and a Director since November 2007 of Kent Financial Services, Inc.  Since October 2009, Mr. Healey has been Chief Financial Officer of Kent Capital, Inc., a registered securities broker-dealer and subsidiary of Kent International.  From July 2006 to October 2009, Mr. Healey was a registered representative of T. R. Winston & Company, LLC, an independent securities brokerage firm based in Bedminster, NJ.  From September 1995 to April 2006, Mr. Healey was with Bowman & Company, L.L.P., the largest CPA firm in Southern New Jersey, in various positions including audit manager from July 2001 to April 2006.

Mr. Healey’s comprehensive knowledge and experience in corporate finance and accounting makes him an important asset to the Company.

Board Leadership Structure

Mr. Koether serves as our Chairman of the Board and as our Chief Executive Officer.  The Board believes that because the CEO is ultimately responsible for executing the strategic direction of the Company and for the performance of the Company, the CEO is the director best qualified to act as Chairman of the Board.  Additionally, given the size of the Company’s operations, it would be unduly burdensome on the Company to hire an individual to serve as the CEO.  Further, as the controlling shareholder of Kent Financial Services, Inc., the Company’s majority shareholder, Mr. Koether has the ability to influence operational and strategic decisions through voting control.

Board’s Oversight of Risk Management

The Board has an active role, as a whole and also at the audit committee level, in overseeing management of the Company’s risks.  The Audit Committee oversees management of financial, accounting and internal control risks.

Audit Committee

The Board has an Audit Committee, which consists of Mr. Boran and Mr. Mastrodomenico, each of whom has been determined by the Board to be independent.

Audit Committee Financial Expert

The Board of Directors of the Company has determined that Rocco Mastrodomenico is an audit committee financial expert as that term is defined under SEC rules.

Nominating Committee; Compensation Committee

The Board of Directors has neither a nominating committee nor a compensation committee.  The Board believes that its numbers are sufficiently small that nominations and determinations of compensation can be addressed by the entirety of the Board.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer and principal financial officer.  Stockholders may write to Bryan P. Healey, the Secretary of the Company, at the Company’s principal executive office at 5305 Miramar Lane, Colleyville, TX 76034, to request a copy of the Code of Ethics, and the Company will provide it to any person without charge upon such request.

ITEM 11. -	EXECUTIVE COMPENSATION

Summary Compensation Table

The table shown below includes information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 2010, 2009 and 2008, for those persons who were, at December 31, 2010, 2009 and 2008, the chief executive officer, the principal financial officer and the most highly paid executive officer other than the chief executive officer and principal financial officer (the "Named Officers").  The Company did not compensate any officers over $100,000 other than the Named Officers.

Name and Principal Position	Year	Salary (1)	Bonus	Option Awards	All Other Compensation	Total

Paul O. Koether	2010
Chief Executive Officer and	2009
Chairman of the Board	2008

Bryan P. Healey	2010
Chief Financial Officer,	2009
Principal Financial and	2008			$43,935		$43,935
Accounting Officer

(1)
Mr. Koether and Mr. Healey were elected to their current positions on September 20, 1998 and May 15, 2006, respectively, and receive no cash compensation or fees for their services.  Mr. Healey was awarded 100,000 common stock options on May 8, 2008 (see note 7 of the notes to consolidated financial statements “Stock-based Compensation” for more details)

Outstanding Equity Awards at Fiscal Year End

No stock options were awarded to the Named Executive Officers in 2010.  No stock appreciation rights were granted to the Named Executive Officers in 2010 or 2009.

The table below contains information concerning the fiscal year-end value of unexercised options held by the Named Executive Officers as of December 31, 2010.  No options were exercised by any Named Executive Officer in 2010 or 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date

Bryan P. Healey	40,000	60,000	-	$3.20	05/08/18

Long-Term Incentive Plan Awards Table and Defined Benefit or Actuarial Plan Table

The Company does not maintain any long-term incentive plans or defined benefit or actuarial plans.

Equity Compensation Plan Information

The following table shows information with respect to each equity compensation plan under which the Company’s Common Stock is authorized for issuance as of the end of fiscal year 2010.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans Excluding Securities Reflected in Column (a)

Equity Compensation Plans Approved by Security Holders

1986 Stock Option Plan	100,000	$3.20	100,000

Director Compensation Table

Directors who are not employees of the Company receive a monthly fee of $500 plus $1,000 for each day of attendance at board and committee meetings and $500 for each day of attendance telephonically at board and committee meetings.  During 2010, the Company paid directors fees in the aggregate amount of approximately $17,000.  The table below includes information about compensation paid to our non-employee directors during 2009.

Name	Fees Earned or Paid in Cash	Total

Diarmuid F. Boran	$8,500	$8,500

Rocco Mastrodomenico	8,500	8,500

	$17,000	$17,000

ITEM 12. -	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership of Common Stock of the Company as of February 28, 2011, by each person who was known by the Company to beneficially own more than 5% of the Common Stock, by each current director and nominee, each Named Executive Officer, and by all current directors and Named Executive Officers as a group:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Approximate Percent of Class

Kent Financial Services, Inc.	1,900,000		53.44%
5305 Miramar Lane
Colleyville, TX 76034

Paul O. Koether (1)	2,062,568	(2) (3)	58.01%
6808 Mystic Woods Lane
Colleyville, TX 76034

Dirmuid Boran	-		-
c/o 5305 Miramar Lane
Colleyville, TX 76034

Rocco Mastrodomenico	1,846		*
790 Speedwell Avenue
Morris Plains, NJ 07950

Bryan P. Healey (1) (4)	1,954,420	(2) (4)	54.36%
c/o 5305 Miramar Lane
Colleyville, TX 76034

Biotechnology Value Fund	725,606	(5)	20.41%
227 West Monroe Street
Chicago, IL 60606

All directors and officers	2,118,834		58.33%
as a group (4 persons)

 * Less than one percent

(1)  This table is based upon information supplied by the Company’s officers, directors and principal stockholders and Form 4’s filed with the Securities Exchange Commission (the “SEC”).  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 3,555,488 shares outstanding on February 28, 2011, adjusted as required by rules promulgated by the SEC.  Included in such number of shares beneficially owned are shares subject to options currently exercisable or becoming exercisable within 60 days: Bryan P. Healey (40,000) and all directors and executive officers as a group (40,000).

(2)  Includes 1,900,000 shares held by Kent Financial Services, Inc. (“Kent”), a Nevada Corporation.  Mr. Koether is the Chairman and Chief Executive Officer of Kent and Mr. Healey is the Secretary and Chief Financial Officer of Kent.  Mr. Koether and Mr. Healey disclaim beneficial ownership of those shares.

(3)  Includes 60,158 shares held in Mr. Koether’s IRA.   Also includes 65,717 shares beneficially owned by the Marital Trust u/w/o Natalie Koether.  As trustee, Mr. Koether may be deemed to own these shares beneficially.

(4)  Includes 6,420 shares held in Mr. Healey’s IRA.  Also includes 8,000 shares beneficially owned by Mr. Healey’s spouse.

(5)  According to Form 4 filed on December 10, 2001 on behalf of Biotechnology Value Fund L.P., Biotechnology Value Fund II L.P., BVF Partners L.P., BVF, Inc., and BVF Investments L.L.C. (collectively “Biotechnology Value Fund”).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act as amended and the regulations and rules promulgated thereunder require the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities (“Principal Owners”) , (i) file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the National Association of Securities Dealers and (ii) furnish copies of these filings to the Company.

Based solely on the Company's review of the copies of such forms (and amendments) it has received and representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and Principal Owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2010.

ITEM 13. -	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

A monthly management fee of $21,000 is paid to Kent Financial Services, Inc. (“Kent”), a Nevada corporation, for management services.  These services include, among other things, periodic and other filings with the Securities and Exchange Commission, evaluating merger and acquisition proposals, internal accounting and shareholder relations.  This arrangement may be terminated at will by either party.  Kent was the beneficial owner of approximately 53.44% of the Company’s outstanding common stock at December 31, 2010.  Paul O. Koether, Chairman of the Company is also the Chairman of Kent and the beneficial owner of or authorized proxy for approximately 62.22% of Kent’s outstanding common stock.  Bryan P. Healey, Chief Financial Officer of the Company is also the Chief Financial Officer of Kent and the son-in-law of Paul O. Koether.

Director Independence

The following members of the Board of Directors are “independent” as that term is defined in the Rules of the NASDAQ Stock Market: Diarmuid Boran and Rocco Mastrodomenico.

Item 14. -	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Company’s Principal Accountant for 2010 and 2009 was Paritz and Company, P.A. (“Paritz”).

Year ended December 31, 2010

Audit Fees:  The aggregate fees, including expenses, expected to be billed by Paritz in connection with the audit of the Company’s consolidated financial statements and for the review of the Company’s financial information included in the Company’s Annual Report on Form 10-K and for the review of the Company’s financial information included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year ending December 31, 2010 are $17,500.

Audit Related Fees: Paritz is expected to bill Kent Capital, Inc., the Company’s wholly owned subsidiary, $3,500 for the audit of its 2010 financial statements in accordance with FINRA and SEC requirements.

Tax Fees: The aggregate fees, including expenses, billed by Paritz in connection with the preparation of income tax returns for the Company during fiscal year ended December 31, 2009 were $2,400.

All Other Fees: No other fees were billed to the Company by Paritz during 2010.

Year ended December 31, 2009

Audit Fees:  The aggregate fees, including expenses, billed by Paritz in connection with the audit of the Company’s consolidated financial statements and for the review of the Company’s financial information included in the Company’s Annual Report on Form 10-K and for the review of the Company’s financial information included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year ending December 31, 2009 were $17,500.

Audit Related Fees: Paritz billed Kent Capital, Inc., the Company’s wholly owned subsidiary, $5,000 for the audit of its 2009 financial statements in accordance with FINRA and SEC requirements.

Tax Fees: The aggregate fees, including expenses, billed by Paritz in connection with the preparation of income tax returns for the Company during fiscal year ended December 31, 2009 were $2,000.

All Other Fees: No other fees were billed to the Company by Paritz during 2009.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approved all non-audit work performed by the Company’s principal accountant, specifically, the preparation of income tax returns for the Company.

The hours expended on Paritz’ engagement to audit the Company’s financial statements for 2010 that were attributed to work performed by persons other than full-time permanent employees of Paritz was not greater than 50% of the total hours expended.

ITEM 15. -	EXHIBITS

The following exhibits are filed as part of this report:

Exhibit Number	Description of Document

3.1	Articles of Incorporation of Kent International Holdings, Inc. (1)

3.2	Bylaws of Kent International Holdings, Inc. (1)

3.3	Certificate of Designation for Series A Junior Participating Preferred Stock. (2)

10.39	Amended and Restated 1986 Incentive Stock Option Plan of the Company.(3)**

21	Subsidiaries

31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002***

31.2	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002***

32	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002***

__________________________

(1)	Filed as an exhibit to the Company’s Definitive Information Statement on Form DEF 14C filed April 21, 2006, film number 06771307, and incorporated herein by reference.

(2)	Filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.

(3)	Filed as an exhibit to the Company’s Registration Statement of Form S-1, filed October 13, 1992, file number 33-53244, or amendments thereto and incorporated herein by reference.

**	Compensatory Plan.
***	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KENT INTERNATIONAL HOLDINGS, INC.

March 18, 2011	By:	/s/ Paul O. Koether
Paul O. Koether
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Paul O. Koether	Chairman and Chief	March 18, 2011
Paul O. Koether	Executive Officer (Principal Executive Officer)

/s/ Bryan P. Healey	Chief Financial Officer,	March 18, 2011
Bryan P. Healey	Treasurer, Secretary and Director (Principal Financial And Accounting Officer)

/s/ Diarmuid Boran	Director	March 18, 2011
Diarmuid Boran

/s/ Rocco Mastrodomenico	Director	March 18, 2011
Rocco Mastrodomenico

Appendix I

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-Q

[X]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: June 30, 2011

OR

[ ]	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to ___________.

Commission File No.: 0-20726

Kent International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	20-4888864
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7501 Tillman Hill Road, Colleyville, Texas 76034
(Address of principal executive offices)

(682) 738-8011
(Registrant's telephone number)

Indicate by check mark whether the registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes   X       No _____

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files.)  Yes   X       No _____

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer ___   Accelerated filer ___   Non-accelerated filer ___   Smaller reporting company   X

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
Yes ___   No    X

Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the latest practicable date:  As of July 15, 2011, the issuer had 3,555,488 shares of its common stock, par value $.002 per share, outstanding.

KENT INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
FORM 10-Q
For The Quarterly Period Ended June 30, 2011

Page
Number

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Consolidated Balance Sheets as of June 30, 2011 and December 31, 2010	3

Consolidated Statements of Operations
Three and Six Months Ended June 30, 2011 and 2010	4

Consolidated Statements of Cash Flows
Six Months Ended June 30, 2011 and 2010	5

Notes to Consolidated Financial Statements	6

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations	11

Item 3. Quantitative and Qualitative Disclosure About Market Risk	14

Item 4. Controls and Procedures	14

PART II. OTHER INFORMATION

Item 1. Legal Proceedings	15

Item 1a. Risk Factors	15

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	15

Item 3. Defaults Upon Senior Securities	15

Item 4. Reserved	15

Item 5. Other Information	15

Item 6. Exhibits	16

Signatures	17

PART I.               FINANCIAL INFORMATION
ITEM 1.                Financial Statements

KENT INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2011 (Unaudited)	December 31, 2010
ASSETS

Cash and cash equivalents	$4,776,537	$9,555,369
Accounts receivable	62,924
Prepaid expenses and other current assets	9,292	10,618
Mortgage loan receivable	321,290
Real estate assets:
Land	1,280,000
Building and improvements (net of accumulated depreciation of
$36,538 and $0)	1,623,141
Intangible assets (net of accumulated amortization of $76,372 and $0)	2,078,124
Other assets	5,500	5,500

Total assets	$10,156,808	$9,571,487

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued expenses	$99,508	$26,217
Below market lease value acquired (net of accumulated
amortization of $17,725 and $0)	751,450

Total liabilities	850,958	26,217

Stockholders' equity:
Preferred stock, $.002 par value;
2,000,000 shares authorized;
none outstanding	-	-
Common stock, $.002 par value;
10,000,000 shares authorized;
3,555,488 shares issued and outstanding	7,111	7,111
Additional paid-in capital	99,375,619	99,371,226
Accumulated deficit	(90,076,880)	(89,833,067)

Total stockholders' equity	9,305,850	9,545,270

Total liabilities and stockholders' equity	$10,156,808	$9,571,487

See accompanying notes to consolidated financial statements.

KENT INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
 (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Rental income	$202,586		$224,150
Tenant reimbursement	2,157		2,646
Interest on mortgage loan	5,890		5,890
Other income	500		620	$625

Total revenues	211,133	-	233,306	625

Expenses:
Operating and maintenance expenses	63,684		67,294
Property taxes and insurance	18,917		20,837
General and administrative expenses	148,707	$87,265	279,496	193,955
Depreciation and amortization	101,731		112,910

Total expenses	333,039	87,265	480,537	193,955

Loss before other income (expense)	(121,906)	(87,265)	(247,231)	(193,330)
Other income (expense)
Interest revenue	696	2,620	3,617	3,450

Loss before income taxes	(121,210)	(84,645)	(243,614)	(189,880)
Provision for income taxes	199	319	199	1,089

Net loss	$(121,409)	$(84,964)	$(243,813)	$(190,969)

Basic net loss per common share	$(0.03)	$(0.02)	$(0.07)	$(0.05)

Basic weighted average number of common
Common shares outstanding	3,555,488	3,555,488	3,555,488	3,555,488

See accompanying notes to consolidated financial statements.

KENT INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (UNAUDITED)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(243,813)	$(190,969)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock-based compensation expense	4,393	4,393
Depreciation and amortization	112,910
Amortization of below market rate lease	(17,725)
Changes in operating assets and liabilities:
Accounts receivable	(62,924)
Prepaid expenses and other current assets	1,326	(7,130)
Accounts payable and accrued expenses	73,291	(7,935)

Net cash used in operating activities	(132,542)	(201,641)

Cash flows from investing activities:
Acquisition of land, buildings and improvements including intangible
assets, and net of below market leases acquired	(4,325,000)
Mortgage loan made	(321,290)

Net cash used in investing activities	(4,646,290)	-

Net decrease in cash and cash equivalents	(4,778,832)	(201,641)
Cash and cash equivalents at beginning of period	9,555,369	9,924,385

Cash and cash equivalents at end of period	$4,776,537	$9,722,744

Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	$199	$1,089

See accompanying notes to consolidated financial statements.

KENT INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Notes To Consolidated Financial Statements
(Unaudited)

NOTE 1 - Basis of Presentation

The accompanying unaudited financial statements of Kent International Holdings, Inc. and its subsidiaries (“Kent International” or the “Company”) reflect all material adjustments consisting of only normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of results for the interim periods.  Certain information and footnote disclosures required under accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes that the disclosures are adequate to make the information presented not misleading.  These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The results of operations for the three and six months ended June 30, 2011 are not necessarily indicative of the results to be expected for the entire year or for any other period.

NOTE 2 - Principles of Consolidation

The consolidated financial statements include the accounts of Kent International, its wholly owned subsidiaries Kent Capital, Inc. and Kent Texas Properties, LLC and its 81% subsidiary, ChinaUSPals, Inc.  Intercompany balances and transactions between the Company and its subsidiaries have been eliminated.

NOTE 3 - Business

Kent International is operating as a full service real estate corporation that owns and operates an income producing property.  We will look to opportunistically acquire additional properties, primarily in the Dallas/Fort Worth area; however, we will not limit our search to that market.  Alternatively, management will also continue to pursue other acquisition opportunities that offer potentially profitable uses for the Company’s available capital.

The Company’s general investment strategy shall be to make investments in real properties that offer attractive current yields with, in some cases, potential for capital appreciation.  We may buy these properties directly, through joint ventures, or as general partner in limited partnerships utilizing funds raised from accredited investors.

In 2009 the Company’s subsidiary, Kent Capital, Inc., registered with the Financial Industry Regulatory Authority (FINRA), as a securities broker-dealer.  Kent International also operates a niche social networking website, www.ChinaUSPals.com, designed to promote cultural exchange between the citizens of the United States and those of the People’s Republic of China.

NOTE 4 – Summary of Significant Accounting Policies

Acquisitions

Upon acquisition of wholly-owned properties or joint venture investments that are less than wholly-owned, but which we control or for which we are the primary beneficiary, the assets and liabilities purchased are recorded at their fair market value at the date of the acquisition using the acquisition method in accordance with FASB ASC Topic 805 Business Combinations.  We recognize the net tangible and identified intangible assets based on fair values (including land, buildings, tenant improvements, acquired above and below market leases and the origination cost of acquired in-place leases) and acquired liabilities. The intangible assets recorded are amortized over the weighted average lease lives. We identify any above or below market leases or customer relationship intangibles that exist at the acquisition date. We recognize mortgages and other liabilities at fair market value at the date of the acquisition. We utilize an independent appraiser to assess fair value based on estimated cash flow projections for the tangible assets acquired that utilize discount and capitalization rates deemed appropriate and available market information. We expense acquisition costs as incurred.

Mortgages Loan Receivable

The fair value of the Company’s Mortgage loan receivable is governed by FASB ASC Topic 820, Fair Value Measurements and Disclosures. As the loan is short term and the value of the underlying asset is believed to exceed the value of the loan, the loan is reported at cost.

Revenue Recognition

Rental income is recognized when earned.  As our lease with the General Services Administration provides for the payment of monthly rental in arrears, a receivable is recorded at the end of each month for the previous month’s rent.  Any above or below market leases acquired are amortized over the lease lives and recorded as an increase or decrease to rental revenue.

Interest on mortgage loans income is accrued and recognized as revenue when earned according to the terms of the mortgage loans and when, in the opinion of management, it is collectible.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred while significant improvements, renovations and replacements are capitalized.

Property and Depreciation

Land, buildings and amenities are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which are generally 5-30 years for land improvements, 7-30 years for buildings and improvements and 5-30 years for amenities.  Tenant improvements are generally depreciated over the life of the initial or renewal term of the respective tenant lease.

FASB ASC Topic 360 Property, Plant and Equipment specifies circumstances in which certain long-lived assets must be reviewed for impairment.  If the carrying amount of an asset exceeds the sum of its expected future cash flows, the asset’s carrying value must be written down to fair value.  In determining the value of an investment property and whether the investment property is impaired, management considers several factors such as projected rental and vacancy rates, property operating expenses, capital expenditures and interest rates.  The capitalization rate used to determine property valuation is based on the market in which the investment property is located, length of leases, tenant financial strength, the economy in general, demographics, environment, property location, visibility, age and physical condition among others.  All of these factors are considered by management in determining the value of any particular investment property.  The value of any particular investment property is sensitive to the actual results of any of these factors, either individually or taken as a whole. If the actual results differ from management’s judgment, the valuation could be negatively or positively affected.

Stock Based Compensation Expense

The Company records compensation cost relating to share-based payment transactions in the financial statements.  The compensation cost is measured based on the fair value of the equity or liability instruments issued.

NOTE 5 – Reclassifications in the Preparation of Financial Statements

Certain reclassifications have been made to the prior period financial statements to conform with June 30, 2011 classifications.  These reclassifications did not have any impact on the related financial statement line items and had no effect on previously reported operating results.

NOTE 6 – Mortgage Loans Receivable

On April 25, 2011 the Company provided a $321,790 first mortgage loan to a private real estate developer for the purchase of a foreclosed residential property in Southlake, Texas.  The real estate note is for a maximum term of twenty-six (26) months and is structured as an interest only, participating mortgage.  The stated interest rate is ten percent (10%) for the first fourteen (14) months and twelve percent (12%) for the final twelve (12) months of the term.  The Company is also entitled to 20% of any profits realized from the sale of the property.

NOTE 7 – Real Estate and Related Assets

Net property, plant and equipment together with real estate related intangible assets and liabilities as of June 30, 2011 consisted of:

	Cost	Useful Life	Accumulated Depreciation / Amortization	Net Book Value

Land	$1,280,000			$1,280,000
Buildings	1,130,292	20	$15,628	1,114,664
Improvements	529,387	7	20,910	508,477

Subtotal Property Plant and Equipment	2,939,679		36,538	2,903,141

Real Estate Related Intangible Assets:
Leases in place value	1,624,052	7	64,149	1,559,903
Unamortized tenant improvement allowances	530,444	12	12,223	518,221

	2,154,496		76,372	2,078,124

	$5,094,175		$112,910	$4,981,265

Below market lease value acquired	$(769,175)	12	$(17,725)	$(751,450)

Depreciation and amortization expense was $101,731 for the quarter ended June 30, 2011.  $15,970 in capitalized below market rents were amortized as an increase to rental income during the quarter ended June 30, 2011.

The property at 4211 Cedar Springs Road in Dallas is 100% leased to the General Services Administration (GSA) of the United States pursuant to a lease dated January 9, 2006.  The initial term of the GSA lease runs from January 18, 2008 until January 18, 2018 with an optional five year renewal period from January 2018 to January 2023.  The base rent during the initial term is $746,464 annually and includes a provision of $123,099 annually for the reimbursement of tenant improvement allowances.  The base rent during the renewal term is $623,365. Although the Company is responsible for property operating expenses, the lease includes a provision for reimbursement of certain operating expenses that exceed a baseline.  This base is subject to annual adjustment based on the Cost of Living Index (COLI).

NOTE 8 - Related Party Transactions

A monthly management fee of $21,000 is paid to Kent Financial Services, Inc. (“Kent”), a Nevada corporation, for management services.  These services include, among other things, periodic and other filings with the Securities and Exchange Commission, evaluating merger and acquisition proposals, internal accounting and shareholder relations.  This arrangement may be terminated at will by either party.  Kent was the beneficial owner of approximately 53.44% of the Company’s outstanding common stock at June 30, 2011.  Paul O. Koether, Chairman of the Company is also the Chairman of Kent and the beneficial owner of or authorized proxy for approximately 50.62% of Kent’s outstanding common stock.  Bryan P. Healey, Chief Financial Officer and Director of the Company is also the President and Chief Financial Officer and a Director of Kent as well as the son-in-law of Paul O. Koether.

NOTE 9 - Common Stock

In October 2000, the Board of Directors approved a stock repurchase program authorizing the Company to repurchase up to 320,000 shares of its Common Stock at prices deemed favorable from time to time in the open market or in privately negotiated transactions subject to market conditions, the Company’s financial position and other considerations.  This program has no expiration date.  No shares were repurchased during the quarters ended June 30, 2011 and 2010.  At June 30, 2011, there were 121,068 shares remaining authorized for repurchase under the program.  All shares repurchased were returned to the status of authorized but unissued shares.

NOTE 10 - Basic and Diluted Net Loss Per Share

Basic loss per common share is computed by dividing the net loss by the weighted-average number of common shares outstanding.  Diluted loss per share is computed by dividing the net loss by the sum of the weighted-average number of common shares outstanding plus the dilutive effect of shares issuable through the exercise of stock options.

We have excluded 60,000 and 140,000 Common Stock options from the calculation of diluted loss per share for the quarters ended June 30, 2011 and 2010, respectively, which, if included, would have an antidilutive effect.

NOTE 11 - Stock Options Plans

Kent International has issued certain common stock options to its employees, directors and consultants.  At June 30, 2011 and December 31, 2010, Kent International had 100,000 common stock options outstanding, and none were issued during the three months ended June 30, 2011.

NOTE 12 – Net Operating Loss Carryforwards

As of December 31, 2010, Kent International had approximately $26.5 million of net operating loss carryforwards (“NOL”) for income tax purposes.  In addition, Kent International has approximately $290 thousand of research and development and foreign tax credit carryforwards available to offset future federal income tax, subject to limitations for alternative minimum tax.  The NOLs and tax credit carryforwards expire in various years from 2011 through 2030.  Kent International’s use of operating loss carryforwards and tax credit carryforwards is subject to limitations imposed by the Internal Revenue Code.  Management believes that the deferred tax assets as of June 30, 2011 do not satisfy realization criteria and has recorded a valuation allowance for the entire net tax asset.  By recording a valuation allowance for the entire amount of future tax benefits, the Company has not recognized a deferred tax benefit for income taxes in its statements of operations.

NOTE 13 – Subsequent Events

Subsequent events were evaluated through the date the financial statements were issued.

ITEM 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as well as the Company’s financial statements and notes thereto included elsewhere in this Quarterly Report on Form 10-Q.  Statements in this report relating to future plans, projections, events or conditions are forward-looking statements.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those described.  The Company expressly disclaims any obligation or undertaking to update these statements in the future.

Business Activities

Commencing with the purchase of the land and improvements located at 4211 Cedar Springs Road in Dallas, Texas (the “Property”), Kent International began operating as a full service real estate corporation that owns and operates income producing properties.  We will look to opportunistically acquire additional properties, primarily in the Dallas/Fort Worth area; however, we will not limit our search to that market.  We will compete for these opportunities with small private real estate companies and investors.  Alternatively, management will also continue to pursue other acquisition opportunities that offer potentially profitable uses for the Company’s available capital.

The Company’s general investment strategy shall be to make investments in real properties that offer attractive current yields with, in some cases, potential for capital appreciation.  We may buy these properties directly, through joint ventures, or as general partner in limited partnerships utilizing funds raised from accredited investors.

We believe that the current economic climate together with a restriction in credit available to would be purchasers of real estate will enable Kent International to acquire properties at favorable prices by funding the purchases with cash on hand.  We would then attempt to obtain a mortgage loan on said properties after closing thereby replenishing our cash on hand.  We are currently reviewing opportunities to  obtain a commercial mortgage loan meant to refinance our purchase of 4211 Cedar Springs; however, we have not yet made a formal application for a mortgage and are uncertain whether any mortgage will be approved or what terms may be offered.

Additionally, the Company’s wholly owned subsidiary, Kent Capital, Inc. (“Kent Capital”), is a securities broker-dealer.  Kent Capital’s membership agreement with the Financial Industry Regulatory Authority (FINRA) allows it to operate under three business lines; Private Placements, Real Estate Syndication and Trading Securities for Our Own Account.  Kent Capital has not yet generated any revenue.  The Company plans to operate the broker dealer in conjunction with our real estate operations.

Kent International also operates a niche social networking website, www.ChinaUSPals.com, designed to promote cultural exchange between the citizens of the United States and those of the People’s Republic of China.  Membership to the site is free, thus, any potential revenues will be derived from advertisements placed on the site by third parties.  The site provides users with access to other users’ personal profiles and enables the user to send messages to other registered users of similar interests in order to develop lasting friendships or simply attain a pen pal.  ChinaUSPals.com also features user generated discussion forums and blogs as well as user submitted videos and pictures.

Kent International faces the risk that our website will not be viewable in China or will be deliberately blocked by the government of the People’s Republic of China.  Internet usage and content are heavily regulated in China and compliance with these laws and regulations may cause us to change or limit our business practices in a manner adverse to our business.  Membership growth dramatically declined at the end of 2009 and remained relatively flat in 2010.  Accordingly, the Company is reviewing strategic options available to ChinaUSPals.com including selling the site or shutting down the site’s operations.  The Company has ceased all paid advertising for the site in order to minimize operational costs.

Results of Operations

Kent International had a net loss of $121,409, or $.03 basic and fully diluted loss per share, for the quarter ended June 30, 2011, compared to a net loss of $84,964, or $0.02 basic and fully diluted loss per share, for the quarter ended June 30, 2010.  For the six months ended June 30, 2011 the Company had a net loss of $243,813, or $.07 basic and fully diluted loss per share, compared to a net loss of $190,969, or $0.05 basic and fully diluted loss per share, for the six months ended June 30, 2010.  The increases in the net losses were caused primarily by due diligence and closing costs related to the acquisition of the Property on March 22, 2011 together with due diligence, legal and consulting fees incurred while exploring other potential transactions.

Property Revenues

The Property located at 4211 Cedar Springs Road generated $202,586 in rental income and $2,157 in expense reimbursements during the three months ended June 30, 2011, all from the General Services Administration (GSA ), which is the only tenant for the Property.  During the period from March 22, 2011, when we acquired the Property, to June 30, 2011 the Property generated $224,150 in rental income and $2,646 in expense reimbursements.  The initial term of the GSA lease runs until January 18, 2018 with an optional five year renewal period from January 2018 to January 2023.  The base rent during the initial term is $746,464 annually and includes a provision of $123,099 annually for the reimbursement of tenant improvement allowances.  The base rent during the renewal term is $623,365.

The lease rate includes an operating expense base of $187,206 annually (excluding property taxes) and a real estate tax base of $70,189.  The base year operating expenses are adjusted annually via the Cost of Living Index (COLI) and the GSA is responsible for any increases over the adjusted base year expenses.  This calculation is expected to generate an expense reimbursement of approximately $6,500 in 2011.  In theory, a decrease in the COLI could result in a negative adjustment to base year expenses and thus, a decrease in reimbursed expenses.

Interest on Mortgage Loan

The Company recorded $5,890 in interest on mortgage loans receivable in the three and six months ended June 30, 2011.  The real estate note is for a maximum term of twenty-six (26) months and is structured as an interest only, participating mortgage with no prepayment penalty.  The stated interest rate is ten percent (10%) for the first fourteen (14) months and twelve percent (12%) for the final twelve (12) months of the term.  We anticipate recording just under $22,000 in interest of mortgage loans for 2011; however that amount could be reduced if the loan is prepaid.

General and Administrative Expenses

General and administrative expenses were $148,707 and $279,496 in the three and six months ended June 30, 2011 compared to $87,265 and $193,955 in the three and six months ended June 30, 2010, increases of $61,442 and $85,541, respectively.  The increases were primarily attributable to approximately $49,650 in consulting and due diligence expenses related to the exploration of other potential transactions.  We also incurred approximately $23,161 in consulting, due diligence and closing expenses related to the acquisition and operation of the Property in the six months ended June 30, 2011.

The Company pays a monthly management fee of $21,000 to Kent Financial Services, Inc., a principal shareholder.  The management services provided include the services of the Company’s executive officers, who are employees of Kent Financial Services, as well as expenses incurred in connection with periodic and other filings with the Securities and Exchange Commission, internal accounting and shareholder relations.

Property Expenses

The Company incurred $184,335 in expenses related to the operations of the Property during the quarter ended June 30, 2011.  These expenses included approximately $16,969 in property taxes and $101,731 in depreciation and amortization expense.  For the six months ended June 30, 2011, the Company incurred $201,041 in expenses related to the operations of the Property including approximately $18,647 in property taxes and $112,910 in depreciation and amortization expense.  Other major expense categories include utilities (electricity, water, sewer, trash removal, and telephone), building maintenance (HVAC, plumbing, window washing, elevator and janitorial), and grounds maintenance (landscaping and irrigation).  The Company shall review these expenses to determine if there are any areas of savings.  We cannot be certain that the expenses we incur in operating the Property will not increase.

The GSA lease includes provisions for expense reimbursements in excess of baseline expenses as adjusted by the COLI.  Our estimate; however, is that the expense reimbursement will not exceed $6,500 during 2011.  Significant expenses that are not explicitly subject to reimbursement by the GSA are property insurance, alarm monitoring, telephone, and management fees.  As the provision of all of these services is subject to intense competition, we do not anticipate meaningful increases.

Expenses such as electricity, water, cleaning, trash removal and landscaping are subject to GSA reimbursement to the extent that they increase, in the aggregate, above the baseline of $187,206 fixed in the GSA lease.  Although most of these expenses do not seem to materially increase from year to year, electricity billing rates are very volatile and may increase well in excess of the COLI in any given year.  We would therefore be responsible for monitoring the Property expenses against the baseline expenses to insure proper billing.  Should the COLI increase rapidly or in excess of the increase in operating expenses, our ability to obtain reimbursement will be affected.

The Company has entered into various service contracts in conjunction with the acquisition of the Property including a temporary management contract, elevator, landscaping and HVAC maintenance, janitorial services, alarm monitoring, and waste removal.  These contracts include termination provisions and are not considered long term obligations.

Interest Income

Interest income decreased to $696 for the three months ended June 30, 2011, from $2,620 for the three months ended June 30, 2010.  For the six months ended June 30, 2011, interest revenue increased to $3,617 from $3,450 for the six months ended June 30, 2010.  The decrease for the three month period was caused primarily by the decrease in cash and cash equivalents available for investment.

Liquidity and Capital Resources

At June 30, 2011, the Company had cash and cash equivalents of $4,776,537.  Cash and cash equivalents consist of cash held in banks and brokerage firms and U.S. Treasury bills with a maturity of 3 months or less.  Working capital at June 30, 2011 was approximately $4.749 million. We are actively pursuing a commercial mortgage loan on the Property at prevailing terms in order to free up working capital for additional acquisitions; however, at this time we are uncertain whether any mortgage will be approved or what terms may be offered.  Although the Company does not have any established banking relationships or other sources of liquidity, management believes its cash and cash equivalents are sufficient for its business activities for at least the next 12 months and for making additional acquisitions.

Net cash of $132,542 was used in operations for the six months ended June 30, 2011, a decrease of $69,099 from the $201,641 used in operations for the six months ended June 30, 2010.  Net cash used in operations for the periods was the result of the net losses for the periods coupled with the changes in operating assets and liabilities.  The decrease in net cash used in operations was largely the result of cash flow generated by the Property which was partially offset by acquisition related expenses as discussed above.

The Company utilized $4,325,000 during the six months ending June 30, 2011 for the acquisition of the Property (exclusive of due diligence and closing costs) located at 4211 Cedar Springs Road, Dallas, Texas.  Additionally, the Company utilized $321,290 during the six months ending June 30, 2011 to provide a first mortgage loan to a non-affiliated real estate investor secured by residential real estate.  There were no cash flows from investing activities reported during the same period in 2010.  As of June 30, 2011 the Company had no commitments for capital expenditures.

There were no cash flows from financing activities reported during the six month periods ending June 30, 2011 and 2010.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

ITEM 3.               Quantitative and Qualitative Disclosure About Market Risk.

Not Applicable.

ITEM 4.               Controls and Procedures

As of the end of the period covered by this report, the Company carried out, under the supervision and with the participation of the Company’s management, including its Chief Executive Officer and Chief Financial Officer, an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) in ensuring that information required to be disclosed by the Company in its reports is recorded, processed, summarized and reported within the required time periods.  In carrying out that evaluation, management identified a material weakness (as defined in Public Company Accounting Oversight Board Standard No. 2) in our internal control over financial reporting.

The material weakness identified by Management consisted of inadequate staffing and supervision within the bookkeeping and accounting operations of our company.  The relatively small number of employees who have bookkeeping and accounting functions prevents us from segregating duties within our internal control system.  The inadequate segregation of duties is a weakness because it could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews.  However, as there has been no instance in which the company failed to identify or resolve a disclosure matter or failed to perform a timely and effective review, management determined that the addition of personnel to our bookkeeping and accounting operations is not an efficient use of our resources at this time.

Accordingly, based on their evaluation of our disclosure controls and procedures as of June 30, 2011, the Company’s Chief Executive Officer and its Chief Financial Officer have concluded that, as of that date, the Company’s controls and procedures were not effective for the purposes described above.

There was no change in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934) during the quarter ended June 30, 2011, that has materially affected or is reasonably likely to materially affect the Company’s internal control over financial reporting.

PART II.              OTHER INFORMATION
ITEM 1.                Legal Proceedings

None.

ITEM 1A.             Risk Factors

Not Applicable

ITEM 2.                Unregistered Sale of Equity Securities and Use of Proceeds

None.

ITEM 3.                Defaults Upon Senior Securities

None.

ITEM 4.                Reserved

ITEM 5.                Other Information
None.

ITEM 6.                Exhibits

3.1	Articles of Incorporation of Kent International Holdings, Inc. (1)

3.2	Bylaws of Kent International Holdings, Inc. (1)

31.1	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

31.2	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002*

32	Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002*

101.INS	XBRL Instance

101.SCH	XBRL Schema

101.CAL	XBRL Calculation

101.DEF	XBRL Definition

101.LAB	XBRL Label

101.PRE	XBRL Presentation

(1)	Filed as an exhibit to the Company’s Definitive Information Statement on Form DEF 14C filed April 21, 2006, film number 06771307, and incorporated herein by reference.

*	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KENT INTERNATIONAL HOLDINGS, INC.

Date: July 29, 2011	By:	/s/ Bryan P. Healey
Bryan P. Healey
Chief Financial Officer
(Principal Accounting and Financial Officer)